                                                           RULE NO. 424(b)(5)
                                                    REGISTRATION NO. 333-38803

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 9, 1998
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
CITIBANK CREDIT CARD MASTER TRUST I
$750,000,000 5.750% CLASS A CREDIT CARD PARTICIPATION CERTIFICATES, SERIES
1998-1
$48,000,000 5.875% CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES
1998-1
CITIBANK (SOUTH DAKOTA), N.A.
SELLER AND SERVICER
CITIBANK (NEVADA), NATIONAL ASSOCIATION
SELLER

The 5.750% Class A Credit Card Participation Certificates, Series 1998-1 (the "Class A Certificates") and the 5.875% Class B Credit Card Participation Certificates, Series 1998-1 (the "Class B Certificates"; the Class A Certificates and the Class B Certificates are collectively referred to herein as the "Investor Certificates") offered hereby evidence undivided interests in certain assets of Citibank Credit Card Master Trust I (the "Trust") created by Citibank (South Dakota), N.A. ("Citibank (South Dakota)") and Citibank (Nevada), National Association ("Citibank (Nevada)"), as sellers (collectively, the "Banks"). The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving credit card accounts and collections thereon. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. Following the completion of the offering made hereby, additional Series 1998-1 Investor Certificates may be issued from time to time if certain conditions have been met. See "Supplemental Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement. The Trust previously has issued thirty-five other series of investor certificates which evidence undivided interests in the Trust which are still outstanding and expects to issue an additional Series on January 15, 1998; additional series of investor certificates are expected to be issued from time to time by the Trust.
(Continued on next page)

THE INVESTOR CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANKS OR CITICORP OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  INITIAL PUBLIC   UNDERWRITING   PROCEEDS TO
                                 OFFERING PRICE(1)   DISCOUNT   THE BANKS(1)(2)
-------------------------------------------------------------------------------
Per Class A Certificate........       99.893%         0.200%        99.693%
-------------------------------------------------------------------------------
Per Class B Certificate........       99.826%         0.225%        99.601%
-------------------------------------------------------------------------------
Total..........................    $797,113,980     $1,608,000   $795,505,980

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from January 14, 1998.
(2) Before deducting expenses payable by the Banks, estimated to be $625,000.

The Class A Certificates and the Class B Certificates are offered subject to receipt and acceptance by the Class A Underwriters and the Class B Underwriters, respectively, and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Investor Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about January 14, 1998.

Underwriters of the Class A Certificates
CITIBANK
           CREDIT SUISSE FIRST BOSTON
                           GOLDMAN, SACHS & CO.
                                        LEHMAN BROTHERS
                                                            MERRILL LYNCH & CO.
Underwriters of the Class B Certificates
LEHMAN BROTHERS                                                        CITIBANK
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
The date of this Prospectus Supplement is January 9, 1998

(Continued from previous page)

  Interest with respect to the Investor Certificates will accrue from January 14, 1998 and will be payable semiannually on or about the fifteenth day of January and July, commencing July 15, 1998, and on the related maturity date or, under certain limited circumstances described herein, monthly on or about the fifteenth day of each month. The principal of the Class A Certificates and the Class B Certificates is scheduled to be paid on the January 2001 Distribution Date, but principal with respect to the Class A Certificates and the Class B Certificates may be paid earlier or later under certain limited circumstances described herein. Except under certain limited circumstances described herein, principal payments will not be made to Class B Certificateholders until the final principal payment has been made in respect of the Class A Certificates. See "Summary of Series Terms--Class A Certificates" and "--Class B Certificates" in this Prospectus Supplement.

  The Trust will have the benefit of funds on deposit in a Cash Collateral Account. The Cash Collateral Account will be funded by an initial deposit of $55,860,000, of which $39,900,000 will be for the benefit of both the Class A Certificates and the Class B Certificates and $15,960,000 will be for the exclusive benefit of the Class B Certificates. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described under "Summary of Series Terms--Credit Enhancement" in this Prospectus Supplement and "Series Provisions--Series Enhancements" in the Prospectus. Additional credit enhancement will be provided in the event that additional Series 1998-1 Investor Certificates are issued. See "Supplemental Series Provisions-- Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE DISCUSSION UNDER "SPECIAL CONSIDERATIONS" THAT BEGINS ON PAGE 13 OF THE PROSPECTUS.

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE INVESTOR CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH INVESTOR CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                               ----------------

  This Prospectus Supplement does not contain complete information about the offering of the Investor Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Investor Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  This Prospectus Supplement and the Prospectus may be used by Citicorp Securities, Inc., Citibank International plc and Citibank, N.A., affiliates of the Banks and wholly owned subsidiaries of Citicorp, in connection with offers and sales related to market-making transactions in the Investor Certificates. Citicorp Securities, Inc., Citibank International plc or Citibank, N.A. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                            SUMMARY OF SERIES TERMS

  This Summary of Series Terms (the "Summary of Terms") sets forth and defines specific terms of the Investor Certificates offered by this Prospectus Supplement and the Prospectus. The Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Glossary Supplement at the end of this Prospectus Supplement and to the Glossary at the end of the Prospectus for the location in this Prospectus Supplement and the Prospectus of the definitions of certain capitalized terms used herein and therein.

Title of Securities           $750,000,000 5.750% Class A Credit Card
Offered.....................   Participation Certificates, Series 1998-1.
                              $48,000,000 5.875% Class B Credit Card
                               Participation Certificates, Series 1998-1.

Class A Certificates
 Class A Certificate Rate...  5.75% per annum, calculated on the basis of a
                               360-day year of twelve 30-day months.

 Class A Interest Payment     The fifteenth day of each January and July
Dates.......................   (or, if such day is not a business day, the
                               next succeeding business day), commencing
                               July 15, 1998.

 Class A Controlled
Amortization   Amount.......
                              $68,181,818 or, if the Servicer elects to
                               postpone the commencement of the
                               Accumulation Period, an amount sufficient so that the aggregate of the Class A Controlled Amortization Amounts for each Distribution Date during the Accumulation Period equals the Class A Invested Amount as of the Class A Expected Final Payment Date. See "Supplemental Series Provisions--
                               Postponement of Accumulation Period" in this Prospectus Supplement.

 Class A Expected Final
Payment   Date..............
                              The January 2001 Distribution Date.

 Class A Investment Fee.....  $23,511.

 Class A Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount will be available to fund certain amounts with respect to both the Class A Certificates and the Class B Certificates. See "Credit Enhancement" in this Summary of Terms and "Series Provisions--Series Enhancements" in the Prospectus.

                              Collections of Principal Receivables and
                               related amounts (excluding collections of
                               Finance Charge Receivables) otherwise
                               allocable to the Class B Certificateholders will be subordinated to the payment of amounts due with respect to the Class A Certificates and in order to maintain the Class A Certificateholders' interest in the Trust. No principal will be payable on the Class B Certificates until the final principal payment has been made on the Class A Certificates, except that, on the first Special Payment Date following an Economic Early Amortization Event, a portion of the Available Enhancement Amount will be used to pay principal of the Class B Certificates. See "Series Provisions--Allocations,
                               Reallocations and Subordination" in the
                               Prospectus.

 Initial Shared Enhancement
   Amount...................
                              $39,900,000.


 Class A ERISA                Class A Certificates may be eligible for
Eligibility.................   purchase by Benefit Plans. See "ERISA
                               Considerations" in the Prospectus.

 Class A Ratings............  It is a condition to the issuance of the
                               Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the extent of the Initial Shared Enhancement Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the terms of the Class B Certificates. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Class B Certificates
 Class B Certificate Rate...  5.875% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

 Class B Interest Payment     The fifteenth day of each January and July
Dates.......................   (or, if such day is not a business day, the
                               next succeeding business day), commencing
                               July 15, 1998.

 Class B Expected Final
Payment   Date..............
                              The January 2001 Distribution Date.

 Class B Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount (after giving
                               effect to the application thereof, if
                               necessary, to fund the Required Amount) will
                               be available to fund certain amounts with
                               respect to the Class B Certificates. The
                               Initial Class B Enhancement Amount will be
                               for the exclusive benefit of the Class B
                               Certificateholders. See "Credit Enhancement"
                               in this Summary of Terms and "Series
                               Provisions--Series Enhancements" in the
                               Prospectus.
 Initial Shared Enhancement
  Amount....................
                              $39,900,000.

 Initial Class B
Enhancement   Amount........
                              $15,960,000.

 Class B ERISA                Class B Certificates may be eligible for
Eligibility.................   purchase by Benefit Plans. See "ERISA
                               Considerations" in the Prospectus.

 Class B Ratings............  It is a condition to the issuance of the
                               Class B Certificates that they be rated at least "A" or its equivalent by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables, the extent of the Initial Cash Collateral Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the credit ratings of the Servicer and the Banks. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Distribution Date...........  The fifteenth day of each month (or, if such day is not a business day, the next
                               succeeding business day), commencing
                               February 17, 1998.

Credit Enhancement..........  A cash collateral account (the "Cash
                               Collateral Account") will be established in the name of the Trustee, for the benefit of the Investor Certificateholders. The Cash Collateral Account will be funded on the Series Issuance Date in the amount of $55,860,000 (the "Initial Cash Collateral Amount"). Of the Initial Cash Collateral Amount, $39,900,000 (the "Initial Shared Enhancement Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $15,960,000 of the Initial Cash Collateral Amount (the "Initial Class B Enhancement Amount") will be for the exclusive benefit of the Class B Certificates. See "Series Provisions--Series Enhancements" in the Prospectus. Additional credit enhancement will be provided in the event of an Additional Issuance.

                              For each Distribution Date, the Available
                               Shared Enhancement Amount will be applied to fund the following amounts in the following priority: (a) with respect to the Class A Certificates, the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Required Amount and
                               (b) with respect to the Class B
                               Certificates, (i) the excess, if any, of the accrued and unpaid interest on the outstanding principal balance of the Class B Certificates (plus any interest payable on such unpaid interest) over the amount to be deposited in the Class B Interest Funding Account on such Distribution Date and (ii) the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Class B Investor Default Amount.

                              On the first Special Payment Date following
                               an Economic Early Amortization Event, the
                               Available Shared Enhancement Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution
                               Date) will be applied to pay principal of the Class A Certificates and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the Class B Certificates. Following such withdrawals from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the Investor Certificateholders.

                              On each Distribution Date commencing with the
                               Class B Principal Commencement Date,
                               provided that an Economic Early Amortization
                               Event has not occurred, the Available Cash
                               Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay principal of the Class B Certificates to the extent that the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount. See "Series Provisions--Series Enhancements--
                               Credit Enhancement Generally" and "--The
                               Cash Collateral Account" in the Prospectus.

Issuance of Additional
 Investor Certificates......
                              After the completion of the offering made
                               hereby, the Banks may cause the Trustee to issue additional Series 1998-1 Investor Certificates ("Additional Investor
                               Certificates") from time to time during the Revolving Period, provided that certain conditions included in the Supplement relating to the Series 1998-1 Certificates (the "Series Supplement") are met. In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Series Enhancement will all be increased pro rata. When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Investor Certificates of that class. See "Supplemental Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

Previously Issued Series....  Thirty-five Series of investor certificates in Group One previously issued by the Trust are still outstanding. In addition, the Trust expects to issue an additional Series of investor certificates of Group One on January 15, 1998 (the "Series 1998-2 Certificates"). See "Annex I: Prior Issuances of Investor Certificates" in this Prospectus Supplement for a summary of the outstanding Series of investor certificates previously issued by the Trust and the Series 1998-2 Certificates.

Participation with Other      The Investor Certificates are expected to be
Series......................   the thirty-sixth Series issued by the Trust,
                               outstanding as of the Series Issuance Date, in a group of Series ("Group One") issued from time to time by the Trust. Collections of Finance Charge Receivables allocable to each Series in Group One will be aggregated and made available for required payments for all Series in Group One. Consequently, the issuance of a new Series in Group One may have the effect of reducing or increasing the amount of collections of Finance Charge
                               Receivables allocable to the Investor
                               Certificates. See "Series Provisions--
                               Allocations, Reallocations and
                               Subordination--Reallocations Among Investor
                               Certificates of Different Series" in the Prospectus.

The Receivables.............  The aggregate amount of Receivables in the
                               Accounts included in the Trust as of October
                               4, 1997 was $35,076,842,498, of which
                               $34,558,088,911 were Principal Receivables and $518,753,587 were Finance Charge Receivables (which amounts include overdue Principal Receivables and overdue Finance Charge Receivables).

Series Cut-Off Date.........  December 26, 1997.

Series Issuance Date........  January 14, 1998.

Revolving Period and
Accumulation  Period........
                              Unless an Early Amortization Event has
                               occurred, the Revolving Period will end and the Accumulation Period will commence at the close of business on the fourth-to-last business day of December 1999; provided, however, the Servicer may, based on the amount of principal available to the investor certificates of all Series determined based on the principal payment rate on the Receivables and the amount of principal distributable to investor certificateholders of all outstanding Series (excluding certain specified Series), shorten the length of the Accumulation Period and extend by an equivalent period the length of the Revolving Period. See "Supplemental Series Provisions--
                               Postponement of Accumulation Period" in this Prospectus Supplement.

Servicing Compensation......  On each Distribution Date, Servicer
                               Interchange with respect to the related Due
                               Period that is on deposit in the Collection
                               Account will be withdrawn from the
                               Collection Account and paid to the Servicer.
                               In addition, the Class A Monthly Servicing
                               Fee, the Class B Monthly Servicing Fee and the Seller Servicing Fee will be paid on each Distribution Date as described under "Series Provisions--Allocations,

                               Reallocations and Subordination--
                               Reallocations Among Investor Certificates of
                               Different Series--Group One Investor Finance
                               Charges" in the Prospectus. See "Series
                               Provisions--Servicing Compensation and
                               Payment of Expenses" in the Prospectus.

Servicer Interchange Rate...  1.50% per annum.

Net Servicing Fee Rate......  0.37% per annum so long as Citibank (South
                               Dakota) or an affiliate of Citibank (South
                               Dakota) is the Servicer or 0.77% per annum if Citibank (South Dakota) or an affiliate of Citibank (South Dakota) is not the Servicer.

Registration, Clearance and
 Settlement.................
                              The Investor Certificates initially will be
                               registered in the name of Cede, as the
                               nominee of DTC, and no purchaser of Investor
                               Certificates will be entitled to receive a Definitive Certificate except under certain limited circumstances. Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein.

Series Termination Date.....  The January 2003 Distribution Date.

              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

GENERAL

  Citibank (South Dakota) services the Accounts at its facilities located in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA or MasterCard International programs and were either originated by Citibank (South Dakota) or purchased by Citibank (South Dakota) from other credit card issuers. The Accounts are owned by Citibank (South Dakota) but a participation in the Receivables in certain of these Accounts has been or will be sold to Citibank (Nevada) prior to their conveyance to the Trust.

  Subject to certain conditions, the Banks may convey to the Trust receivables arising in credit card accounts of a type not currently included in the Accounts. Affiliates of the Banks also currently conduct credit card businesses. For example, Citicorp Retail Services, Inc. manages private label credit card programs for several retailers. Receivables arising in such accounts may be participated to the Banks and sold to the Trust. In addition, the Banks may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard International accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield.

  The following discussion describes certain terms and characteristics of the Accounts. The Eligible Accounts from which the Accounts were selected represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Citibank (South Dakota) (the "Portfolio"). In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust.

  Citibank (South Dakota) is a member of VISA and MasterCard International. The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems. Should either system materially curtail its activities, or should Citibank (South Dakota) cease to be a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both nonpremium and premium VISA and MasterCard accounts.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by Citibank (South Dakota) were principally generated through: (i) applications mailed directly to prospective cardholders; (ii) applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets; (iii) applications generated by advertising on television, on radio and in magazines; (iv) direct mail and telemarketing solicitation for accounts on a pre-approved credit basis; (v) solicitation of cardholders of existing nonpremium accounts for premium accounts; (vi) applications through affinity and co-brand marketing programs; and (vii) purchases of accounts from other credit card issuers.

ACQUISITION AND USE OF CREDIT CARDS

  When Citibank (South Dakota) generates new VISA and MasterCard accounts through the solicitation of individual applications to open an account, it reviews each application for completeness and creditworthiness. In addition, Citibank (South Dakota) generally obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (South Dakota) may verify certain of the information regarding the applicant. Citibank (South Dakota) generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant or cardholder. From time to time the credit scoring models used by Citibank (South Dakota) are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

  Citibank (South Dakota) also generates new VISA and MasterCard accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet such criteria and forwards such list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

  In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes direct mail solicitation of prospective cardholders through the use of a list purchased from a group. Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, pre-approved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by Citibank (South Dakota) were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. It is expected that portfolios of credit card accounts purchased by the Banks from other credit card issuers will be added to the Trust from time to time. It is expected that such accounts will be screened in the manner described above.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, Citibank (South Dakota) reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

COLLECTION OF DELINQUENT ACCOUNTS

  Generally, Citibank (South Dakota) considers a VISA or MasterCard account delinquent if a minimum payment due thereunder is not received by Citibank (South Dakota) by the due date indicated on the cardholder's statement. Efforts to collect delinquent credit card receivables are made by the personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota). Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with cardholders whose credit card accounts have become as little as five days delinquent, based on credit scoring criteria, generally such contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, 15 days after an account becomes delinquent or whenever a cardholder exceeds such cardholder's credit limit by more than 5% no additional extensions of credit through such account are authorized, and no more than 95 days after an account becomes delinquent it is closed. The Servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the Servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge-off the receivables in such account not later than 60 days after the Servicer receives such notice. The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.

                                 THE ACCOUNTS

GENERAL

  The Receivables arise in the Accounts. The Accounts have been selected from substantially all of the Eligible Accounts in the Portfolio. Citibank (South Dakota) believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts.

  The Accounts include receivables which have been charged-off as uncollectible prior to their addition to the Trust in accordance with normal servicing policies. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of such charged-off receivables is zero and the Trust owns only the right to receive recoveries with respect to such receivables.

  As of January 11, 1991 (the "Trust Cut-Off Date") and any Series Cut-Off Date, as such term is defined in the prospectus supplement relating to such Series (and on the date any new Receivables are generated), the Banks have represented and warranted, and will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agreement. There can be no assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust.

  The Accounts consist of Eligible Accounts, which consist of VISA and MasterCard credit card accounts. The Banks may (subject to certain limitations and conditions), and, in certain circumstances, will be obligated to, designate from time to time Additional Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The Banks have made Lump Sum Additions to the Trust which, in the aggregate, included approximately $22.42 billion of Principal Receivables. The Lump Sum Additions consist primarily of receivables arising from (a) certain premium and nonpremium VISA and MasterCard credit card accounts which had been previously transferred by the Banks to credit card trusts originated by the Banks which had reached their maturity dates and terminated pursuant to their terms and (b) certain other premium and non-premium VISA and MasterCard credit card accounts.

  Additional Accounts may be subject to different eligibility criteria from those used in selecting the Initial Accounts and may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts, the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described below as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the Securities and Exchange Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for the Accounts. With respect to the Loss Experience table below, loss experience is shown on a cash basis for Principal Receivables. If accrued Finance Charge Receivables which have been written off were included in losses in the following table, Net Losses would be higher as an absolute number and as a percentage of the average of Principal and Finance Charge Receivables outstanding during the periods indicated. There can be no assurance that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Accounts.

                      LOSS EXPERIENCE FOR THE ACCOUNTS(1)
                            (DOLLARS IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,
                         NINE MONTHS ENDED  -------------------------------------
                         SEPTEMBER 30, 1997    1996         1995         1994
                         ------------------ -----------  -----------  -----------
Average Principal
 Receivables
 Outstanding(2).........    $33,272,609     $31,225,337  $25,083,447  $18,066,914
Net Losses(3)...........    $ 1,572,493     $ 1,678,991  $   956,261  $   685,118
Net Losses as a
 Percentage of Average
 Principal Receivables
 Outstanding(4).........           6.32%           5.38%        3.81%        3.79%

--------
(1) Losses consist of write-offs of Principal Receivables.
(2) Average Principal Receivables Outstanding is the average of Principal Receivables outstanding during the periods indicated.
(3) Net losses as a percentage of gross charge-offs for the first nine months of 1997 were 92.56% and for each of the years ended December 31, 1996, 1995 and 1994 were 92.46%, 88.49% and 86.14%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.
(4) The percentage for the nine months ended September 30, 1997 is an annualized number.

              DELINQUENCIES AS A PERCENTAGE OF THE ACCOUNTS(1)(2)
                            (DOLLARS IN THOUSANDS)

                                                                          AS OF DECEMBER 31,
                                              --------------------------------------------------------------------------
                     AS OF SEPTEMBER 30, 1997           1996                     1995                     1994
                     ------------------------ ------------------------ ------------------------ ------------------------
   NUMBER OF DAYS    DELINQUENT               DELINQUENT               DELINQUENT               DELINQUENT
     DELINQUENT      AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2)
   --------------    ---------- ------------- ---------- ------------- ---------- ------------- ---------- -------------
35-64 days.......... $  675,534     2.00%     $  714,532     2.25%     $  699,878     2.75%     $  439,224     2.40%
65-94 days..........    375,064     1.11         394,432     1.25         353,832     1.39         228,335     1.25
95 days or more.....    671,389     1.99         687,988     2.17         558,613     2.20         360,774     1.97
                     ----------     ----      ----------     ----      ----------     ----      ----------     ----
 Total.............. $1,721,987     5.10%     $1,796,952     5.67%     $1,612,323     6.34%     $1,028,333     5.62%
                     ==========     ====      ==========     ====      ==========     ====      ==========     ====

--------
(1) The Delinquent Amount includes both the Principal Receivables and Finance Charge Receivables.
(2) The percentages are the result of dividing the Delinquent Amount by the average of Principal and Finance Charge Receivables outstanding during the periods indicated.

REVENUE EXPERIENCE

  The revenues for the Accounts from finance charges, fees paid by cardholders and interchange for the nine months ended September 30, 1997 and for each year of the three-year period ended December 31, 1996 are set forth in the following table.

  The revenue experience in the following table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the Receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of Accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the Receivables.

                      REVENUE EXPERIENCE FOR THE ACCOUNTS
                            (DOLLARS IN THOUSANDS)

                             NINE MONTHS         YEAR ENDED DECEMBER 31,
                                ENDED        ----------------------------------
                          SEPTEMBER 30, 1997    1996        1995        1994
                          ------------------ ----------  ----------  ----------
Finance Charges and Fees
 Paid...................      $4,624,120     $5,732,865  $4,545,420  $3,397,756
Average Revenue
 Yield(1)(2)............           18.58%         18.36%      18.11%      18.81%

--------
(1) Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated.
(2) The percentage for the nine months ended September 30, 1997 is an annualized number.

  The revenues related to periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months as opposed to convenience use (where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic finance charges on purchases) and upon other services of which the cardholder chooses to avail himself and which are paid for by the use of the card. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, the Banks will be permitted to specify that any such fees will be treated as Finance Charge Receivables. Revenues related to periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts and in the types of Additional Accounts added from time to time. Revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

  Citibank (South Dakota) has previously reduced the finance charges and reduced or eliminated the annual fees applicable to, and modified some other terms of, certain of the Accounts. These changes have reduced the gross yield of the Accounts. See "The Accounts--Billing and Payments" in this Prospectus Supplement.

CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

  Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the Accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which are subject to change by Citibank (South Dakota)).

               CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

                                        NINE MONTHS
                                           ENDED     YEAR ENDED DECEMBER 31,
                                       SEPTEMBER 30, -------------------------
                                           1997       1996     1995     1994
                                       ------------- -------  -------  -------
Lowest Month..........................     18.05%      17.65%   17.59%   18.21%
Highest Month.........................     21.98%      21.05%   20.92%   21.33%
Average of the Months in the Period...     19.87%      19.39%   19.09%   19.69%

INTERCHANGE

  Creditors participating in the VISA and MasterCard International associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 1.85% of the transaction amount. Citibank (South Dakota) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. On each Distribution Date, Servicer Interchange with respect to the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as described under "Series Provisions--Servicing Compensation and Payment of Expenses" in the Prospectus.

THE RECEIVABLES

  The Receivables in the Accounts as of October 4, 1997 included $518,753,587 of Finance Charge Receivables and $34,558,088,911 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of October 4, 1997 there were 28,330,433 Accounts. Included within the Accounts are inactive Accounts that have no balance. The Accounts had an average Principal Receivable balance of $1,220 and an average credit limit of $5,090. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was 24%. Approximately 89% of the Accounts were opened prior to September 1995. Approximately 13.19%, 10.98%, 6.65% and 5.63% of the Accounts related to cardholders having billing addresses in California, New York, Texas and Florida, respectively. Not more than 5% of the Accounts related to cardholders having billing addresses in any other single state.

  The following tables summarize the Accounts by various criteria as of October 4, 1997. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                  COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE

                                       PERCENTAGE                  PERCENTAGE
                                        OF TOTAL                    OF TOTAL
                            NUMBER OF  NUMBER OF    RECEIVABLES    RECEIVABLES
      ACCOUNT BALANCE        ACCOUNTS   ACCOUNTS    OUTSTANDING    OUTSTANDING
      ---------------       ---------- ---------- ---------------  -----------
Credit Balance(1)..........    223,438     0.79%  $   (41,292,140)   (0.12)%
No Balance(2).............. 13,082,361    46.18                 0      0.00
Less than or equal to
 $500.00...................  3,609,829    12.74       729,742,094      2.08
$500.01 to $1,000.00.......  2,103,911     7.43     1,561,895,852      4.45
$1,000.01 to $2,000.00.....  3,221,095    11.37     4,740,469,052     13.51
$2,000.01 to $3,000.00.....  1,962,786     6.93     4,843,753,044     13.81
$3,000.01 to $4,000.00.....  1,250,211     4.41     4,337,336,652     12.37
$4,000.01 to $5,000.00.....    988,643     3.49     4,465,374,458     12.73
$5,000.01 to $6,000.00.....    619,037     2.19     3,383,233,910      9.65
$6,000.01 to $7,000.00.....    395,860     1.40     2,561,873,905      7.30
$7,000.01 to $8,000.00.....    279,227     0.99     2,087,649,301      5.95
$8,000.01 to $9,000.00.....    186,619     0.65     1,581,693,442      4.51
$9,000.01 to $10,000.00....    140,785     0.50     1,335,173,748      3.81
Over $10,000.00............    266,631     0.93     3,489,939,180      9.95
                            ----------   ------   ---------------    ------
  Total.................... 28,330,433   100.00%  $35,076,842,498    100.00%
                            ==========   ======   ===============    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                        PERCENTAGE                 PERCENTAGE
                                         OF TOTAL                   OF TOTAL
                             NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
        CREDIT LIMIT          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
        ------------         ---------- ---------- --------------- -----------
Less than or equal to
 $500.00....................  1,712,648     6.05%  $    81,147,978     0.23%
$500.01 to $1,000.00........  1,758,668     6.21       483,153,852     1.38
$1,000.01 to $2,000.00......  4,548,879    16.05     2,720,965,664     7.76
$2,000.01 to $3,000.00......  3,430,370    12.11     2,886,502,530     8.23
$3,000.01 to $4,000.00......  2,392,812     8.45     2,564,862,092     7.31
$4,000.01 to $5,000.00......  3,245,503    11.46     4,125,135,492    11.76
Over $5,000.00.............. 11,241,553    39.67    22,215,074,890    63.33
                             ----------   ------   ---------------   ------
  Total..................... 28,330,433   100.00%  $35,076,842,498   100.00%
                             ==========   ======   ===============   ======

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
       PAYMENT STATUS          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
       --------------         ---------- ---------- --------------- -----------
Current(1)................... 26,829,400    94.70%  $31,171,002,627    88.86%
Up to 34 days delinquent.....    869,241     3.07     2,183,852,138     6.23
35 to 64 days delinquent.....    277,945     0.98       675,533,891     1.93
65 to 94 days delinquent.....    133,528     0.47       375,064,177     1.07
95 to 124 days delinquent....     92,917     0.33       273,561,296     0.78
125 to 154 days delinquent...     70,659     0.25       220,045,990     0.63
155 to 184 days delinquent...     56,743     0.20       177,782,379     0.50
                              ----------   ------   ---------------   ------
  Total...................... 28,330,433   100.00%  $35,076,842,498   100.00%
                              ==========   ======   ===============   ======

--------
(1) Includes Accounts on which the minimum payment has not been received prior to the next billing date following the issuance of the related bill.

                        COMPOSITION OF ACCOUNTS BY AGE

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
            AGE                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
            ---               ---------- ---------- --------------- -----------
Less than or equal to 6
 months.....................           0     0.00%  $             0     0.00%
Over 6 months to 12 months..           0     0.00                 0     0.00
Over 12 months to 24
 months.....................   3,091,651    10.91     3,823,916,593    10.90
Over 24 months to 36
 months.....................   4,713,718    16.64     5,403,551,714    15.40
Over 36 months to 48
 months.....................   3,399,659    12.00     3,665,881,855    10.45
Over 48 months..............  17,125,405    60.45    22,183,492,336    63.25
                              ----------   ------   ---------------   ------
  Total.....................  28,330,433   100.00%  $35,076,842,498   100.00%
                              ==========   ======   ===============   ======


BILLING AND PAYMENTS

  The Accounts have various billing and payment structures, including varying periodic finance charges and fees. The following is information on the current billing and payment characteristics of the Accounts.

  Monthly billing statements are sent by Citibank (South Dakota) to cardholders with balances at the end of the billing period. Each month a VISA or MasterCard cardholder must make a minimum payment equal to (a) with respect to nonpremium accounts, the sum of (i) the greater of $20 (or, if the then current balance is less than $20, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; or (b) with respect to premium accounts, the sum of (i) the greater of $50 (or, if the then current balance is less than $50, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; provided, that in each case the required minimum payment will not be less than the finance charges billed. Prior to December 1993, the minimum payments were determined by reference to 1/36 of the then current balance, rather than 1/48.

  A periodic finance charge is assessed on the Accounts. The periodic finance charge assessed on balances for cash advances is calculated by multiplying (i) the average daily balances for cash advances during the billing cycle by (ii) the number of days in the billing cycle by (iii) the applicable daily periodic finance charge. Cash advances are included in the average daily balance for cash advances from the date such advances are made. The periodic finance charge assessed on balances for purchases is calculated by multiplying the average daily balance for purchases (the balance thereof on which finance charges are assessed) by the applicable monthly periodic finance charge. Purchases are included in the average daily balance for purchases generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement. The periodic finance charge assessed on balances in most accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal ) plus a percentage ranging from 5.4% to 10.4% for accounts in good standing, and the Prime Rate plus 12.9% for accounts which have been recently, or currently are, delinquent. As of the most recent quarterly reset date, the periodic finance charge ranged from 13.90% to 18.90% for most accounts in good standing, and was 21.40% for most accounts which have been recently, or currently are, delinquent. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any announced increase in such rate will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and, under certain circumstances, the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

  Prior to December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for certain premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain other accounts, including certain of its affinity and co-branded card products. These changes have reduced the gross yield of the Accounts. Citibank (South Dakota) management believes that the elimination of annual fees is within industry norms and is an important component of management's initiative to maintain Citibank (South Dakota)'s leadership position in the market for bank credit cards. Certain of the Accounts may be subject to certain additional fees, including: (a) a late fee of $25 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due; (b) a cash advance fee which is generally equal to 2.5% of the amount of the cash advance (subject to a minimum fee of $2 with no maximum); (c) a returned payment fee of $25; (d) a returned check fee of $25; (e) a stop payment fee of $25 and (f) a fee of $25 for each billing period with respect to each account with an outstanding balance over the credit limit established for such account.

  Payments by cardholders to Citibank (South Dakota) on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order: (i) periodic finance charges on cash advances; (ii) periodic finance charges on purchases; (iii) cash advance amounts and (iv) purchase amounts. When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                                   THE BANKS

  Citibank (South Dakota), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Sioux Falls, South Dakota, was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626).

  Citibank (Nevada), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Las Vegas, Nevada, was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for certain of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163 (telephone (702) 797-4444).

                        SUPPLEMENTAL SERIES PROVISIONS

CERTAIN DEFINITIONS

  "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly Principal previously made either to the Class A Principal Funding Account or to the Class A Certificateholders) or, with respect to the first Distribution Date, interest on the initial Class A Invested Amount at the Class A Certificate Rate from and including the Series Issuance Date to but excluding February 15, 1998 (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

  "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class B Certificate Rate and (b) the Class B Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, interest on the initial Class B Invested Amount at the Class B Certificate Rate from and including the Series Issuance Date to but excluding February 15, 1998 (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

  The Series Supplement provides that, from time to time during the Revolving Period, the Banks may, subject to certain conditions described below, cause the Trustee to issue Additional Investor Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Investor Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Series Enhancement will all be increased pro rata. The additional Series Enhancement provided in connection with an Additional Issuance may take the form of an additional deposit to the Cash Collateral Account, the purchase of interest rate caps or swaps and/or another form of Series Enhancement, provided that the form and amount of additional Series Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the respective portions of the Series Enhancement that are for the benefit of the Class A Certificateholders and the Class B Certificateholders will remain the same, as a percentage of the total Series Enhancement, as the respective proportions in effect on the Series Issuance Date. The Class A Controlled Amortization Amount will be increased proportionately to reflect the principal amount of additional Class A Certificates, and the Class A Investment Fee will also be increased, provided that the ratio of the maximum possible Class A Investment Fee to the Invested Amount after giving effect to the Additional Issuance shall not be more than 150% of that ratio as in effect on the Series Issuance Date.

  Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Banks shall have given the Trustee, the Servicer and any provider of Series Enhancement written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Minimum Principal Balance;
(c) the Banks shall have delivered to the Trustee any additional Series Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such Additional Issuance will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee a certificate of an authorized officer, dated the date upon which the Additional Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not at the time of its occurrence or at a future date cause an Adverse Effect; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount on deposit in the Cash Collateral Account, together with any additional Series Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; (j) as of the date of the Additional Issuance and taking the Additional Issuance into account, the Notional Amount must equal the sum of the initial principal amount of the Class A Certificates and the principal amount of any Class A Certificates issued pursuant to such Additional Issuance; and (k) the Banks shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (i) following the Additional Issuance the Trust will not be an association (or publicly traded partnership) taxable as a corporation, (ii) the Additional Investor Certificates will be properly characterized as debt and (iii) the Additional Issuance will not adversely affect the characterization of the outstanding Investor Certificates or the investor certificates of any other Series as debt and will not cause a taxable event to holders of any such investor certificates.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective classes.

POSTPONEMENT OF ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Sellers, the Rating Agency and the Cash Collateral Depositor, the Servicer may elect to shorten the length of the Accumulation Period, and extend by an equivalent period the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the December 1999 Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the amount of principal available to the investor certificates of all Series determined based on the lowest monthly principal payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the Certificateholders of all outstanding Series (excluding certain specified Series) which are not in their revolving period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of investor certificates subsequent to that date and such Series is in its revolving period. If the Accumulation Period is postponed in accordance with the foregoing, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been so postponed.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates (the "Class A Underwriting Agreement"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name:
                             CLASS A CERTIFICATES

                                                                    PRINCIPAL
        CLASS A UNDERWRITERS                                          AMOUNT
        --------------------                                       ------------
   Citibank, N.A.................................................. $150,000,000
   Credit Suisse First Boston Corporation.........................  150,000,000
   Goldman, Sachs & Co. ..........................................  150,000,000
   Lehman Brothers Inc. ..........................................  150,000,000
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..........................................  150,000,000
                                                                   ------------
        Total..................................................... $750,000,000
                                                                   ============

  In the Class A Underwriting Agreement, the several Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $750,000,000 aggregate principal amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by any Class A Underwriter, the Class A Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Class A Underwriters may be increased or the Class A Underwriting Agreement may be terminated. The Banks have been advised by the Class A Underwriters that the several Class A Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.150% of the principal amount of the Class A Certificates. The Class A Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.100% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class B Certificates (the "Class B Underwriting Agreement"; the Class A Underwriting Agreement and the Class B Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class B Underwriters"; the Class A Underwriters and the Class B Underwriters are collectively referred to herein as the "Underwriters") and each of the Class B Underwriters has severally agreed to purchase, the principal amount of Class B Certificates set forth opposite its name:

                             CLASS B CERTIFICATES

                                                                      PRINCIPAL
       CLASS B UNDERWRITERS                                            AMOUNT
       --------------------                                          -----------
   Lehman Brothers Inc. ............................................ $24,000,000
   Citibank, N.A. ..................................................  24,000,000
                                                                     -----------
       Total........................................................ $48,000,000
                                                                     ===========

  In the Class B Underwriting Agreement, the several Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $48,000,000 aggregate principal amount of the Class B Certificates offered hereby if any Class B Certificates are purchased. In the event of default by a Class B Underwriter, the Class B Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Class B Underwriter may be increased or the Class B Underwriting Agreement may be terminated. The Banks have been advised by the Class B Underwriters that the several Class B Underwriters propose initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.175% of the principal amount of the Class B Certificates. The Class B Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.125% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriter will represent and agree that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

    (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Investor Certificates in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a dealer when the Investor Certificates originally sold by such dealer are purchased in a covering transaction to cover short positions. Such stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

  Neither the Banks nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Investor Certificates. In addition, neither the Banks nor the Underwriters make any representations that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreements provide that the Banks will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditioned upon the closing of the sale of the other class.

  Citibank, N.A. is an affiliate of the Banks.

                                 LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Banks and the Trust by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A., and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain federal income tax and ERISA matters will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and certain South Dakota tax matters will be passed upon for the Banks and the Trust by Davenport, Evans, Hurwitz & Smith, L.L.P., Sioux Falls, South Dakota.

                              GLOSSARY SUPPLEMENT

Accumulation Period........................................................  S-7
Accumulation Period Length................................................. S-21
Additional Investor Certificates...........................................  S-6
Additional Issuance........................................................ S-19
Banks......................................................................  S-1
Cash Collateral Account....................................................  S-5
Citibank (Nevada)..........................................................  S-1
Citibank (South Dakota)....................................................  S-1
Cedel......................................................................  S-1
Class A Certificate Rate...................................................  S-3
Class A Certificates.......................................................  S-1
Class A Controlled Amortization Amount.....................................  S-3
Class A Enhancement........................................................  S-3
Class A Expected Final Payment Date........................................  S-3
Class A Interest Payment Dates.............................................  S-3
Class A Investment Fee.....................................................  S-3
Class A Monthly Interest................................................... S-19
Class A Underwriters....................................................... S-22
Class A Underwriting Agreement............................................. S-22
Class B Certificate Rate...................................................  S-4
Class B Certificates.......................................................  S-1
Class B Expected Final Payment Date........................................  S-4
Class B Interest Payment Dates.............................................  S-4
Class B Monthly Interest................................................... S-19
Class B Underwriters....................................................... S-22
Class B Underwriting Agreement............................................. S-22
Distribution Date..........................................................  S-5
DTC........................................................................  S-1
Euroclear..................................................................  S-1
Group One..................................................................  S-7
Initial Cash Collateral Amount.............................................  S-5
Initial Class B Enhancement Amount.........................................  S-4
Initial Shared Enhancement Amount..........................................  S-4
Interchange................................................................ S-15
Investor Certificates......................................................  S-1
NASD....................................................................... S-22
Net Servicing Fee Rate.....................................................  S-8
Portfolio..................................................................  S-9
Receivables................................................................  S-1
Revolving Period...........................................................  S-7
Series Cut-Off Date........................................................  S-7
Series Issuance Date.......................................................  S-7
Series Supplement..........................................................  S-6
Series Termination Date....................................................  S-8
Servicer Interchange Rate..................................................  S-7
Summary of Terms...........................................................  S-3
Trust......................................................................  S-1
Trust Cut-Off Date......................................................... S-12
Underwriters............................................................... S-22
Underwriting Agreements.................................................... S-22

                                    ANNEX I

                   PRIOR ISSUANCES OF INVESTOR CERTIFICATES

  The tables below set forth the principal characteristics of the Credit Card Participation Certificates, Series 1991-3, 1991-6, 1993-2, 1993-3, 1994-2,
1994-3, 1994-4, 1995-1, 1995-3, 1995-4, 1995-5, 1995-6, 1995-A, 1995-J1, 1995-
7, 1995-8, 1995-9, 1995-10, 1995-11, 1996-1, 1996-2, 1996-3, 1996-4, 1996-5,
1996-6, 1997-1, 1997-2, 1997-3, 1997-4, 1997-5, 1997-6, 1997-7, 1997-8, 1997-9
and 1997-10, the only other Series heretofore issued by the Trust and still outstanding. The Trust expects to issue Series 1998-2 on January 15, 1998, which is described below. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (718) 248-5163. The Servicer will provide, without charge, to any prospective purchaser of Investor Certificates, a copy of the Disclosure Documents for any previous or concurrent publicly issued Series.

1. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-3

Group...................................................................... One
Class A Invested Amount........................................... $875,000,000
Class B Invested Amount........................................... $109,000,000
Class A Certificate Rate...................................... 8 7/8% per annum
Class B Certificate Rate...................................... 9 1/4% per annum
Class A Expected Final Payment Date................ July 1998 Distribution Date
Class B Expected Final Payment Date........... September 1998 Distribution Date
Initial Cash Collateral Amount..................................... $68,880,000
Series Servicing Fee Rate*..................................... 1.87% per annum
Series Termination Date....................... September 1999 Distribution Date
Series Issuance Date............................................. June 27, 1991

2. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-6

Group...................................................................... One
Class A Invested Amount........................................... $850,000,000
Class B Invested Amount........................................... $105,500,000
Class A Certificate Rate...................................... 7.875% per annum
Class B Certificate Rate...................................... 8.350% per annum
Class A Expected Final Payment Date............ November 1998 Distribution Date
Class B Expected Final Payment Date............. January 1999 Distribution Date
Initial Cash Collateral Amount..................................... $47,775,000
Stated L/C Amount.................................................. $19,110,000
Series Servicing Fee Rate*..................................... 1.87% per annum
Series Termination Date......................... January 2000 Distribution Date
Series Issuance Date......................................... November 20, 1991

--------
* With respect to Series 1991-3 and Series 1991-6, the Series Servicing Fee did not include any Servicer Interchange or similar amount. As a result, the term "Portfolio Yield", when used with respect to either such Series, would not be reduced by the amount of any Servicer Interchange or similar amount with respect to any Series. See "Special Considerations--Master Trust Considerations--The Ability of Citibank (South Dakota) to Change Terms of the Accounts" in the Prospectus.

3. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-2

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate........................................ 5.95% per annum
Class B Certificate Rate........................................ 6.15% per annum
Class A Expected Final Payment Date............ September 2003 Distribution Date
Class B Expected Final Payment Date.............. October 2003 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date.......................... October 2004 Distribution Date
Series Issuance Date.......................................... September 2, 1993

4. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-3

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate........................................ 5.50% per annum
Class B Certificate Rate........................................ 5.70% per annum
Class A Expected Final Payment Date.............. January 1999 Distribution Date
Class B Expected Final Payment Date............. February 1999 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date......................... February 2000 Distribution Date
Series Issuance Date.......................................... December 21, 1993

5. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-2

Group....................................................................... One
Class A Invested Amount............................................ $940,000,000
Class B Invested Amount............................................. $60,000,000
Class A Certificate Rate........................................ 7.25% per annum
Class B Certificate Rate........................................ 7.50% per annum
Class A Expected Final Payment Date................ April 2006 Distribution Date
Class B Expected Final Payment Date................ April 2006 Distribution Date
Initial Shared Enhancement Amount................................... $50,000,000
Initial Class B Enhancement Amount.................................. $20,000,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date............................ April 2008 Distribution Date
Series Issuance Date............................................. March 30, 1994

6. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-3

Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate....................................... 6.80% per annum
Class B Certificate Rate....................................... 7.00% per annum
Class A Expected Final Payment Date............... April 1999 Distribution Date
Class B Expected Final Payment Date............... April 1999 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................... April 2001 Distribution Date
Series Issuance Date............................................ April 14, 1994

7. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-4

Group.................................................................. One
Class A Invested Amount....................................... $750,000,000
Class B Invested Amount........................................ $48,000,000
Class A Certificate Rate................................... 8.25% per annum
Class B Certificate Rate..................................... Floating Rate
Class A Expected Final Payment Date........ November 2001 Distribution Date
Class B Expected Final Payment Date........ November 2001 Distribution Date
Initial Shared Enhancement Amount.............................. $39,900,000
Initial Class B Enhancement Amount............................. $15,960,000
Series Servicing Fee Rate.................................. 0.37% per annum
Series Termination Date.................... November 2003 Distribution Date
Series Issuance Date..................................... December 14, 1994

8. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-1

Group.................................................................. One
Class A Invested Amount....................................... $625,000,000
Class B Invested Amount........................................ $40,000,000
Class A Certificate Rate................................... 8.25% per annum
Class B Certificate Rate................................... 8.45% per annum
Class A Expected Final Payment Date......... January 2005 Distribution Date
Class B Expected Final Payment Date......... January 2005 Distribution Date
Initial Shared Enhancement Amount.............................. $33,250,000
Initial Class B Enhancement Amount............................. $13,300,000
Series Servicing Fee Rate.................................. 0.37% per annum
Series Termination Date..................... January 2007 Distribution Date
Series Issuance Date...................................... January 20, 1995

9. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-3

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 7.85% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ February 2000 Distribution Date
Class B Expected Final Payment Date............ February 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2002 Distribution Date
Series Issuance Date......................................... February 16, 1995

10 CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-4

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate....................................... 7.65% per annum
Class A Expected Final Payment Date................. February 1998 Payment Date
Class B Expected Final Payment Date................. February 1998 Payment Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. February 2000 Payment Date
Series Issuance Date......................................... February 23, 1995

11. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-5

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................. May 1998 Distribution Date
Class B Expected Final Payment Date................. May 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. May 2000 Distribution Date
Series Issuance Date............................................... May 9, 1995

12. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-6

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 6.75% per annum
Class B Certificate Rate....................................... 6.90% per annum
Class A Expected Final Payment Date................ June 1998 Distribution Date
Class B Expected Final Payment Date................ June 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ June 2000 Distribution Date
Series Issuance Date.............................................. May 11, 1995

13. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-A

Group...................................................................... One
Class A Invested Amount........................................... $300,000,000
Class B Invested Amount............................................ $19,150,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................ September 1998 Payment Date
Class B Expected Final Payment Date................ September 1998 Payment Date
Initial Shared Enhancement Amount.................................. $15,957,500
Initial Class B Enhancement Amount.................................. $6,383,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ September 2000 Payment Date
Series Issuance Date............................................ August 2, 1995

14. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-J1

Group...................................................................... One
Class A Invested Amount........................................... $340,715,503
Class B Invested Amount............................................ $21,750,000
Class A Certificate Rate...................................... 2.100% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.............. August 2000 Distribution Date
Class B Expected Final Payment Date.............. August 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $18,123,276
Initial Class B Enhancement Amount.................................. $7,249,310
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2002 Distribution Date
Series Issuance Date............................................ August 7, 1995

15. CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-7

Group.......................................................................One
Maximum Allocable Invested Amount................................$3,000,000,000
Certificate Rate..................................................Floating Rate
Required Available Cash Collateral Amount.......7.75% of the Allocable Invested
 Amount
Series Servicing Fee Rate.......................................0.37% per annum
Earliest Possible Series Termination Date.........August 2001 Distribution Date
Series Issuance Date............................................August 17, 1995

16. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-8

Group.......................................................................One
Class A Invested Amount............................................$400,000,000
Class B Invested Amount.............................................$25,540,000
Class A Certificate Rate........................................6.70% per annum
Class B Certificate Rate........................................6.85% per annum
Class A Expected Final Payment Date............September 2000 Distribution Date
Class B Expected Final Payment Date............September 2000 Distribution Date
Earliest Possible Initial Principal Payment Date....September 1998 Distribution
 Date
Initial Shared Enhancement Amount...................................$21,277,000
Initial Class B Enhancement Amount...................................$8,510,800
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date........................September 2002 Distribution Date
Series Issuance Date..........................................September 7, 1995

17. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-9

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate........................................6.55% per annum
Class B Certificate Rate........................................6.65% per annum
Class A Expected Final Payment Date..............October 2005 Distribution Date
Class B Expected Final Payment Date..............October 2005 Distribution Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..........................October 2007 Distribution Date
Series Issuance Date...........................................October 13, 1995

18. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-10

Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate........................................5.90% per annum
Class B Certificate Rate........................................6.05% per annum
Class A Expected Final Payment Date.............February 1999 Distribution Date
Class B Expected Final Payment Date.............February 1999 Distribution Date
Initial Shared Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount..................................$15,960,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2001 Distribution Date
Series Issuance Date..........................................November 16, 1995

19. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-11

Group.......................................................................One
Class A Invested Amount............................................$625,000,000
Class B Invested Amount.............................................$40,000,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date..................November 1998 Payment Date
Class B Expected Final Payment Date..................November 1998 Payment Date
Initial Shared Enhancement Amount...................................$33,250,000
Initial Class B Enhancement Amount..................................$13,300,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..............................November 2000 Payment Date
Series Issuance Date..........................................November 29, 1995

20. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-1

Group.......................................................................One
Class A Face Amount(1)...........................................$1,000,000,000
Class B Face Amount(1)..............................................$64,000,000
Class A Initial Invested Amount....................................$748,172,375
Class B Initial Invested Amount.....................................$47,532,597
Class A Invested Amount as of the December 1997 Distribution
Date...............................................................$832,825,759
Class B Invested Amount as of the December 1997 Distribution Date...$53,054,553
Class A Certificate Rate............................................Zero Coupon
Class B Certificate Rate............................................Zero Coupon
Class A Accretion Rate.......................................5.79069% per annum
Class B Accretion Rate......................................5.937664% per annum
Class A Expected Final Payment Date.............February 2001 Distribution Date
Class B Expected Final Payment Date.............February 2001 Distribution Date
Initial Shared Enhancement Amount...................................$53,200,000
Initial Class B Enhancement Amount..................................$21,280,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2003 Distribution Date
Series Issuance Date...........................................January 29, 1996

21. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-2

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate.......................................5.625% per annum
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date.....................March 2001 Payment Date
Class B Expected Final Payment Date.....................March 2001 Payment Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.................................March 2003 Payment Date
Series Issuance Date...............................................March 7,1996
--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

22. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-3

Group........................................................................One
Class A Invested Amount.............................................$664,761,018
Class B Invested Amount..............................................$42,440,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date........................May 1999 Payment Date
Class B Expected Final Payment Date...................May 1999 Distribution Date
Initial Shared Enhancement Amount....................................$35,360,051
Initial Class B Enhancement Amount...................................$14,144,020
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date....................................May 2001 Payment Date
Series Issuance Date................................................May 15, 1996

23. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-4

Group........................................................................One
Class A Invested Amount.............................................$675,082,698
Class B Invested Amount..............................................$43,200,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date.....................August 2001 Payment Date
Class B Expected Final Payment Date................August 2001 Distribution Date
Initial Shared Enhancement Amount....................................$35,914,135
Initial Class B Enhancement Amount...................................$14,365,654
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date.................................August 2003 Payment Date
Series Issuance Date.............................................August 22, 1996

24. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-5

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..................September 2003 Payment Date
Class B Expected Final Payment Date..................September 2003 Payment Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..............................September 2005 Payment Date
Series Issuance Date.............................................August 29, 1996

25. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-6

Group........................................................................One
Class A Invested Amount.............................................$940,000,000
Class B Invested Amount..............................................$60,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date...................December 2006 Payment Date
Class B Expected Final Payment Date...................December 2006 Payment Date
Initial Shared Enhancement Amount....................................$50,000,000
Initial Class B Enhancement Amount...................................$20,000,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date...............................December 2008 Payment Date
Series Issuance Date............................................December 3, 1996

26. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-1

Group........................................................................One
Class A Invested Amount.............................................$250,000,000
Class B Invested Amount..............................................$16,000,000
Class A Certificate Rate.........................................6.25% per annum
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..............February 2000 Distribution Date
Class B Expected Final Payment Date..............February 2000 Distribution Date
Initial Shared Enhancement Amount....................................$13,300,000
Initial Class B Enhancement Amount....................................$5,320,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2002 Distribution Date
Series Issuance Date...........................................February 10, 1997

27. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-2

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate.........................................6.55% per annum
Class B Certificate Rate.........................................6.70% per annum
Class A Expected Final Payment Date..............February 2002 Distribution Date
Class B Expected Final Payment Date..............February 2002 Distribution Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2004 Distribution Date
Series Issuance Date............................................January 28, 1997

28. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-3

Group........................................................................One
Class A Invested Amount.............................................$400,000,000
Class B Invested Amount..............................................$25,540,000
Class A Certificate Rate........................................6.839% per annum
Class B Certificate Rate....................................... 6.989% per annum
Class A Expected Final Payment Date......February 2002 Distribution Date Class B
Expected Final Payment Date......................February 2002 Distribution Date
Earliest Possible Initial Principal Payment Date......February 2000 Distribution
Date
Initial Shared Enhancement Amount....................................$21,277,000
Initial Class B Enhancement Amount....................................$8,510,800
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2004 Distribution Date
Series Issuance Date...........................................February 10, 1997

29. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-4

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate.......................................... Floating Rate
Class A Expected Final Payment Date................ March 2009 Distribution Date
Class B Expected Final Payment Date................ March 2009 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date............................ March 2011 Distribution Date
Series Issuance Date.......................................... February 20, 1997

30. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-5

Group....................................................................... One
Class A Invested Amount............................................ $567,375,887
Class B Invested Amount............................................. $36,342,987
Class A Certificate Rate....................................... 5.750% per annum
Class B Certificate Rate....................................... 6.000% per annum
Class A Expected Final Payment Date...................... July 2007 Payment Date
Class B Expected Final Payment Date...................... July 2007 Payment Date
Initial Shared Enhancement Amount................................... $30,185,944
Initial Class B Enhancement Amount.................................. $12,074,377
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date.................................. July 2009 Payment Date
Series Issuance Date.............................................. July 24, 1997

31. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-6

Group.......................................................................One
Class A Face Amount(1)...........................................$1,000,000,000
Class B Face Amount(1)..............................................$64,000,000
Class A Initial Invested Amount....................................$642,086,168
Class B Initial Invested Amount.....................................$40,676,219
Class A Invested Amount as of the December 1997 Distribution
Date...............................................................$656,646,408
Class B Invested Amount as of the December 1997 Distribution Date...$41,620,106
Class A Certificate Rate............................................Zero Coupon
Class B Certificate Rate............................................Zero Coupon
Class A Accretion Rate....................................6.32311704% per annum
Class B Accretion Rate....................................6.46918258% per annum
Class A Expected Final Payment Date...............August 2004 Distribution Date
Class B Expected Final Payment Date...............August 2004 Distribution Date
Initial Shared Enhancement Amount...................................$53,200,000
Initial Class B Enhancement Amount..................................$21,280,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date...........................August 2006 Distribution Date
Series Issuance Date.............................................August 7, 1997

32. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-7

Group.......................................................................One
Class A Invested Amount............................................$625,000,000
Class B Invested Amount.............................................$40,000,000
Class A Certificate Rate........................................6.35% per annum
Class B Certificate Rate........................................6.45% per annum
Class A Expected Final Payment Date...............August 2000 Distribution Date
Class B Expected Final Payment Date...............August 2000 Distribution Date
Initial Shared Enhancement Amount...................................$33,250,000
Initial Class B Enhancement Amount..................................$13,300,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date...........................August 2002 Distribution Date
Series Issuance Date............................................August 18, 1997

33. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-8

Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date............September 2000 Distribution Date
Class B Expected Final Payment Date............September 2000 Distribution Date
Initial Shares Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount..................................$15,960,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date........................September 2002 Distribution Date
Series Issuance Date.........................................September 15, 1997
--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

34. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-9

Group........................................................................One
Class A Invested Amount.............................................$678,195,999
Class B Invested Amount..............................................$43,404,544
Class A Certificate Rate.........................................3.25% per annum
Class B Certificate Rate.........................................3.50% per annum
Class A Expected Final Payment Date...................November 2002 Payment Date
Class B Expected Final Payment Date...................November 2002 Payment Date
Initial Shared Enhancement Amount....................................$36,080,027
Initial Class B Enhancement Amount...................................$14,432,011
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date...............................November 2004 Payment Date
Series Issuance Date...........................................November 25, 1997

35. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-10

Group....................................................................... One
Class A Invested Amount............................................ $500,000,000
Class B Invested Amount............................................. $32,000,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate.......................................... Floating Rate
Class A Expected Final Payment Date............. November 1999 Distribution Date
Class B Expected Final Payment Date............. November 1999 Distribution Date
Initial Shared Enhancement Amount................................... $26,600,000
Initial Class B Enhancement Amount.................................. $10,640,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date......................... November 2001 Distribution Date
Series Issuance Date.......................................... November 10, 1997

***. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1998-2

Group....................................................................... One
Class A Invested Amount............................................ $500,000,000
Class B Invested Amount............................................. $32,000,000
Class A Certificate Rate........................................ 6.05% per annum
Class B Certificate Rate........................................ 6.20% per annum
Class A Expected Final Payment Date................... January 2008 Payment Date
Class B Expected Final Payment Date................... January 2008 Payment Date
Initial Shared Enhancement Amount................................... $26,600,000
Initial Class B Enhancement Amount.................................. $10,640,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date............................... January 2010 Payment Date
Expected Series Issuance Date.................................. January 15, 1998

PROSPECTUS

CITIBANK CREDIT CARD MASTER TRUST I
CREDIT CARD PARTICIPATION CERTIFICATES

CITIBANK (SOUTH DAKOTA), N.A.
SELLER AND SERVICER

CITIBANK (NEVADA), NATIONAL ASSOCIATION
SELLER

Citibank (South Dakota), N.A. and Citibank (Nevada), National Association, as sellers (collectively, the "Banks"), may sell from time to time one or more series (each a "Series") of credit card participation certificates consisting of Class A Credit Card Participation Certificates (the "Class A Certificates") and Class B Credit Card Participation Certificates (the "Class B Certificates"; the Class A Certificates and the Class B Certificates of a particular Series are collectively referred to herein as the "Investor Certificates") evidencing undivided interests in certain assets of Citibank Credit Card Master Trust I (the "Trust"), created by the Banks. The Investor Certificates of a Series will be offered on terms determined at the time of sale. Investor Certificates may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Investor Certificates may be payable in U.S. dollars or in one or more foreign or composite currencies.

The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving credit card accounts and collections thereon. The fractional undivided interest in the Trust represented by the Class B Certificates of a Series will be subordinated to the Class A Certificates of such Series to the extent described herein and in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series. The Trust previously has issued other Series of investor certificates which evidence undivided interests in the Trust and additional Series of investor certificates are expected to be issued from time to time by the Trust.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of holders of, the investor certificates of any previously issued Series.

POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE DISCUSSION UNDER "SPECIAL CONSIDERATIONS" THAT BEGINS ON PAGE 13.

THE INVESTOR CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANKS OR CITICORP OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Investor Certificates may be sold by the Banks directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Investor Certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Investor Certificates, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Banks from such offering will be the public offering price of the Investor Certificates less such discount in the case of an underwriter, the purchase price of the Investor Certificates less such commission in the case of an agent or the purchase price of the Investor Certificates in the case of a dealer, and less, in each case, the other expenses of the Banks associated with the issuance and distribution of the Investor Certificates. Affiliates of the Banks may from time to time act as agents or underwriters in connection with the sale of the Investor Certificates. Also, affiliates of the Banks may from time to time act as principals or agents in connection with market-making transactions in the Investor Certificates. See "Plan of Distribution".

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF INVESTOR CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is January 9, 1998

                             AVAILABLE INFORMATION

  Citibank (South Dakota), N.A. and Citibank (Nevada), National Association, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Investor Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and the reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference", which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such reports or other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer or the Paying Agent, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Investor Certificates offered hereby, pursuant to the Pooling Agreement and the Series Supplement. See "Series Provisions--Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement and the Series Supplement do not require the sending of, and the Banks do not intend to send, any of their financial reports to holders of interests in Class A Certificates (the "Class A Certificateholders") or holders of interests in Class B Certificates (the "Class B Certificateholders"; the Class A Certificateholders and the Class B Certificateholders are collectively referred to herein as the "Investor Certificateholders"). Copies of the Monthly Reports may be obtained free of charge upon request by calling (718) 248-5163. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1996, the Trust's Current Reports on Form 8-K filed since December 31, 1996 that include the information contained in the Servicer's monthly reports concerning the Trust and the Trust's other Current Reports on Form 8-K dated January 17, 1997, April 17, 1997, July 16, 1997, October 22, 1997 and December 31, 1997. See "Series
Provisions--Reports".

  All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Investor Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person, including any beneficial owner of Investor Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to Mr. Hugh F. Van Deventer, IV at Citicorp Credit Services, Inc., One Court Square, Long Island City, New York 11120. Telephone requests for such copies should be directed to the Servicer at (718) 248-5163.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Issuer.....................  Citibank Credit Card Master Trust I (the "Trust").
                              The Trust, as a master trust, previously has issued other Series of investor certificates, the terms of which are summarized in "Annex I: Prior Issuances of Investor Certificates" in the related Prospectus Supplement, and is expected to issue additional Series from time to time and to continue as a trust after the Series Termination Date with respect to the Investor Certificates. The assets of the Trust are expected to change over the life of the Trust as receivables in revolving credit card accounts and related assets are included in the Trust and as receivables in accounts subject to the Trust are charged-off or removed. See "The Trust" and "Master Trust Provisions--Addition of Trust Assets", "--Removal of Accounts" and "--New Issuances".

Banks......................  Citibank (South Dakota), N.A. ("Citibank (South
                              Dakota)") and Citibank (Nevada), National
                              Association ("Citibank (Nevada)" and, together with Citibank (South Dakota), the "Banks"), each a national banking association and an indirect wholly owned subsidiary of Citicorp, a Delaware corporation, are the sellers of the Receivables and originators of the Trust.

Trustee....................  Bankers Trust Company, a New York banking corporation (the "Trustee").

Trust Assets...............  The assets of the Trust (the "Trust Assets")
                              include a portfolio of receivables (the
                              "Receivables") arising under the Accounts included in the Trust from time to time, funds collected or to be collected from cardholders in respect of the Receivables, the right to receive certain Interchange fees attributed to cardholder charges for merchandise and services in the Accounts, monies on deposit in certain accounts of the Trust, funds collected or to be collected from Participations, if any, and any Series Enhancement issued with respect to a particular Series (the drawing on or payment of any Series Enhancement for the benefit of a Series or class of investor certificates will not be available to the investor certificateholders of any other Series or class). The term "Series Enhancement" means, with respect to any Series or class of investor certificates, any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of investor certificateholders of such Series or class.

                             The Trust Assets will be allocated among the
                              Certificateholders' Interest, the interests of the investor certificateholders of other Series and the Banks' Interest.

The Accounts...............  The Accounts will consist of the Initial Accounts and any Additional Accounts but will not include any Removed Accounts. The Banks have conveyed to the Trust all Receivables existing on January 11, 1991 (the "Trust Cut-Off Date") in certain revolving credit card accounts (the "Initial Accounts") and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. Since the Trust Cut-Off Date, the Banks have conveyed to the Trust the Receivables in certain New Accounts and the Receivables in certain other Accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the Pooling Agreement. In addition, pursuant to the Pooling Agreement, the Banks may (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. Additional Accounts will consist of New Accounts and accounts relating to any Lump Sum Additions. The Banks will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts or Participations will be subject to certain conditions, among others, that
                              (a) such addition will not result in a Ratings Effect and (b) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such addition will not at the time of its occurrence or at a future date cause an Adverse Effect. See "Master Trust Provisions--Addition of Trust Assets".

                             Pursuant to the Pooling Agreement, the Banks have
                              the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts"). See "Master Trust Provisions--Removal of Accounts".

The Receivables............  The Receivables consist of all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Banks ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ("Principal Receivables"). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts will be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. "Interchange" consists of certain fees received by Citibank (South Dakota), as a credit card-issuing bank, from the VISA U.S.A., Inc. ("VISA") and MasterCard International Incorporated ("MasterCard International") associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.

The Investor Certificates..  Unless otherwise specified in the related
                              Prospectus Supplement, the Investor Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under "The Pooling Agreement Generally-- Definitive Certificates". A portion of the Trust Assets will be allocated among the Class A Certificateholders of a particular Series (the "Class A Interest"), the Class B Certificateholders of a particular Series (the "Class B Interest"; the Class A Interest and the Class B Interest of a particular Series are collectively referred to herein as the "Certificateholders' Interest"), the investor certificateholders of other Series and the interest of the Banks (the "Banks' Interest"), as described below. The aggregate principal amount of the Certificateholders' Interest will, except as otherwise provided herein, remain fixed at the aggregate initial principal amount of the Investor Certificates. The Certificateholders' Interest will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a portion of Defaulted Receivables in the Trust during each Due Period. If the Investor Certificates include more than one class of Investor Certificates, the Trust Assets allocable to the Certificateholders' Interest will be further allocated among the Investor Certificateholders of each class. Following the occurrence of an Economic Early Amortization Event and a draw under the Credit Enhancement to pay principal of the Investor Certificates, a portion of the Certificateholders' Interest (corresponding to the aggregate amount of such draw) will be allocated to the Credit Enhancer. See "Master Trust Provisions--Allocations among Series" and "Series Provisions--Allocations, Reallocations and Subordination".

                             The Investor Certificates will evidence undivided
                              interests in the Trust Assets allocated to the Certificateholders' Interest. The Investor Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of Citibank, N.A., the Banks or Citicorp or any affiliate thereof. Neither the Investor Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

The Banks' Interest........  The Banks' Interest represents the right to the
                              Trust Assets not allocated to either the Certificateholders' Interest or the interests of the investor certificateholders of any other Series. The principal amount of the Banks' Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time. The Banks intend to cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Banks' Interest. See "Master Trust Provisions--New Issuances". In addition, a portion of the Banks' Interest may be sold separately in one or more public or private transactions. See "The Pooling Agreement Generally--The Banks' Certificate".

Issuance of Additional       The Pooling Agreement authorizes the Trustee to
 Series....................   issue three types of certificates: (i) one or
                              more series of investor certificates (each, a "Series"), (ii) a certificate evidencing the Banks' Interest in the Trust, which is to be held by the Banks and (iii) Supplemental Certificates to be held by transferees of a portion of the certificate evidencing the Banks' Interest in the Trust. The certificate evidencing the Banks'
                              Interest in the Trust and any Supplemental
                              Certificates are collectively referred to herein as the "Banks' Certificate". The Pooling
                              Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each a "Supplement"), the Banks may cause the Trustee to issue one or more new Series and accordingly cause a reduction in the Banks' Interest represented by the Banks' Certificate. Under the Pooling Agreement, the Banks may define, with respect to any Series, the Principal Terms of such Series. See "Master Trust Provisions--New
                              Issuances". The Banks may offer any Series to the public or other investors under a disclosure document (a "Disclosure Document"), which may consist of a Prospectus Supplement, in transactions either registered under the
                              Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". The Banks expect to offer, from time to time, additional
                              Series issued by the Trust.

                             It is anticipated that the investor certificates
                              of each Series will have expected final payment dates and revolving periods and periods during which the principal amount of such investor certificates is accumulated in a principal funding account or paid to holders of such investor certificates as set forth in the related Prospectus Supplement or other Disclosure Document for such Series and which differ from those for other Series, although it is expected that Series in a Group will have substantially similar amortization events. Accordingly, it is anticipated that some Series will be in their revolving periods while others are in accumulation periods or in amortization periods. In addition, Series not included in Group One may have entirely different methods for calculating the amount and timing of principal distributions to investor certificateholders and may utilize other methods for determining the portion of collections of Receivables allocable to investor certificateholders. See "Master Trust Provisions--New Issuances" for a discussion of the possible terms for other Series.

                             A new Series may only be issued upon satisfaction
                              of the conditions described herein under "Master Trust Provisions--New Issuances" including, among others, that (a) such issuance will not result in a Ratings Effect and (b) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such issuance will not at the time of its occurrence or at a future date cause an Adverse Effect.

Allocations Among Series...  Pursuant to the Pooling Agreement, during each Due
                              Period, the Servicer is required to allocate to each Series collections of Principal Receivables and Finance Charge Receivables and the amount of Defaulted Receivables with respect to such Due Period pro rata based on the initial principal amount of the investor certificates of such Series (or, if applicable with respect to a particular Series, the highest invested amount during a Due Period or, during any accumulation period, scheduled amortization period, early amortization period or class A amortization period, the highest invested amount during the Due Period preceding the first Due Period with respect to such accumulation period, scheduled amortization period, early amortization period, or class A amortization period) less unreimbursed investor charge-offs. See "Master Trust Provisions--Allocations among Series". Such amounts allocated to each Series are then further allocated within each Series among the investor certificates of such Series and the Banks pursuant to the terms of the related Supplement.

Reallocations Among Series
 in a Group................
                             If specified in the related Prospectus Supplement,
                              the investor certificates of a Series may be included in Group One ("Group One") or a group of Series similar to Group One (each, a "Group"). Series included in any Group issued by the Trust may be subject to reallocations of collections of Receivables and other amounts or obligations among the Series in the Group in the manner and to the extent described in the Supplements relating to the Series in the Group. See the "Summary of Series Terms" in the related Prospectus Supplement and "Series Provisions-- Allocations, Reallocations and Subordination-- Reallocations Among Investor Certificates of Different Series" to determine whether the Series of Investor Certificates offered hereby is part of a Group and the manner and extent of any reallocation among Series included in such Group. See also "Special Considerations--Master Trust Considerations--
                              Issuance of Additional Series".

Interest...................  Interest will accrue on the unpaid principal amount of the Investor Certificates at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest will be used to make interest payments to Investor Certificateholders on each Interest Payment Date, provided that if an Early Amortization Period commences, thereafter interest will be distributed to Investor Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such class) will be deposited in one or more trust accounts (each, an "Interest Funding Account") and used to make interest payments to Investor Certificateholders on the following Interest Payment Date. If a Series has more than one class of investor certificates, each such class may have a separate Interest Funding Account. Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Series Issuance Date) to but excluding such Interest Payment Date and will be calculated on the basis set forth in the related Prospectus Supplement. Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Distribution Date together with additional interest on such amount at the applicable certificate rate. See "Series Provisions--Interest" and "--Distributions".

Principal..................  It is expected that the final principal payment with respect to each Investor Certificate will be made on the applicable Expected Final Payment Date, unless otherwise specified in the related Prospectus Supplement. If a Series has more than one class of investor certificates, a different expected final payment date may be assigned to each class. The final principal payment with respect to the Investor Certificates may be paid earlier than the applicable Expected Final Payment Date if an Early Amortization Event occurs or if the terms of the Series so provide, or later under certain circumstances described herein. See "Special Considerations--Series Considerations--Payments" for a description of factors that may affect the timing of principal payments on the Investor Certificates.

Revolving Period...........  The Investor Certificates will have a revolving period (the "Revolving Period"), which will commence at the close of business on the Series Cut-Off Date specified in the related Prospectus Supplement ("Series Cut-Off Date") and continue until the earlier of (a) the commencement of an Early Amortization Period and (b) the date specified in the related Prospectus Supplement as the end of the Revolving Period or, subject to certain conditions, such other date as the Servicer may elect. During the Revolving Period, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest, but may be used to amortize other Series of Certificates, as specified in the related Prospectus Supplement. See "Series Provisions--Principal" and "-- Allocations, Reallocations and Subordination" and see also "Series Provisions--Early Amortization Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date.

Accumulation Period........  Unless the related Prospectus Supplement specifies otherwise or unless an Early Amortization Period commences, the Investor Certificates will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on the date specified in the related Prospectus Supplement or, subject to certain conditions, such other date as the Servicer may elect and continue until the earliest of (a) the commencement of an Early Amortization Period, (b) payment in full of the Invested Amount of the Investor Certificates and (c) the Series Termination Date specified in the related Prospectus Supplement. During the Accumulation Period, until the Invested Amount of the Class A Certificates has been paid in full, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Class A Principal Funding Account") and used to make principal distributions to the Class A Certificateholders when due. The amount to be deposited in the Class A Principal Funding Account on any Distribution Date may be limited to an amount (the "Controlled Distribution Amount") equal to the Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. On the Class B Expected Final Payment Date, provided that the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and an Early Amortization Period has not commenced, such collections of Principal Receivables and other amounts allocable to the Certificateholders' Interest will be used to pay the Class B Invested Amount as described under "Series Provisions--Allocations,
                              Reallocations and Subordination--Reallocations
                              Among Investor Certificates of Different Series-- Investor Principal Collections for all Series". Unless otherwise specified in the related Prospectus Supplement, it is not expected that the Class B Certificates will have a separate principal funding account. See "Series Provisions--Principal", "--Principal Funding
                              Account" and "--Distributions" for a more complete description of the conditions under which amounts will be accumulated in and distributed from the Class A Principal Funding Account.

Early Amortization Period..  During the period from the day on which an Early
                              Amortization Event has occurred to the date on which the Invested Amount of the Investor Certificates and the Enhancement Invested Amount, if any, have been paid in full or the Series Termination Date specified in the related Prospectus Supplement has occurred (the "Early Amortization Period"), amounts allocable to the Certificateholders' Interest and, if the Early Amortization Event applies to other Series, to the investor certificateholders of such other Series that would otherwise be reinvested in the Trust or otherwise used to maintain the certificateholders' interest with respect to any Series or accumulated in a principal funding account, will instead be distributed as principal payments to the applicable investor certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During an Early Amortization Period, distributions of principal to Investor Certificateholders will not be subject to any Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in the Class A Principal Funding Account or the Class A Interest Funding Account will be paid to the Class A Certificateholders, and any funds on deposit in the Class B Interest Funding Account will be paid to the Class B Certificateholders, in each case on the first Special Payment Date. Moreover, on the first Special Payment Date following an Economic Early Amortization Event, principal payments will be made to the Class A Certificateholders and the Class B Certificateholders from a draw under the Credit Enhancement as described under "Series Provisions--Series Enhancements--Credit
                              Enhancement Generally". See "Series Provisions-- Early Amortization Events" and the related Prospectus Supplement for a discussion of the events which might lead to the commencement of the Early Amortization Period.

Reallocations of Principal
 and Subordination.........
                             Unless otherwise specified in the related
                              Prospectus Supplement, no Series will be subordinated to any other Series, although a Series may be part of a Group as described above under "Reallocations Among Series in a Group". To the extent that collections of Principal Receivables and other amounts that are allocated to the Certificateholders' Interest for the Series offered hereby are available to be reinvested in the Trust, they may be applied to cover principal payments due to or for the benefit of investor certificateholders of another Series. Any such reallocation will not result in a reduction in the Certificateholders' Interest. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are available to be reinvested in the Trust, may be applied to cover principal payments due to or for the benefit of the Investor Certificateholders. See "Series Provisions--Allocations,
                              Reallocations and Subordination--Reallocations
                              Among Investor Certificates of Different Series-- Investor Principal Collections for all Series".

                             If a Series has more than one class of investor
                              certificates, the related Prospectus Supplement may specify that one class will be subordinated to another class within such Series. The extent and manner of any such subordination will be specified in the related Supplement and described in the related Prospectus Supplement. See "Series Provisions--Allocations, Reallocations and
                              Subordination--Allocations, Reallocations and
                              Subordination Within a Series--Subordination".

Servicing..................  The Servicer (initially, Citibank (South Dakota))
                              will be responsible for servicing, managing and making collections on the Receivables. Subject to certain limitations, the Servicer will use for its own benefit and not segregate collections of Receivables received by it during the monthly period beginning at the close of business on the fourth-to-last business day of each month and ending at the close of business on the fourth-to-last business day of the immediately following month (each, a "Due Period") until not later than 12:00 noon, New York City time, on the seventh day of the following month (or such other day as is specified in the Prospectus Supplement) or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date"). On or about the earlier of the fifth business day and the eighth calendar day preceding the seventh day of the following month (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated to the Investor Certificateholders, holders of investor certificates of any other Series and the Banks as described herein in respect of collections of Receivables received with respect to the related Due Period. On each Distribution Date with respect to a Series, the Servicer will deposit all collections with respect to such Series into the Collection Account, net of any amounts permitted to be deducted by the Servicer as described under "Master Trust Provisions-- Deposits in Collection Account". See "Special Considerations--Master Trust Considerations--
                              Certain Legal Aspects". In certain limited circumstances Citibank (South Dakota) may resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer. (Citibank (South Dakota) or any such successor servicer is referred to herein as the "Servicer".)

                              Citibank (South Dakota) is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations under the Pooling Agreement or any Supplement. The Servicer will receive the Series Servicing Fee, any servicing fees payable with respect to any other Series and certain other amounts as described herein as servicing compensation from the Trust. See "Series Provisions--Servicing Compensation and Payment of Expenses".

Mandatory Reassignment and
 Transfer of Certain
 Receivables...............
                             As of the Series Issuance Date, the Banks will
                              jointly and severally make certain
                              representations and warranties in the Pooling Agreement with respect to the Accounts and the Receivables in their capacity as sellers and Citibank (South Dakota) will make certain representations and warranties in the Pooling Agreement in its capacity as Servicer. If the Banks breach certain of their representations and warranties with respect to any Receivable and such breach remains uncured for a specified period after the Banks become aware or receive notice thereof from the Trustee and such breach has a materially adverse effect on the certificateholders' interest of all Series therein, the certificateholders' interest of all Series in all Receivables with respect to the affected Account will be reassigned to the Banks. If the Servicer fails to comply in all material respects with certain covenants or warranties with respect to any Receivable and such noncompliance is not cured within a specified period after the Servicer becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the certificateholders' interest of all Series therein, the certificateholders' interest of all Series in all Receivables with respect to the affected Account will be assigned to the Servicer. In the event of a transfer of servicing obligations to a successor servicer, such successor servicer, rather than Citibank (South Dakota), would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

Tax Status.................  In the opinion of special tax counsel for the
                              Banks and the Trust, the Investor Certificates are properly characterized as debt for federal income tax purposes and for South Dakota tax purposes. Each Investor Certificateholder, by the acceptance of an Investor Certificate, will agree to treat the Investor Certificates as indebtedness of the Banks for federal, state and local income and franchise tax purposes. See "Tax Matters" for additional information concerning the application of federal and South Dakota tax laws.

Income Tax Withholding.....  Interest and original issue discount ("OID") on the Investor Certificates held by non-U.S.
                              persons will be subject to United States withholding tax unless the holder complies with applicable IRS identification requirements. Interest on the Investor Certificates held by U.S. persons will be subject to backup withholding unless the holder complies with applicable IRS identification requirements.

                             SPECIAL CONSIDERATIONS

SERIES CONSIDERATIONS

  Secondary Market Trading. Certain financial institutions currently make a market in credit card participation certificates similar to the Investor Certificates previously issued by the Trust and by other trusts originated by the Banks. It is anticipated that, to the extent permitted, the underwriters of the Investor Certificates offered hereby will make a market in such certificates in Europe, Japan and the United States, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Investor Certificateholders with liquidity of investment or that it will continue for the life of the Investor Certificates.

  Payments. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of cardholder repayments will occur. The full payment of the Invested Amount of a class of Investor Certificates on the expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date") is primarily dependent on the rate of cardholder repayments and will not be made if such repayment amounts are insufficient to pay such Invested Amount in full. No assurance can be given as to the cardholder monthly payment rates which will actually occur in any future period. The actual rate of accumulation of principal in a Principal Funding Account and the amount of Available Investor Principal Collections on any Distribution Date will depend on, among other factors, the rate of repayment, the timing of the receipt of repayments and the rate of default by cardholders and, as a result, no assurance can be given that the Invested Amount of a class of Investor Certificates will be paid on its respective Expected Final Payment Date.

  In addition, while Subordinated Principal Collections are available to fund the Required Amount, the Class B Invested Amount is, and therefore such Subordinated Principal Collections are, limited and, under certain circumstances, the Class B Invested Amount will be decreased as described herein. If the Class B Invested Amount suffers such a reduction, the portion of collections of Finance Charge Receivables allocated to the Class B Certificates in future Due Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced.

  The Pooling Agreement provides that the Banks will be required to make a Lump Sum Addition to the Trust in the event that the amount of Principal Receivables is not maintained at a minimum level equal to the greater of (a) 107% of the sum of the invested amounts of all outstanding investor certificates of all Series and (b) 102% of the sum of the initial invested amounts of all outstanding investor certificates of all Series (or, if applicable with respect to a particular Series, the highest invested amount during a Due Period, or, during any accumulation period, scheduled amortization period, early amortization period or class A amortization period, the highest invested amount during the Due Period preceding the first Due Period with respect to such accumulation period, scheduled amortization period, early amortization period or class A amortization period) (the "Required Minimum Principal Balance"). The Required Minimum Principal Balance may be reduced under certain circumstances described herein under "Master Trust Provisions--Addition of Trust Assets". In the event that the Banks fail to make a Lump Sum Addition within five business days of the day on which they are required to make such Lump Sum Addition pursuant to the Pooling Agreement, unless the Required Minimum Principal Balance has been reduced, an Early Amortization Event will occur. In addition, an early amortization event would also occur with respect to all other Series.

  A decrease in the effective yield on the Receivables due to, among other things, a change in the periodic finance charges applicable to the Accounts, an increase in the level of delinquencies or increased convenience use, when cardholders pay their Receivables early and thus avoid all finance charges on purchases, could cause an Early Amortization Event to occur as well as result in decreased protection to Investor Certificateholders against defaults under the Accounts. If the amount of Surplus Finance Charge Collections averaged over a period of three consecutive Due Periods is less than or equal to a specified amount (the "Required Surplus Finance Charge Amount") for the last of such three consecutive Due Periods, an Early

Amortization Event will occur. The Required Surplus Finance Charge Amount will initially be, and cannot be less than, zero, although pursuant to the Series Supplement the Banks will be permitted to change the Required Surplus Finance Charge Amount; provided, however, that in the case of an increase in such amount, such increase will not, in the reasonable belief of the Banks, at the time of such increase or at a future date cause an Adverse Effect. Although a change in the Required Surplus Finance Charge Amount would not cause an Early Amortization Event at the time of such change, any increase in such amount would make the occurrence of an Early Amortization Event more likely. "Surplus Finance Charge Collections" means, with respect to any Due Period, the amount of (a) Reallocated Investor Finance Charges for such Due Period, plus (b) the amount of any payment received by the Trustee pursuant to any interest rate cap agreement or interest rate swap agreement for such Due Period (but excluding from such payments the amount of any Class A Funding Account Receipt received by the Trust), minus (c) without duplication, the amount of distributions required to be made with respect to such Due Period as described under "Series Provisions--Allocations, Reallocations and Subordination-- Allocations, Reallocations and Subordination Within a Series--Class A and Class B Investor Finance Charges" and "--Excess Finance Charge Collections" (excluding any Class A Funding Account Shortfall, Class A Funding Account Payment and the amounts described in clauses (i) and (j) of "Excess Finance Charge Collections"). See "Series Provisions--Early Amortization Events" for a discussion of other events which might lead to the commencement of an Early Amortization Period. If an Insolvency Event relating to either of the Banks occurs, unless each other holder of the Banks' Certificate and investor certificateholders holding investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or class (and, in the case of certain Series, any credit enhancer with respect thereto) thereafter instruct the Trustee not to sell the Receivables, the Receivables will be promptly sold or otherwise liquidated (subject to any restrictions imposed by the FDIC described below under "--Master Trust Considerations--Certain Legal Aspects"). The proceeds from the sale of the Receivables will be treated as collections on the Receivables and allocated accordingly among holders of investor certificates of all Series and the Banks. The portion of such proceeds allocable to pay principal to the Certificateholders' Interest will be applied first to pay the Class A Invested Amount in full. If such portion is insufficient to pay the entire Class A Invested Amount, the amount of principal returned to the Class A Certificateholders will be reduced and the Class A Certificateholders will incur a loss and no principal will be available to pay the Class B Certificateholders who will also incur a loss. Upon the occurrence of an Insolvency Event, if no Early Amortization Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. See "--Master Trust Considerations--Certain Legal Aspects" below.

  Effect of Subordination. Except as described in the following sentence, the Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final payment with respect to the Class A Invested Amount has been made as described herein and in the related Prospectus Supplement, except that following the occurrence of an Economic Early Amortization Event principal of the Class B Certificates will be payable from amounts available to be drawn under the Credit Enhancement as described in the related Prospectus Supplement and under "Series Provisions-- Series Enhancements--Credit Enhancement Generally" herein. Moreover, the Class B Invested Amount is subject to reduction if the Required Amount for any Due Period is greater than zero and is not funded either from Excess Finance Charge Collections or from a draw under the Credit Enhancement (except that if the Enhancement Invested Amount at such time is greater than zero, the Enhancement Invested Amount will be reduced prior to any reduction in the Class B Invested Amount). If the Class B Invested Amount suffers such a reduction, the portion of collections of Finance Charge Receivables allocable to the Class B Certificateholders in future Due Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Series Provisions--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Subordination". In addition, in the event of a sale of the Receivables due to an Insolvency Event or a sale or repurchase of the Certificateholders' Interest in the event of a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal of the Certificateholders' Interest will first be used to pay amounts due to the Class A Certificateholders and any remainder will be used to pay amounts due to Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such portion plus any amount available to be drawn under the Credit Enhancement are insufficient to pay the Class B Certificateholders in full. See "Series Provisions--Early Amortization Events", "--Series Enhancements--Credit Enhancement Generally", "The Pooling Agreement Generally--Servicer Default" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership". If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

  Control. Subject to certain limited exceptions, Investor Certificateholders holding a specified percentage of the aggregate outstanding principal amount of the Investor Certificates may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the Series Supplement, including directing the Trustee to take certain actions, amending the Series Supplement and declaring certain Early Amortization Events and Servicer Defaults. In such cases (subject to certain exceptions), when determining whether the required percentage of Investor Certificateholders have given their approval or consent, the Class A Certificateholders and the Class B Certificateholders will be treated as a single class. Accordingly, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or the interests of the Class B Certificateholders relating to such action. The Class B Certificateholders will not have similar power. In order to make such determinations, the Class B Certificateholders will need the approval or consent of Class A Certificateholders owning a substantial portion of the Class A Interest. See also "--Master Trust Considerations--Control".

  Basis Risk. A substantial portion of the Receivables bear interest at the prime rate plus a margin, while the Investor Certificates will bear interest at one or more fixed or floating rates specified in the related Prospectus Supplement. If there is a decline in the prime rate, the amount of Reallocated Investor Finance Charges may be reduced and, even if there is a similar reduction in any floating rate or rates applicable to the Investor Certificates, there will not be a similar reduction in the other amounts required to be funded out of such Reallocated Investor Finance Charges (including any fixed interest rate applicable to the Investor Certificates) as described under "Series Provisions--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Class A and Class B Investor Finance Charges".

  Ratings of the Investor Certificates. Unless otherwise specified in the related Prospectus Supplement, it is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency (the rating agency or rating agencies designated by the Banks in the Series Supplement in respect of the Investor Certificates and in the related Supplement in respect of any other outstanding Series of investor certificates are referred to hereinafter as the "Rating Agency"). Unless otherwise specified in the related Prospectus Supplement, it is a condition to issuance of the Class B Certificates that they be rated at least "A" or its equivalent by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the extent of the Initial Shared Enhancement Amount, the circumstances in which funds may be drawn under the Credit Enhancement for the benefit of the Investor Certificateholders, the terms of the Class B Certificates, the terms of any other applicable Series Enhancement described in the related Prospectus Supplement and, in certain cases, the credit rating of the provider of the Credit Enhancement or such other Series Enhancement. The rating of the Class B Certificates is based primarily on the value of the Receivables, the extent of the Initial Enhancement Amount, the circumstances in which funds may be drawn under the Credit Enhancement for the benefit of the Investor Certificateholders, the terms of any other applicable Series Enhancement described in the related Prospectus Supplement, the credit ratings of the Servicer and the Banks and, in certain cases, the credit rating of the provider of the Credit Enhancement or such other Series Enhancement.

  The ratings of the Investor Certificates are not a recommendation to purchase, hold or sell the Investor Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings of the Investor Certificates will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Investor Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. Although the ratings of the Class A Certificates and the Class B Certificates address the respective likelihood of the ultimate payment of principal and interest on the Class A Certificates and the Class B Certificates, the Rating Agency does not evaluate, and such ratings do not address, the likelihood that the outstanding principal amount of a class of Investor Certificates will be paid by its respective Expected Final Payment Date. The ratings also do not address the possibility of the occurrence of an Early Amortization Event, which could result in the payment of the outstanding principal amount of a class of Investor Certificates prior to its respective Expected Final Payment Date.

  Book-Entry Registration. The Investor Certificates offered hereby will be initially represented by one or more Class A Certificates and, if offered by this Prospectus and the accompanying Prospectus Supplement, one or more Class B Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A Certificateholders, the Class B Certificateholders (if Class B Certificates are offered hereby) or their nominees. Consequently, unless and until Definitive Certificates are issued, Class A Certificateholders and Class B Certificateholders (if Class B Certificates are offered hereby) will not be recognized by the Trustee as "Class A Certificateholders" or "Class B Certificateholders," respectively (as such terms are used in the Pooling Agreement and the Series Supplement). Hence, until such time, such Investor Certificateholders will only be able to exercise the rights of Investor Certificateholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

MASTER TRUST CONSIDERATIONS

  Issuance of Additional Series. The Trust, as a master trust, previously has issued other Series of investor certificates and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the investor certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the investor certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such issuance will not (i) at the time of its occurrence or at a future date, cause the occurrence of an early amortization event with respect to any Series or, in the case of Group One, a reduction of the amount of surplus finance charge collections with respect to such Series averaged over any three consecutive Due Periods to be less than the sum of (A) the required surplus finance charge amount with respect to such Series for the last of such Due Periods and (B) an amount equal to one-twelfth of 1% of the invested amount with respect to such Series as of the last day of the last of such Due Periods or (ii) adversely affect in any manner the timing or amount of payments to investor certificateholders of any Series or with respect to the Enhancement Invested Amount, if any (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). There can be no assurance, however, that the terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by an Investor Certificateholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the investor certificates of existing Series in such Group. For example, in Group One, which provides for the reallocation of collections of Finance Charge Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in Group One (due to a higher certificate rate) will receive a proportionately larger reallocation of Group One Investor Finance Charges. Such issuance will reduce the amount of Group One Investor Finance Charges which are reallocated to the existing Series in Group One. See "Master Trust Provisions--New Issuances".

  Addition of Trust Assets. The Banks may, and in some cases will be obligated to, designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Additional Accounts will be subject to different eligibility criteria than the Initial Accounts. See "The Pooling Agreement Generally-- Representations and Warranties". Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of credit card accounts which were not part of the portfolio of VISA* and MasterCard* credit card accounts owned by Citibank (South Dakota) (the "Portfolio") or which were acquired from another credit card issuer. Moreover, Additional Accounts may not be accounts of the same type previously included in the Trust. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts currently included in the Trust. In addition, such Additional Accounts may consist of credit card accounts which have different terms than the Initial Accounts and the Additional Accounts currently included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the portfolio of Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Master Trust Provisions--Addition of Trust Assets", including that (a) such addition will not result in a Ratings Effect and (b) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such addition will not at the time of such addition or at a future date cause an Adverse Effect. See "Master Trust Provisions--Addition of Trust Assets".

  Certain Legal Aspects. While the Banks have sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of the investor certificateholders of the outstanding Series. The Banks warrant in the Pooling Agreement that the transfer of the Receivables to the Trust is either a sale of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Banks will take all actions that are required under applicable state law to perfect the Trust's interest in the Receivables and, in the Pooling Agreement, the Banks have warranted that, if the transfer by the Banks to the Trust is a grant to the Trust of a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, in proceeds thereof. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the South Dakota or Nevada Uniform Commercial Code (the "UCC"), a tax or government lien on property of the Banks arising before Receivables come into existence may have priority over the Trust's interest in such Receivables and, if the FDIC were appointed receiver of either of the Banks, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while Citibank (South Dakota) is the Servicer, cash collections held by Citibank (South Dakota) may, subject to certain conditions, be commingled and used for the benefit of Citibank (South Dakota) prior to each Distribution Date and, in the event of the insolvency or receivership of Citibank (South Dakota) or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. Unless otherwise agreed to by the applicable Rating Agency, if the certificate of deposit rating of Citibank (South Dakota) is reduced below A-1 or P-1 by the applicable Rating Agency, Citibank (South Dakota) will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the day of processing, and the Collection Account will be moved from Citibank (South Dakota).
--------
* VISA and MasterCard are registered trademarks of VISA U.S.A., Inc. and MasterCard International Incorporated, respectively.

  If the FDIC were appointed receiver of either of the Banks or if certain other events relating to the bankruptcy, insolvency or receivership of either of the Banks were to occur (an "Insolvency Event"), then an Early Amortization Event would occur and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless each other holder of the Banks' Certificate and investor certificateholders holding investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or class (and in the case of certain Series, any credit enhancer with respect thereto) instruct otherwise), thereby causing early termination of the Trust and a loss to investor certificateholders if the net proceeds of such sale allocable to the investor certificateholders of all Series were insufficient to pay such investor certificateholders in full. To the extent the Banks grant a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the investor certificateholders of all outstanding Series. In addition, federal law governing receiverships of federally-insured depository institutions could be interpreted to require compliance with certain claims procedures if a receiver were appointed for either of the Banks before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the investor certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Early Amortization Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the investor certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership".

  The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987 and November 1991, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. On May 5, 1992, two members of the House Banking Committee asked the United States General Accounting Office to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. In Spring 1994 the General Accounting Office released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend continued monitoring of the industry. The Banks cannot predict what action, if any, will be taken by Congress as a result thereof. In addition, in late March 1994, a member of Congress introduced a rate cap bill which would cap credit card rates at 9% over the three-month treasury bill rate but it failed to receive attention in the Congress. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the amount of Surplus Finance Charge Collections (averaged over a period of three consecutive Due Periods) would be reduced to a rate below the Required Surplus Finance Charge Amount for the last of such Due Periods and therefore an Economic Early Amortization Event would occur with respect to the Investor Certificates. See "Series Provisions--Early Amortization Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

  Since October 1991, a number of lawsuits have been filed in several states against Citibank (South Dakota) and other out-of-state credit card issuing banks (both federally-insured state-chartered banks and federally-insured national banks) which challenge various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. On June 3, 1996 in Smiley
v. Citibank (South Dakota), N.A., the Supreme Court of the United States, in a unanimous opinion in favor of Citibank (South Dakota), ruled that the interpretation by the Comptroller of the Currency of the term "interest" for purposes of the National Bank Act was entitled to judicial deference. The Comptroller had ruled that late fees and other compensation for the extension of credit are "interest" for purposes of the National Bank Act. As a result of this decision, all such pending cases against Citibank (South Dakota) have been ordered dismissed.

  Pursuant to the Pooling Agreement, if the interest of the investor certificateholders of all Series in a Receivable is materially adversely affected by the failure of the Receivable to comply in all material respects with applicable requirements of law, the interest of such investor certificateholders in all Receivables in the affected Account will be reassigned to the Banks or, in some circumstances, to the Servicer. On the Series Issuance Date, the Banks will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy if any such representation or warranty is breached and such breach has a material adverse effect on the interest of investor certificateholders of all Series in any Receivable and continues beyond the applicable cure period, is that the interest of investor certificateholders of all Series in the Receivables affected thereby will be reassigned to the Banks or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Banks may be obligated to accept the reassignment of the entire Trust portfolio. See "The Pooling Agreement Generally--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Social, Legal, Economic and Other Factors. Changes in card use and payment patterns by cardholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (e.g., gift awards for card usage) may affect card use. The Banks are unable to determine and have no basis to predict whether or to what extent changes in applicable laws or other economic or social factors will affect card use or repayment patterns.

  Competition in the Bank Credit Card Industry. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. There is increased use of advertising, target marketing, pricing competition and incentive programs. New credit card issuers seek to expand or enter the market. In addition, certain credit card issuers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. Citibank (South Dakota) may also solicit existing cardholders to open other revolving credit card accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the Banks' continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Banks do not add Additional Accounts to the Trust, an Early Amortization Event could occur.

  The Ability of Citibank (South Dakota) to Change Terms of the
Accounts. Pursuant to the Pooling Agreement, the Banks do not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, Citibank (South Dakota) will have the right to determine the periodic finance charge, the fees and other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event. Under the Pooling Agreement, Citibank (South Dakota) has agreed that, unless required by law or unless, in its good faith judgment, it deems it necessary to maintain on a competitive basis its credit card business, it will not take actions which would reduce the Portfolio Yield to less than the sum of (a) the weighted average certificate rate of each class of investor certificates of each Series (provided that, if the certificate rate of a class is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreement or interest rate swap agreement) and
(b) the weighted average of the Net Servicing Fee Rate applicable to each Series. The term "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of Finance Charge Receivables collected during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the sum of
(a) the excess, if any, of the amount of Principal Receivables which were charged off as uncollectible in such immediately preceding Due Period over the aggregate amount of recoveries on charged-off Principal Receivables for such immediately preceding Due Period and (b) the aggregate amount of Servicer Interchange with respect to the Investor Certificates and any similar amount with respect to all other outstanding Series for such immediately preceding Due Period, and the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Due Period; provided, however, that with respect to any Due Period in which a Lump Sum Addition or removal of Accounts occurs, the denominator will be a weighted average amount of Principal Receivables for such Due Period. In addition, Citibank (South Dakota) has also agreed that, unless required by law, it will not take any action which would reduce the Portfolio Yield to less than the highest certificate rate for any outstanding Series or class (provided that, if the certificate rate of a class is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreement or interest rate swap agreement). Citibank (South Dakota) has also agreed not to change the terms of the Accounts unless the change is also made applicable to the comparable segment of its portfolio of accounts with characteristics similar to the Accounts which are the subject of such change. In addition, Citibank (South Dakota) has agreed that, upon the occurrence of the Early Amortization Event described in clause (f) of "Series Provisions-- Early Amortization Events" (relating to the amount of Surplus Finance Charge Collections being less than the Required Surplus Finance Charge Amount), Citibank (South Dakota) will not, unless required by law, reduce the periodic finance charges on the Accounts to a rate that would result in the weighted average periodic finance charge on the Accounts being less than the weighted average certificate rate of each class of investor certificates of each Series (provided that, if the certificate rate of a class is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreement or interest rate swap agreement) plus 6% per annum. Except as specified above, there are no restrictions on the ability of Citibank (South Dakota) to change the terms of the Accounts. There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by Citibank (South Dakota) to decrease customer finance charges or otherwise to take actions which would change other Account terms. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts.

  Control. Subject to certain exceptions, the investor certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the investor certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event, the Trust Assets will be liquidated unless the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or each class of each Series (along with each other holder of the Banks' Certificate and, in the case of certain Series, any credit enhancer with respect thereto) direct the Trustee not to sell or otherwise liquidate the Receivables.

                                   THE BANKS

  Citibank (South Dakota), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Sioux Falls, South Dakota, was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626).

  Citibank (Nevada), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Las Vegas, Nevada, was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for certain of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163 (telephone (702) 797-4444).

                                USE OF PROCEEDS

  The net proceeds from the sale of the Investor Certificates will be paid to the Banks. The Banks will use such proceeds for general corporate purposes.

                                   THE TRUST

  The Trust, as a master trust, has issued other series of investor certificates and is expected to issue additional Series from time to time and to continue as a trust after the Series Termination Date with respect to the Investor Certificates. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing investor certificates and the Banks' Certificate and making payments thereon and related activities. See "Special Considerations--Master Trust Considerations". As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

  The Banks have conveyed to the Trust, without recourse, their respective interests in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the investor certificateholders of any Series, funds collected or to be collected from Participations, if any, and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts and related assets become subject to the Trust and as Accounts are closed, charged-off or removed and are no longer subject to the Trust. The investor certificateholders of a particular Series will not have any interest in any Series Enhancement issued with respect to any other Series. Pursuant to the Pooling Agreement, the Banks will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Master Trust Provisions--Addition of Trust Assets". In addition, the Banks will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Master Trust Provisions--Removal of Accounts".

                            MASTER TRUST PROVISIONS

ADDITION OF TRUST ASSETS

  If the total amount of Principal Receivables is less than the Required Minimum Principal Balance as of the close of business on the last business day of any calendar week, the Banks shall on or prior to the close of business on the earlier of (a) the fortieth calendar day following the last business day of such calendar week or (b) if any Series is in its accumulation period, amortization period or early amortization period, the tenth business day following the last business day of the Due Period in which such calendar week occurs, make a Lump Sum Addition to the Trust such that, after giving effect to such addition, the total amount of Principal Receivables is at least equal to the Required Minimum Principal Balance. A "Lump Sum Addition" will consist of
(i) receivables arising in additional Eligible Accounts from the Portfolio,
(ii) receivables arising in portfolios of revolving credit card accounts acquired by the Banks from other credit card issuers, (iii) receivables arising from certain nonpremium and premium MasterCard and VISA credit card accounts previously transferred by the Banks to certain trusts in transactions similar to that described in this Prospectus which have reached their maturity dates,
(iv) receivables arising in any other revolving credit card accounts of a type which has previously not been included in the Accounts and (v) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections thereon ("Participations"). Lump Sum Additions will generally consist of existing accounts while additions of New Accounts will consist of newly originated accounts. The addition of Participations in the Trust pursuant to this paragraph shall be effected by an amendment to the Pooling Agreement which would not require the consent of investor certificateholders. The Banks may, upon 30 days prior notice to the Trustee, the Rating Agency and any provider of Series Enhancement, reduce the Required Minimum Principal Balance, provided that such reduction will not result in a Ratings Effect or an Adverse Effect and provided further the Required Minimum Principal Balance shall never be less than 102% of the sum of the initial invested amounts of all outstanding investor certificates of all Series (or, if applicable with respect to a particular Series, the highest invested amount during a Due Period, or, during any accumulation period, scheduled amortization period, early amortization period or class A amortization period, the highest invested amount during the Due Period preceding the first Due Period with respect to such accumulation period, scheduled amortization period, early amortization period or class A amortization period). In addition, the Banks may from time to time, at their sole discretion, subject to the conditions specified in the second succeeding paragraph, voluntarily make a Lump Sum Addition to the Trust.

  The Banks have designated, and may from time to time in the future, at their sole discretion, designate, newly originated Eligible Accounts to be included as Accounts ("New Accounts"), subject to the limitations specified in this paragraph and the conditions specified in the next succeeding paragraph. Unless the Rating Agency otherwise consents, the number of New Accounts designated with respect to any of the three consecutive Due Periods beginning in January, April, July and October of each calendar year shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Due Periods commence and the number of New Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Due Period beginning in January, April, July and October of each calendar year, the Banks shall have requested and obtained notification from the Rating Agency of any limitations to the right of the Banks to designate newly originated Eligible Accounts as New Accounts during any period which includes such Due Period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the Trustee shall have received confirmation from the Rating Agency that the addition of all New Accounts included as Accounts during the three consecutive Due Periods ending in the calendar month prior to such date shall not have resulted in a Ratings Effect. On or before January 31 and July 31 of each calendar year (or on or before the last day of each month in certain circumstances), the Banks shall have delivered to the Trustee, the Rating Agency and any provider of Series Enhancement an opinion of counsel with respect to the New Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of such New Accounts. If such Rating Agency confirmation or opinion of counsel with respect to any New Accounts is not so received, such New Accounts will be removed from the Trust. New Accounts and Accounts relating to any Lump Sum Addition are collectively referred to herein as "Additional Accounts".

  The Banks will convey to the Trust the Receivables arising in Additional Accounts subject to the following conditions, among others: (a) in the case of Lump Sum Additions, on or before the fifth business day immediately preceding such addition the Banks shall have given the Trustee, the Servicer, the Rating Agency and any provider of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) the Additional Accounts shall all be Eligible Accounts; (c) in the case of Lump Sum Additions, within five business days of the date on which the Receivables arising in the related Accounts are added to the Trust, and in the case of New Accounts, less than 90 days following their addition to the Trust, the Banks shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the Additional Accounts specifying for each such Account its account number and, in the case of Lump Sum Additions, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (d) in the case of Additional Accounts, the list of Additional Accounts delivered pursuant to clause (c) above, is true and complete in all material respects; (e) in the case of Lump Sum Additions, the Trustee shall have received confirmation from the Rating Agency that such addition will not result in a Ratings Effect; (f) in the case of Lump Sum Additions, the Banks shall have delivered to the Trustee, the Rating Agency and any provider of Series Enhancement an opinion of counsel to the effect that addition of the Receivables arising in the Lump Sum Additions or of the Participations to the Trust will not result in the Trust being considered an "investment company" for purposes of the Investment Company Act of 1940, as amended (the "Investment Company Act"); (g) in the case of Lump Sum Additions, prior to or on the date the related Receivables are added to the Trust, and in the case of New Accounts, on the Distribution Date following the Due Period in which such New Accounts are originated, the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer stating that the Banks reasonably believe that such addition will not
(i) at the time of its occurrence or at a future date cause an Adverse Effect and (ii) in the case of Participations, be any less favorable in any material respect to the interests of any certificateholder of any Series or any provider of Series Enhancement than would be the addition of Lump Sum Additions; (h) such conveyance of Receivables in Additional Accounts will not at the time of such conveyance cause an Early Amortization Event to occur; and (i) in the case of Lump Sum Additions (other than, with certain exceptions, in the case of required additions), the Banks shall have delivered to the Trustee, the Rating Agency and any provider of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (x) following such addition the Trust will not be an association (or publicly traded partnership) taxable as a corporation and (y) such addition will not adversely affect the characterization of the investor certificates of any Series as debt and will not cause a taxable event to holders of any such investor certificates. In addition, the addition of New Accounts will be subject to the further condition that credit card accounts of a type not included in the Accounts at the time of their addition may only be designated as New Accounts upon compliance with the conditions described above applicable to Lump Sum Additions.

  Affiliates of the Banks currently own or may acquire portfolios of revolving credit card accounts the receivables in which in the future may be participated to the Banks and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Lump Sum Additions.

  Additional Accounts will be subject to different eligibility criteria than the Initial Accounts. See "The Pooling Agreement Generally--Representations and Warranties". Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of credit card accounts which were not part of the Portfolio or which were acquired from another credit card issuer. Moreover, Additional Accounts may not be accounts of the same type previously included in the Trust. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts included in the Trust since the Trust Cut-Off Date.

  Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Lump Sum Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables. Furthermore, in the event that Receivables are purchased from the Banks at a discount, a portion of the Principal Receivables so purchased, in an amount equal to the amount of such discount, may be treated for purposes of the Pooling Agreement and any Supplement as a collection of Finance Charge Receivables. See "Special Considerations--Master Trust Considerations--Addition of Trust Assets".

REMOVAL OF ACCOUNTS

  On any day of any Due Period the Banks shall have the right to require the reassignment to them or their designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts designated by the Banks, upon satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Banks shall have given the Trustee, the Servicer, the Rating Agency and any provider of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is five business days after the Removal Date, the Banks shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the removal notice date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) the Banks shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from the Rating Agency that such removal will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that the Banks reasonably believe that such removal will not at the time of its occurrence or at a future date cause an Adverse Effect; and (f) the Banks shall have delivered to the Trustee, the Rating Agency and any provider of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (i) following such removal the Trust will not be an association (or publicly traded partnership) taxable as a corporation and (ii) such removal will not adversely affect the characterization of the investor certificates of any Series as debt and will not cause a taxable event to holders of any such investor certificates.

  Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Banks a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to Citibank (South Dakota) or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

NEW ISSUANCES

  The Pooling Agreement provides that, pursuant to any one or more Supplements, the Banks may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a "New Issuance"). Each New Issuance will have the effect of decreasing the Banks' Interest to the extent of the invested amount of such new Series. Under the Pooling Agreement, the Banks may designate, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its certificate rate (or formula for the determination thereof);
(iv) the interest payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to investor certificateholders; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (ix) the issuer and terms of any form of Series Enhancement with respect thereto; (x) the terms on which the investor certificates of such Series may be repurchased or remarketed to other investors; (xi) the Series issuance date (the "Series Issuance Date") and Series termination date (the "Series Termination Date"); (xii) the number of classes of investor certificates of such Series, and if more than one class, the rights and priorities of each such class; (xiii) the extent to which the investor certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiv) whether the investor certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xv) the priority of any Series with respect to any other Series; (xvi) whether such Series will be part of a Group; and (xvii) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Banks, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any investor certificateholder of any outstanding Series to issue any additional Series. The Banks may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any such Series may be issued in fully registered, bearer or book-entry form in minimum denominations determined by the Banks. The Banks intend to offer, from time to time, additional Series.

  The Supplement for a newly issued Series will specify whether such Series will be included in Group One or any other Group. The Supplement for a Series included in a Group may provide for the reallocation of collections on Receivables and other amounts or obligations among all Series in such Group in the manner and to the extent described in the Supplements relating to each Series in the Group. Consequently, the issuance of a new Series in a Group may have the effect of reducing the amount of collections of Finance Charge Receivables which are reallocated to the investor certificates of existing Series in the Group. For example, in Group One, which provides for the reallocation of collections of Finance Charges Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in Group One (due to a higher certificate rate) will receive a proportionately larger reallocation of Group One Investor Finance Charges. Such issuance will reduce the amount of Group One Investor Finance Charges which are reallocated to the existing Series in Group One. Conversely, the issuance of an additional Series with a smaller claim with respect to monthly interest (due to a lower certificate rate) will have the effect of increasing the amount of collections of Group One Investor Finance Charges reallocated to existing Series in Group One. The Banks are under no obligation to cause the issuance of additional Series in Group One or in any other Group. The Trust may also issue Series from time to time which are not part of a Group and which do not share in the reallocation of collections of Finance Charge Receivables allocable to other Series.

  A Series may also be issued to provide credit enhancement for one or more other Series. The certificates of such Series would provide for the reallocation of collections of Principal Receivables otherwise allocable to such Series to avoid charge-offs against the investor certificates of the Series to which such new Series is subordinated. With respect to any Series, except to the extent expressly provided in such Series' Supplement, no other Series will have a claim to collections on the Receivables allocated to such Series.

  The Pooling Agreement provides that the Banks may designate Principal Terms such that each Series has a period during which accumulation of the principal amount thereof in a principal funding account or amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their accumulation or amortization periods while other Series are not. Collections of Principal Receivables otherwise allocable to a Series may be reallocated to a Series which is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Banks may deliver a different form of Series Enhancement agreement. The Banks also have the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Banks or remarketed to other investors. There is no limit to the number of New Issuances that the Banks may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by an investor certificateholder of another Series.

  Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to issue the investor certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Banks shall have given the Trustee, the Servicer, the Rating Agency and any provider of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Banks shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Banks shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee and any provider of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not at the time of its occurrence or at a future date cause an Adverse Effect;
(f) the Banks shall have delivered to the Trustee, the Rating Agency and any provider of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (i) following the New Issuance the Trust will not be an association (or publicly traded partnership) taxable as a corporation, (ii) the new investor certificates will be properly characterized as debt, and (iii) the New Issuance will not adversely affect the characterization of the investor certificates of any other Series as debt and will not cause a taxable event to holders of any such investor certificates; (g) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Banks the investor certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

  The Servicer has established and maintains for the benefit of the Investor Certificateholders and the holders of investor certificates of any other Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders and the investor certificateholders of any other Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the

Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, and (b) has (i) in the case of the Collection Account, if such depository institution is an affiliate of Citicorp, a certificate of deposit rating of A-1 or better by Standard & Poor's Corporation ("Standard & Poor's") or (ii) for any other depository institution, either (x) a long-term unsecured debt rating of AAA by Standard & Poor's or (y) a certificate of deposit rating of A-1+ by Standard & Poor's. The Collection Account will initially be maintained with Citibank (South Dakota). If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the Rating Agency, (iii) commercial paper having, at the time of the Trust's investment therein, a rating in the highest rating category from the Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above,
(vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, the Rating Agency, (vii) time deposits (having maturities of not more than 30 days) with an entity, the commercial paper of which has the highest rating from the Rating Agency or demand notes of Citicorp for so long as Citicorp's commercial paper has the highest rating from the Rating Agency and (viii) any other investments approved in writing by the Rating Agency (collectively, "Eligible Investments"). Eligible Investments may be purchased from affiliates of the Banks. It is expected that such funds will be invested in debt obligations of Citicorp or its affiliates as long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Banks except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement, the Series Supplement and any other Supplement.

DEPOSITS IN COLLECTION ACCOUNT

  For as long as (i) Citibank (South Dakota) remains the Servicer under the Pooling Agreement and (ii) Citibank (South Dakota) maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the Rating Agency, Citibank (South Dakota) may use for its own benefit all collections received with respect to the Receivables in each Due Period until the related Distribution Date, at which time Citibank (South Dakota) will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein on the date of such deposit, provided that if any class of Investor Certificates has the benefit of an interest rate swap agreement and a net swap payment is required to be made to the swap counterparty on a swap payment date, such amount will be deposited in the Collection Account no later than the business day preceding the related Distribution Date for payment to the swap counterparty on such swap payment date. See "Series Provisions-- Distributions". However, if Citibank (South Dakota) is no longer the Servicer or fails to maintain the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the date on which the related Receivables are processed. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to investor certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and (ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by the Rating Agency, if at any time Citibank (South Dakota) or another eligible affiliate of Citicorp is not the Servicer, the Collection Account will be moved from Citibank (South Dakota), if then maintained there.

  On the day any such deposit is made into the Collection Account, the Servicer will withdraw from the Collection Account and pay to the Banks (i) the Banks' allocable portion of Series Allocable Principal Collections, provided that the Banks' Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero;
(ii) the Banks' allocable portion of Series Allocable Finance Charge Collections and (iii) any similar amounts payable to the Banks with respect to other Series.

ALLOCATIONS AMONG SERIES

  Pursuant to the Pooling Agreement, during each Due Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections, Series Allocable Defaulted Receivables and Series Allocable Miscellaneous Payments.

    "Series Allocable Finance Charge Collections", "Series Allocable Principal Collections" and "Series Allocable Defaulted Receivables" mean, with respect to any Series and for any Due Period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of Finance Charge Receivables and Principal Receivables and the amount of all Defaulted Receivables with respect to such Due Period, respectively.

    "Series Allocation Percentage" means, with respect to any Series and for any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Due Period and the denominator of which is the Trust Adjusted Invested Amount as of such last day.

    "Series Allocable Miscellaneous Payments" means, with respect to any Series and for any Due Period, the product of (a) the Series Allocation Percentage and (b) the sum of (i) Adjustment Payments and Transfer Deposit Amounts received with respect to such Due Period and (ii) any Unallocated Principal Collections available to be treated as such as described herein under "Series Provisions--Allocations, Reallocations and Subordination-- Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series".

    "Series Adjusted Invested Amount" means, with respect to any Series and as of any date, the initial principal amount of the investor certificates of such Series (or, if applicable with respect to a particular Series, the highest invested amount during the related Due Period or, during any accumulation period, scheduled amortization period, early amortization period or class A amortization period, the highest invested amount during the Due Period preceding the first Due Period with respect to such accumulation period, scheduled amortization period, early amortization period, or class A amortization period) less the excess, if any, of the cumulative amount of investor charge-offs for such Series over the aggregate reimbursement of such investor charge-offs.

    "Trust Adjusted Invested Amount" means, with respect to any Due Period, the sum of the Series Adjusted Invested Amounts for all outstanding Series.

                               SERIES PROVISIONS

GENERAL

  The Investor Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended, the "Pooling Agreement"), and a series supplement thereto relating to the Investor Certificates (the "Series Supplement"), among the Banks, as sellers of their respective interests in the Receivables, Citibank (South Dakota), as servicer of the Accounts, and the Trustee and each substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the

Pooling Agreement, the Banks may enter into further Supplements with the Trustee in order to issue additional Series. See "Master Trust Provisions--New Issuances". The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Investor Certificateholders upon written request. The following summary describes certain terms of the Investor Certificates and is qualified in its entirety by reference to the Pooling Agreement and the Series Supplement.

  The Investor Certificates offered hereby will initially be represented by one or more Class A Certificates and, if offered by this Prospectus and the accompanying Prospectus Supplement, one or more Class B Certificates registered in the name of the nominee of DTC (together with any successor depository selected by Citibank (South Dakota), the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Investor Certificates offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Banks have been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

  The Class A Certificates will evidence undivided beneficial interests in the Trust Assets allocated to the Class A Interest, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates and the payment of the Class A Invested Amount on the Class A Expected Final Payment Date, or earlier or later under certain circumstances. The Class B Certificates will evidence undivided beneficial interests in the Trust Assets allocated to the Class B Interest, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class B Certificates and the payment of the Class B Invested Amount on the Class B Expected Final Payment Date, or earlier or later under certain circumstances.

INTEREST

  Interest will accrue on the unpaid principal amount of the Class A Certificates at the per annum rate specified in the related Prospectus Supplement (the "Class A Certificate Rate") and, except as otherwise provided herein, be distributed to the Class A Certificateholders on each Interest Payment Date. On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not deposited into the Class A Interest Funding Account on a prior Distribution Date (and, with respect to the Accumulation Period, the Class A Investment Proceeds, up to an amount equal to the Class A Covered Amount, plus an amount equal to any Class A Funding Account Shortfall) will be deposited in an Eligible Deposit Account in the name of the Trustee (the "Class A Interest Funding Account"), which will initially be maintained with Citibank, N.A.

  Interest will accrue on the unpaid principal amount of the Class B Certificates at the per annum rate specified in the related Prospectus Supplement (the "Class B Certificate Rate") and, except as otherwise provided herein, be distributed to the Class B Certificateholders on each Interest Payment Date. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not deposited into the Class B Interest Funding Account on a prior Distribution Date will be deposited in an Eligible Deposit Account in the name of the Trustee (the "Class B Interest Funding Account"), which will initially be maintained with Citibank, N.A.

  Funds on deposit in the Class A Interest Funding Account and the Class B Interest Funding Account generally will be invested in certain Eligible Investments described under "Master Trust Provisions-- Collection Account", which are expected to be debt obligations of Citicorp or its affiliates so long as such obligations qualify as Eligible Investments. For purposes of investments of funds in the Class B Interest Funding Account, the term "highest rating" as used in the definition of "Eligible Investments" shall include A-1 as well as A-1+, in the case of a short-term rating by Standard & Poor's. Any earnings (net of losses and investment expenses) on funds in the Class A Interest Funding Account and the Class B Interest Funding Account will be paid to the Banks. If an Early Amortization Period commences, then thereafter Class A

Monthly Interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date and Class B Monthly Interest will be distributed to the Class B Certificateholders monthly on each Special Payment Date and any amounts on deposit in the Class A Interest Funding Account and the Class B Interest Funding Account will be distributed to the Class A Certificateholders and Class B Certificateholders, respectively, on the first Special Payment Date. Unless otherwise specified in the related Prospectus Supplement, interest due with respect to the Class A Certificates and the Class B Certificates for any Interest Payment Date will accrue from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Series Issuance Date, to but excluding such Interest Payment Date, and will be calculated on the basis of the actual number of days in the year divided by a 360-day year. Interest with respect to the Investor Certificates due but not paid on any Payment Date will be due on the next succeeding Payment Date with additional interest on such amount at the related Class A Certificate Rate or Class B Certificate Rate, as applicable.

  Reallocated Investor Finance Charges for each Due Period will be allocated to the Class B Interest based on the Class B Invested Amount. If the unpaid principal balance of the Class B Certificates for any Due Period exceeds the Class B Invested Amount for such Due Period as a result of the reduction of the Class B Invested Amount (after giving effect to any increase or decrease in such amount for such Due Period), the amount deposited in the Class B Interest Funding Account out of the Reallocated Investor Finance Charges may be less than the amount of accrued interest on the Class B Certificates. See "-- Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Subordination". As described under "-- Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Excess Finance Charge Collections", Excess Finance Charge Collections, if any, remaining after certain other payments have been made with respect to the Class A Certificates will be deposited in the Class B Interest Funding Account on each Distribution Date to the extent of any such interest shortfall. To the extent that the accrued and unpaid interest on the outstanding principal balance of the Class B Certificates and any interest owed on such unpaid interest exceeds the amount to be deposited in the Class B Interest Funding Account on any Distribution Date, a draw will be made under the Credit Enhancement in an amount equal to the lesser of (a) the Available Shared Enhancement Amount on such date (after giving effect to any draw under the Credit Enhancement on such Distribution Date to fund the Required Amount, if any) and (b) such excess, and the proceeds thereof will be deposited in the Class B Interest Funding Account on such Distribution Date. See "--Series Enhancements--Credit Enhancement Generally".

PRINCIPAL

  Unless otherwise provided with respect to a particular Series, no principal payments will be made to the Class A Certificateholders until the Class A Expected Final Payment Date or, upon the occurrence of an Early Amortization Event as described herein, until the first Special Payment Date. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made, except that following the occurrence of an Economic Early Amortization Event principal of the Class B Certificates will be payable from a draw under the Credit Enhancement as described under "--Series Enhancements--Credit Enhancement Generally". On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest (other than Subordinated Principal Collections that are used to fund any amounts other than the Class A Investor Default Amount), subject to certain limitations, will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or (b) if no such Series is then amortizing or accumulating principal, paid to the Banks to maintain the Certificateholders' Interest or held as Unallocated Principal Collections. See "--Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series".

  Unless and until an Early Amortization Event shall have occurred and until the Class A Invested Amount is paid in full, on each Distribution Date with respect to the Accumulation Period, collections of

Principal Receivables allocable to the Certificateholders' Interest plus certain other amounts comprising Class A Monthly Principal will no longer be paid for the benefit of another Series or to the Banks as described above but instead an amount thereof up to the Class A Controlled Distribution Amount for each such date will be deposited in the Class A Principal Funding Account. See "--Principal Funding Account". Any such amounts in excess of the Class A Controlled Distribution Amount will be allocated as described under "-- Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series". The funds deposited in the Class A Principal Funding Account will be used to pay the Class A Invested Amount on the Class A Expected Final Payment Date. If on such date the Class A Principal Funding Account Balance is less than the Class A Invested Amount, the Early Amortization Period will commence and on each Special Payment Date the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full or the Series Termination Date has occurred. Even if the Class A Principal Funding Account Balance on the Class A Expected Final Payment Date is insufficient to pay the Class A Invested Amount in full, such balance will be distributed to the Class A Certificateholders at such time.

  Unless otherwise provided with respect to a particular Series, it is expected that the final principal payment with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date, but the principal of the Class A Certificates may be paid earlier or, depending on the actual payment rate on the Receivables and the amount of available Excess Principal Collections during the Accumulation Period, later, as described under "Special Considerations--Series Considerations--Payments". If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, it is expected that the final principal payment with respect to the Class B Certificates will be made on the Class B Expected Final Payment Date, but the principal of the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables and the amount of available Excess Principal Collections on the Class B Expected Final Payment Date, later, as described under "Special Considerations--Series Considerations--Payments". If an Early Amortization Event occurs, principal payments to the Class B Certificateholders will be made, to the extent of remaining collections allocated and available therefor, on the Special Payment Date on which the final principal payment is made to the Class A Certificateholders. In addition, on the first Special Payment Date following an Economic Early Amortization Event, principal payments will be made to the Class A Certificateholders and the Class B Certificateholders from draws under the Credit Enhancement as described under "--Series Enhancements--Credit Enhancement Generally". If the Receivables are sold or repurchased as described below, principal payments on the Investor Certificates will be made on the Distribution Date following such sale or repurchase, subject, in the case of the Class B Certificates, to the prior payment in full of the Class A Invested Amount.

  Unless otherwise provided with respect to a particular Series, on the Class B Expected Final Payment Date, provided that the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Invested Amount as described herein under "--Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series". If on the Class B Expected Final Payment Date the Available Investor Principal Collections are less than the Class B Invested Amount, the Early Amortization Period will commence and on each Distribution Date thereafter the Class B Certificateholders will receive distributions of Class B Monthly Principal and Class B Monthly Interest until the Class B Invested Amount has been paid in full or the Series Termination Date has occurred. Even if the Available Investor Principal Collections on the Class B Expected Final Payment Date are insufficient to pay the Class B Invested Amount in full, all such funds will be distributed to the Class B Certificateholders at such time.

  On each Distribution Date commencing with the Class B Principal Commencement Date, a draw will be made under the Credit Enhancement to pay principal with respect to the Class B Certificates to the extent that the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount on such

Distribution Date, in an amount equal to the lesser of (a) the Available Enhancement Amount on such Distribution Date (after giving effect to all other draws under the Credit Enhancement on such Distribution Date) and (b) such excess.

  In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Certificateholders' Interest by the Banks, a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest for all other Series in connection with a Servicer Default, a sale of a portion of the Receivables in connection with the Series Termination Date or a reassignment of the Certificateholders' Interest and the certificateholders' interest for all other Series in connection with a breach by the Banks of certain representations and warranties (each as described under "--Early Amortization Events", "--Optional Termination; Final Payment of Principal" or "The Pooling Agreement Generally--Termination of Trust", "--Representations and Warranties" and "--Servicer Default"), distributions of principal will be made to the Investor Certificateholders upon surrender of their Investor Certificates. Following any such sale or repurchase, any Available Enhancement Amount on the related Distribution Date (after giving effect to all other draws under the Credit Enhancement on such Distribution Date) will be drawn under the Credit Enhancement and the proceeds thereof will be distributed to Class B Certificateholders to the extent that, after giving effect to the distribution to the Class B Certificateholders of the proceeds from such sale or repurchase allocated to the Class B Certificateholders (after the Class A Certificates have been fully paid), the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount. See "--Series Enhancements".

ALLOCATIONS, REALLOCATIONS AND SUBORDINATION

 ALLOCATION BETWEEN INVESTOR CERTIFICATEHOLDERS AND THE BANKS

  The Servicer will allocate to each Series for each Due Period a portion of the Trust Assets, including all collections of Receivables and all Defaulted Receivables based on the Series Allocation Percentage as described under "Master Trust Provisions--Allocations among Series". The Servicer will then allocate amounts initially allocated to a particular Series between the Certificateholders' Interest and the Banks' Interest for such Due Period as follows:

    (i) during the Revolving Period and any Early Amortization Period, Series Allocable Finance Charge Collections will be allocated to Investor Certificateholders based on the Floating Allocation Percentage;

    (ii) during the Accumulation Period, the Gross Amount will be allocated to Investor Certificateholders in an amount generally equal to the sum of
  (a) the Floating Allocation Percentage of Series Allocable Finance Charge Collections and (b) the amount of any Class A Funding Account Shortfall (the amounts so allocated pursuant to clauses (i) above and (ii)(a) above, minus the aggregate amount of Servicer Interchange for the related Due Period, are referred to herein as "Investor Finance Charges");

    (iii) Series Allocable Defaulted Receivables will at all times be allocated to Investor Certificateholders based on the Floating Allocation Percentage;

    (iv) during the Revolving Period, Series Allocable Principal Collections will be allocated to Investor Certificateholders based on the Floating Allocation Percentage;

    (v) during the Accumulation Period and any Early Amortization Period, Series Allocable Principal Collections will be allocated to Investor Certificateholders based on the Principal Allocation Percentage; and

    (vi) Series Allocable Miscellaneous Payments will at all times be allocated to Investor Certificateholders (the amounts allocated under clauses (iv), (v) and (vi) for any Due Period are referred to herein as "Investor Principal Collections").

  Amounts not allocated to Investor Certificateholders as described above will be allocated to the Banks.

    "Floating Allocation Percentage" for each Due Period is the percentage equivalent (which shall not be in excess of 100%) of the ratio which the sum of the Invested Amount and the Enhancement Invested Amount, if any, bears to the product of (a) the Series Allocation Percentage and (b) the total amount of Principal Receivables, in each case determined as of the date provided in the related Series Supplement; provided, however, that, with respect to any Due Period in which a Lump Sum Addition or removal of Accounts occurs, the amount referred to in clause (b) for such Due Period shall be a weighted average amount of Principal Receivables in the Trust for such Due Period. During the initial Due Period with respect to the Investor Certificates, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the initial Invested Amount bears to the product of (x) the Series Allocation Percentage and (y) the total amount of Principal Receivables on the Series Cut-Off Date.

    "Invested Amount" means the sum of the Class A Invested Amount and the Class B Invested Amount.

    "Class A Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class A Certificates (increased by the initial principal balance of any Class A Certificates issued after the Series Issuance Date), minus (b) the amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the Class A Principal Funding Account Balance as of such date, and minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date.

    "Class B Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class B Certificates (increased by the initial principal balance of any Class B Certificates issued after the Series Issuance Date), minus (b) the amount of principal payments made to Class B Certificateholders prior to such date (other than principal payments made from the proceeds of a draw under the Credit Enhancement for the purpose of reimbursing previous reductions in the Class B Invested Amount), minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the portion of the aggregate amount of Subordinated Principal Collections for all prior Distribution Dates which has been used to fund the Required Amount with respect to such Distribution Dates and which is allocable to the Class B Certificates as described under "--Allocations, Reallocations and Subordination Within a Series--Subordination", minus (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs", and plus (f) the aggregate amount of Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).

    "Enhancement Invested Amount" for any date means an amount equal to (a) the aggregate amount drawn under the Credit Enhancement and applied to the payment of principal of the Investor Certificates on the first Special Payment Date following an Economic Early Amortization Event, minus (b) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced as a result of Subordinated Principal Collections for prior Distribution Dates having been used to fund the Required Amount with respect to such Distribution Dates as described under "--Allocations, Reallocations and Subordination Within a Series--Subordination", minus (c) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs", and plus (d) the aggregate amount of Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (b) and (c). In the absence of the occurrence of an Economic Early Amortization Event and a related draw under the Credit Enhancement to pay principal of the Investor Certificates, the Enhancement Invested Amount will be zero.

    "Principal Allocation Percentage" means, for each Due Period with respect to the Accumulation Period or any Early Amortization Period, the percentage equivalent (which shall not be in excess of 100%) of the ratio which the Invested Amount on the last day of the Revolving Period (which last day, in the case of an Early Amortization Period which commences prior to the scheduled end of the Revolving Period, will be the day preceding the day on which an Early Amortization Event occurs) bears to the product of (a) the Series Allocation Percentage and (b) the total amount of Principal Receivables on the last day of the immediately preceding Due Period; provided, however, that, if a Lump Sum Addition or removal of Accounts occurs during such Due Period, the amount referred to in clause (b) for such Due Period shall be a weighted average amount of Principal Receivables in the Trust for such Due Period.

    "Gross Amount" means, for any Distribution Date with respect to the Accumulation Period, the sum of (a) Series Allocable Finance Charge Collections and (b) Class A Excess Investment Proceeds for such
  Distribution Date.

    "Series Cut-Off Date" has the meaning specified in the related Prospectus Supplement.

 Reallocations Among Investor Certificates of Different Series

 Group One Investor Finance Charges

  The Series offered hereby may be included in Group One or in another Group. See "Annex I--Prior Issuances of Investor Certificates" in the related Prospectus Supplement for a summary of other outstanding Series included in Group One. Other Series issued in the future may also be included in Group One. The following description of reallocations applies to those Series in Group One. Reallocations with respect to Series in other Groups will be done in the same manner or in any other manner set forth in the Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will calculate for each Due Period Group One Investor Finance Charges and on the following Distribution Date shall allocate such amount among the Certificateholders' Interest and the certificateholders' interest for all other Series in Group One in the following priority:

    (i) Group One Investor Monthly Interest;

    (ii) Group One Investor Default Amounts;

    (iii) Group One Investor Monthly Fees;

    (iv) Group One Investor Additional Amounts; and

    (v) the balance pro rata among each Series in Group One based on the current invested amount of each such Series (which will include any enhancement invested amount with respect to a Series).

  In the case of clauses (i), (ii), (iii) and (iv), if the amount of Group One Investor Finance Charges is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in Group One pro rata based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group One Investor Finance Charges is not sufficient to cover Group One Investor Monthly Interest, each Series in Group One will share such amount pro rata and any Series with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for the Series offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

  The amount of Group One Investor Finance Charges allocated to the Certificateholders' Interest for the Series offered hereby as described above is referred to herein as "Reallocated Investor Finance Charges".

    "Group One Investor Additional Amounts" means for any Distribution Date the sum of (a) with respect to the Investor Certificates, generally the amounts set forth in clauses (b), (c), (f) and (h) under

  "--Allocations, Reallocations and Subordination Within a Series--Excess Finance Charge Collections" below and (b) with respect to any other Series in Group One, (i) an amount equal to the amount by which the invested amount of any class of investor certificates has been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of investor certificates of such Series and (ii) if the related Supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (i).

    "Group One Investor Default Amount" means for any Distribution Date the sum of (a) with respect to the Investor Certificates, the product of Series Allocable Defaulted Receivables for such Distribution Date and the Floating Allocation Percentage for such Distribution Date and (b) with respect to any other Series in Group One, the product of (i) series allocable defaulted receivables for each such Series for such Distribution Date and
  (ii) the floating allocation percentage of each such Series for such Distribution Date.

    "Group One Investor Finance Charges" means for any Distribution Date the sum of (a) the aggregate amount of Investor Finance Charges for such Distribution Date and (b) the aggregate amount of investor finance charges for such Distribution Date for all other Series in Group One.

    "Group One Investor Monthly Fees" means for any Distribution Date the sum of (a) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Monthly Credit Enhancement Fee and, as applicable, the Class A Investment Fee and (b) the portion of the servicing fee allocable to the investor certificates of each other Series in Group One, any investment fees for such Series, any Series Enhancement fees and any other similar fees which are paid out of reallocated investor finance charges for such Series pursuant to the applicable Supplement.

    "Group One Investor Monthly Interest" means for any Distribution Date the sum of (a) Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not deposited into the Class A Interest Funding Account on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Payment Date, plus Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not deposited into the Class B Interest Funding Account on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Payment Date, plus the amount, if any, of interest accrued on the Enhancement Invested Amount (at a rate for any period equal to the weighted average for such period of the Class A Certificate Rate and the Class B Certificate Rate), and (b) the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all other Series in Group One for such Distribution Date.

  The chart below demonstrates the manner in which collections of Finance Charge Receivables are allocated and reallocated among Series in Group One. The chart assumes that the Trust has issued three Series (Series 97-1, 97-2 and 97-
3) and that each such Series is in its Revolving Period. However, the Trust previously has issued other Series in Group One and there is no limit to the number of Series which may be included in Group One or in any other Group.

  In Step 1, total collections of Finance Charge Receivables are allocated among the three Series based on the Series Allocation Percentage for each Series. The amount allocated to each Series pursuant to Step 1 is referred to as "Series Allocable Finance Charge Collections". See "Master Trust Provisions--Allocations among Series".

  In Step 2, the amount of Finance Charge Collections allocable to the investor certificates of a Series (or Investor Finance Charges) is determined by (a) multiplying Series Allocable Finance Charge Collections for each Series by the Floating Allocation Percentage and (b) subtracting any Servicer Interchange. See "Allocation Between Investor Certificateholders and the Banks" and see also "--Group One Investor Finance Charges".

  Investor Finance Charges for all Series in the Group (or Group One Investor Finance Charges) are pooled as shown in Step 3 for reallocation to each such Series as shown in Step 4. In Step 4, Group One Investor Finance Charges are reallocated to each Series in Group One as described above based on the Series' respective claim with respect to interest payable on the investor certificates of such Series, the investor default amounts and the servicing fee and certain other amounts in respect of such Series. The excess is allocated pro rata among the Series based on their respective invested amounts.

                      Citibank Credit Card Master Trust I
                           Finance Charge Collections

-------------------------------------------------------------------------------

 Series 1997-1                    Series 1997-2                 Series 1997-3
     Series                           Series                        Series
   Allocable                         Allocable                     Allocable
 Finance Charge                    Finance Charge                Finance Charge
  Collections                       Collections                   Collections
(based upon the                   (based upon the               (based upon the
     Series                            Series                        Series
   Allocation                        Allocation                    Allocation
  Percentage)                       Percentage)                   Percentage)


              Investor                    Investor                  Investor
              Finance                     Finance                   Finance
  Banks'      Charges         Banks'      Charges        Banks'     Charges
 Finance    (based upon      Finance    (based upon     Finance   (based upon
 Charges        the          Charges        the         Charges       the
              Floating                    Floating                  Floating
             Allocation                  Allocation                Allocation
            Percentage)                 Percentage)               Percentage)




                                  Group One
                           Investor Finance Charges



      Series 97-1                Series 97-2                 Series 97-3
Investor Monthly Interest  Investor Monthly Interest  Investor Monthly Interest



      Series 97-1                Series 97-2                 Series 97-3
 Investor Default Amount    Investor Default Amount    Investor Default Amount



      Series 97-1                Series 97-2                Series 97-3
  Investor Monthly Fees      Investor Monthly Fees      Investor Monthly Fees



      Series 97-1                Series 97-2                Series 97-3
  Investor Additional        Investor Additional        Investor Additional
        Amounts                    Amounts                    Amounts



      Series 97-1                Series 97-2                Series 97-3
   Balance based upon         Balance based upon         Balance based upon
    Invested Amount            Invested Amount            Invested Amount

 Investor Principal Collections for all Series

  Investor Principal Collections for any Due Period will first be allocated to cover Subordinated Principal Collections to the extent necessary to fund the Required Amount, if any, for such Due Period and, with respect to the Accumulation Period, required deposits to the Class A Principal Funding Account or payments to the Class B Certificateholders or, with respect to any Early Amortization Period, payments to the Investor Certificateholders and, following the payment in full of the Investor Certificates, to the Credit Enhancer to the extent of the Enhancement Invested Amount, if any. See "--Allocations, Reallocations and Subordination Within a Series--Subordination" and "--Class A and Class B Investor Principal Collections". The Servicer will determine the amount of Investor Principal Collections for any Due Period (plus certain other amounts described under "--Allocations, Reallocations and Subordination Within a Series--Class A and Class B Investor Principal Collections") remaining after such required payments and deposits and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate the Excess Principal Collections to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls; provided that in such allocation all other Series will have priority over any Series whose terms permit the Servicer to extend the initial principal payment date, and then only to the extent that the principal shortfall for such Series is greater than such principal shortfall would otherwise have been due to the election by the Servicer not to extend the initial principal payment date. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Banks, unless the Banks' Interest in Principal Receivables at such time (after giving effect to any new Receivables transferred to the Trust) is zero. Any amount not allocated to the Banks because their interest in Principal Receivables is zero will be held unallocated ("Unallocated Principal Collections") until the Banks' Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Banks) or until an early amortization event occurs or an accumulation period (or amortization period, if applicable) commences for any Series (after which such amount will be treated as a Series Allocable Miscellaneous Payment).

 Allocations, Reallocations and Subordination Within a Series

 Class A and Class B Investor Finance Charges

  The Servicer will allocate all Reallocated Investor Finance Charges for each Distribution Date to the Class A Interest and the Class B Interest pro rata based on their relative Invested Amounts as of the end of the second preceding Due Period. In addition, (i) any payment received by the Trustee with respect to any interest rate cap agreement or interest rate swap agreement established for the benefit of the Class A Certificates or the Class B Certificates will be allocated to the Class A Interest or the Class B Interest, as applicable, and
(ii) for each Distribution Date with respect to the Accumulation Period, the Servicer will allocate that portion of the Gross Amount equal to any Class A Funding Account Shortfall to the Class A Interest.

  (a) The amounts allocated to the Class A Interest as described above will be further allocated in the following priority; provided, however, that if the funds available therefor are less than the sum of the amounts specified in clauses (i), (ii) and (iii) below, such funds will be allocated among such clauses in proportion to the respective amounts specified in each such clause and, provided, further, that funds allocated to the Class A Certificateholders pursuant to clauses (a)(i) and (ii) below will be applied first to the amount specified under clause (a)(i) below and second to the amount specified under clause (a)(ii) below:

    (i)(A) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not deposited into the Class A Interest Funding Account on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date or Special Payment Date at the applicable certificate rate, plus an amount equal to any Class A Funding Account Shortfall for such Distribution Date, plus the amount of any Class A Funding Account Shortfall previously due but not deposited into the Class A Interest Funding Account on a prior Distribution Date, will be allocated to the Class A Interest Funding Account, and (B) if the Class A Certificates have the benefit of one or more interest rate swap agreements, the Class A Net Swap Payment, if any, with respect to such Distribution Date, plus any Class A Net Swap Payments previously due but not paid will be allocated to the related swap counterparty or counterparties, as applicable; provided, however, if the funds available therefor are less than the sum of the amounts specified in subclauses (i)(A) and (i)(B), such funds will be allocated between such subclauses in proportion to the respective amounts in each such subclause;

    (ii) an amount equal to the aggregate Class A Investor Default Amount for such Distribution Date will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (iii) an amount equal to the Class A Monthly Servicing Fee for such Distribution Date will be allocated to the Servicer;

    (iv) during the originally scheduled Accumulation Period, an amount equal to any Class A Investment Fee for such Distribution Date will be allocated to the Banks; and

    (v) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be allocated as described under "--Excess Finance Charge Collections" below.

  (b) The amounts allocated to the Class B Interest as described above will be further allocated in the following priority; provided, however, that if the funds available therefor are less than the sum of the amounts specified in clauses (i) and (ii) below, such funds will be allocated between such clauses in proportion to the respective amounts specified in each such clause:

    (i) (A) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not deposited into the Class B Interest Funding Account on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date or Special Payment Date at the applicable certificate rate, will be allocated to the Class B Interest Funding Account, and (B) if the Class B Certificateholders have the benefit of one or more interest rate swap agreements, the Class B Net Swap Payment, if any, with respect to such Distribution Date, plus any Class B Net Swap Payments previously due but not paid will be allocated to the related swap counterparty or counterparties, as applicable; provided, however, if the funds available therefor are less than the sum of the amounts specified in subclauses (i)
  (A) and (i) (B), such funds will be allocated between such subclauses in proportion to the respective amounts in each such subclause;

    (ii) an amount equal to the Class B Monthly Servicing Fee for such Distribution Date will be allocated to the Servicer; and

    (iii) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be allocated as described under "--Excess Finance Charge Collections" below.

  "Class A Funding Account Payment" means, with respect to any Distribution Date, the product of the Class A Net Swap Payment for such Distribution Date and a fraction, the numerator of which is the Class A Principal Funding Account Balance as of the close of business on the preceding Distribution Date and the denominator of which is the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Distribution Date.

  "Class A Funding Account Receipt" means, with respect to any Distribution Date, the product of the Class A Net Swap Receipt or the Class A Net Cap Receipt for such Distribution Date, as applicable, and a fraction, the numerator of which is the Class A Principal Funding Account Balance as of the close of business on the preceding Distribution Date and the denominator of which is the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Distribution Date.

  "Class A Investment Fee" means a fee payable to the Banks on each Distribution Date with respect to the originally scheduled Accumulation Period, commencing on the second such Distribution Date, initially equal to the amount specified in the related Prospectus Supplement and declining for each Distribution Date thereafter.

  "Class A Investor Default Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of Series Allocable Defaulted Receivables for such Distribution Date and (b) a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the second preceding Due Period and the denominator of which is equal to the Invested Amount as of such last day.

  "Class A Monthly Interest" has the meaning specified in the related Prospectus Supplement.

  "Class A Net Cap Receipt", if applicable, has the meaning specified in the related Prospectus Supplement.

  "Class A Net Swap Payment", if applicable, has the meaning specified in the related Prospectus Supplement.

  "Class A Net Swap Receipt", if applicable, has the meaning specified in the related Prospectus Supplement.

  "Class B Investor Default Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of the Series Allocable Defaulted Receivables for such Distribution Date and (b) a fraction, the numerator of which is equal to the Class B Invested Amount as of the last day of the second preceding Due Period and the denominator of which is equal to the Invested Amount as of such last day.

  "Class B Monthly Interest" has the meaning specified in the related Prospectus Supplement.

  "Class B Net Swap Payment", if applicable, has the meaning specified in the related Prospectus Supplement.

  "Interest Calculation Date" means each Distribution Date (or, if Interest Payment Dates are not Distribution Dates, the fifteenth day of the relevant calendar month or, if such day is not a business day, the next succeeding business day).

  "Interest Payment Date", with respect to a class of Investor Certificates, has the meaning specified in the related Prospectus Supplement.

  "Interest Period" means, with respect to a Payment Date for a class of Investor Certificates, a period from and including the preceding Payment Date with respect to such class to but excluding such Payment Date; provided, however, that the first Interest Period with respect to a class of Investor Certificates will commence on the related Series Issuance Date.

  "Payment Date" means, with respect to a class of Investor Certificates, each Interest Payment Date with respect to such class and each Special Payment Date.

  "Special Payment Date" means each Distribution Date with respect to any Early Amortization Period (or, if Interest Payment Dates are not Distribution Dates, the fifteenth day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) with respect to any Early Amortization Period, provided that in such case the first Special Payment Date shall occur in the Due Period following the Due Period in which the related Early Amortization Event is deemed to have occurred).

  "Excess Finance Charge Collections" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (a)(v) and
(b)(iii) above.

 Excess Finance Charge Collections

  For each Distribution Date, the Servicer will allocate Excess Finance Charge Collections with respect to the Due Period immediately preceding such Distribution Date, in the following priority:

    (a) an amount equal to the Required Amount, if any, with respect to such Due Period will be used to fund the Required Amount;

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series Allocable Miscellaneous Payments with respect to such Distribution Date) will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (c) (i) an amount equal to interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited into the Class B Interest Funding Account either on such Distribution Date or on a prior Distribution Date will be allocated to the Class B Interest Funding Account, and (ii) if the Class B Certificateholders have the benefit of one or more interest rate swap agreements, an amount equal to the Class B Net Swap Payments due, but which has not paid, with respect to such Distribution Date and prior Distribution Dates will be allocated to the related swap counterparty or swap counterparties, as applicable; provided, however, if the funds available therefor are less than the sum of the amounts specified in the subclauses (c) (i) and (c) (ii), such funds will be allocated between such subclauses in proportion to the respective amounts in each such subclause;

    (d) an amount equal to the interest which has accrued at the Class B Certificate Rate on any interest due but not paid to Class B
  Certificateholders on any previous Interest Payment Date or Special Payment Date will be allocated to the Class B Interest Funding Account;

    (e) an amount equal to the aggregate Class B Investor Default Amount for such Distribution Date will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (f) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (g) an amount equal to the monthly credit enhancement fee (the "Monthly Credit Enhancement Fee") for such Distribution Date (as defined in the agreement (the "Credit Enhancement Agreement") among the Banks, the providers of Credit Enhancement and the Trustee) will be allocated to the Credit Enhancer;

    (h) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to clauses (b) and (c) of the definition of "Enhancement Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (i) prior to the date on which the Credit Enhancement terminates (as described under "--Series Enhancements--Credit Enhancement Generally"), an amount up to the excess of the Initial Enhancement Amount over the Available Enhancement Amount will be used to increase the Available Enhancement Amount (up to the Initial Enhancement Amount); and

    (j) the balance, if any, will be allocated to the providers of Credit Enhancement for application in accordance with the provisions of the Credit Enhancement Agreement.

 Subordination

  The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent described herein to fund payments with respect to the Class A Certificates. The Class B Invested Amount represents the Class B Certificateholders' allocable interest in the Trust Assets and represents the subordinated amount which, in addition to the Available Shared Enhancement Amount, is available to fund payments with respect to the Class A Certificates. See "--Series Enhancements".

  On each Determination Date (or, if the Class A Certificates have the benefit of one or more interest rate cap agreements or interest rate swap agreements, on such later date as is necessary to enable the Servicer to take account of any payment to be made by a cap provider or a swap counterparty, as the case may be, pursuant to such agreement), the Servicer will determine the amount of any deficiency between (A) the sum of (a) the amount of Reallocated Investor Finance Charges allocated to the Class A Interest, plus (b) if applicable, the amount of any payment made by any such provider or counterparty to the Trust for the benefit of the Class A Certificateholders pursuant to any such interest rate cap agreement or interest rate swap agreement with respect to the following Distribution Date (but excluding from such payments the amount of any Class A Funding Account Receipt received by the Trust), minus (c) if Citibank (South Dakota) or an affiliate thereof is the Servicer, the amount paid pursuant to clause (a)(iii) of the first paragraph under the preceding caption "Class A and Class B Investor Finance Charges" and (B) the amount needed to cover the sum of (a) amounts described in clauses (a) (i) and (ii) of the first paragraph under the preceding caption "Class A and Class B Investor Finance Charges" (but not including any Class A Funding Account Shortfall or any applicable Class A Funding Account Payment), plus (b) if Citibank (South Dakota) or an affiliate thereof is no longer the Servicer, the Class A Monthly Servicing Fee (the amount of such deficiency being herein referred to as the "Required Amount"). If the Required Amount is greater than zero, Excess Finance Charge Collections for the related Distribution Date will be allocated to the Required Amount with respect to such Distribution Date. If Excess Finance Charge Collections with respect to such Distribution Date are less than the Required Amount, a draw will be made under the Credit Enhancement in an amount up to the lesser of (a) the Available Shared Enhancement Amount on such Distribution Date and (b) such shortfall. If the Available Shared Enhancement Amount on such Distribution Date is not sufficient to fund such shortfall, an amount up to the product of (a) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or any Early Amortization Period, of Series Allocable Principal Collections for such Due Period and (b) a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the Invested Amount at the close of business on such day, will then be allocated to fund the remaining Required Amount. The portion of Series Allocable Principal Collections determined in accordance with the preceding sentence is herein referred to as "Subordinated Principal Collections". The Enhancement Invested Amount, if any, will be reduced by the amount of Subordinated Principal Collections allocated to fund the Required Amount. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero. However, in the absence of the occurrence of an Economic Early Amortization Event and a related draw under the Credit Enhancement to pay principal of the Investor Certificates, the Enhancement Invested Amount will be zero.

  If Subordinated Principal Collections with respect to any Due Period are insufficient to fund the remaining Required Amount for such Due Period, then a portion of the Enhancement Invested Amount, if any, equal to such insufficiency (but not in excess of the Class A Investor Default Amount for such Due Period) will be allocated to the Class A Certificates and the Enhancement Invested Amount will be reduced by the amount so allocated. In the event that such allocation would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Due Period over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Due Period).

  Such reductions of the Class B Invested Amount shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Class B Invested Amount) on each Distribution Date by the sum of (a) Series Allocable Miscellaneous Payments with respect to such Distribution Date (but only to the extent such amount is not required to reimburse Class A Investor Charge-Offs with respect to such Distribution Date) and (b) Excess Finance Charge Collections for such

Distribution Date allocated and available for that purpose. See "--Investor Charge-Offs". In addition, any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on each Distribution Date by the sum of (a) Series Allocable Miscellaneous Payments (but only to the extent such amounts are not required to reimburse Class A Investor Charge-Offs or Class B Investor Charge-
Offs) and (b) Excess Finance Charge Collections for such Distribution Date allocated and available for that purpose.

  To the extent the Class B Invested Amount is decreased, the portion of Reallocated Investor Finance Charges allocated to the Class B Certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such decrease in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Required Amount for any Due Period exceeds the sum of Excess Finance Charge Collections, the Available Shared Enhancement Amount and Subordinated Principal Collections for such Due Period, but not in excess of the Class A Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. Class A Investor Charge-Offs will thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) on any Distribution Date by the sum of (a) Series Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Finance Charge Collections allocated and available for that purpose. See "--Investor Charge-Offs".

 Class A and Class B Investor Principal Collections

  On each Distribution Date, the Servicer will allocate the sum of Investor Principal Collections (other than Subordinated Principal Collections used to fund any amounts other than the Class A Investor Default Amount), Excess Principal Collections, if any, from other Series allocated to the Investor Certificates and any reallocated amounts described in the preceding paragraphs which are to be allocated as Investor Principal Collections, in each case for the preceding Due Period (collectively, the "Available Investor Principal Collections" for such Distribution Date), and will allocate such amounts as follows:

    (a) For each Distribution Date with respect to the Revolving Period, all Available Investor Principal Collections will be allocated to Excess Principal Collections (see "--Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series");

    (b) For each Distribution Date with respect to the Accumulation Period or any Early Amortization Period, all Available Investor Principal Collections will be allocated in the following priority:

      (i) an amount equal to Class A Monthly Principal for such Distribution Date will be allocated to the Class A Principal Funding Account;

      (ii) an amount equal to Class B Monthly Principal for such Distribution Date will be distributed to the Class B
    Certificateholders;

      (iii) an amount up to the Enhancement Invested Amount, if any, will be distributed to the Credit Enhancer for application in accordance with the provisions of the Credit Enhancement Agreement; and

      (iv) the balance, if any, will be allocated to Excess Principal
    Collections.

  Principal will not be payable to the Credit Enhancer with respect to the Enhancement Invested Amount, if any, until the Class A Certificates and the Class B Certificates have been paid in full.

  "Class A Controlled Distribution Amount" for any Distribution Date with respect to the Accumulation Period means an amount equal to the sum of the Class A Controlled Amortization Amount and any then-existing Class A Deficit Controlled Amortization Amount.

  "Class A Controlled Amortization Amount" means the amount specified as such in the related Prospectus Supplement.

  "Class A Deficit Controlled Amortization Amount" means, on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Amortization Amount over the amount distributed as Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Amortization Amount and any then existing Class A Deficit Controlled Amortization Amount over the Class A Monthly Principal distributed on such Distribution Date.

  "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal the Available Investor Principal Collections for such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Class A Monthly Principal may not exceed the Class A Controlled Distribution Amount for such Distribution Date; and provided further that Class A Monthly Principal may not exceed the Class A Invested Amount.

  "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period, commencing with the Class B Principal Commencement Date, will equal the Available Investor Principal Collections for such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date); provided, however, that the Class B Monthly Principal may not exceed the Class B Invested Amount.

  "Class B Principal Commencement Date" means the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and an Early Amortization Period has not commenced, the Class B Expected Final Payment Date (or, if Interest Payment Dates are not Distribution Dates, the Distribution Date immediately preceding the Payment Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and an Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date).

PRINCIPAL FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Class A Principal Funding Account"). Class A Monthly Principal will be deposited in the Class A Principal Funding Account as described above under "--Principal".

  Provided that an Early Amortization Event has not occurred, all amounts on deposit in the Class A Principal Funding Account (the "Class A Principal Funding Account Balance") on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) will be invested from the date of deposit to the Class A Expected Final Payment Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Accumulation Period and on the first Special Payment Date, if any, thereafter, the interest and other investment income (net of investment expenses) earned on such investments (the "Class A Investment Proceeds") up to an amount (the "Class A Covered Amount") equal to the product of (a) the Class A Certificate Rate (or, if the Class A Certificates have the benefit of an interest rate cap agreement or interest rate swap agreement and provided that the cap provider or swap counterparty, as the case may be, has not defaulted in the performance of its obligations under its agreement on or prior to such Distribution Date (and, with respect to any interest rate cap agreement, in the event the Class A Certificate Rate exceeds the cap rate), the cap rate or swap rate, as the case may be), (b) the Class A Principal Funding Account Balance and (c) a fraction the numerator of which is the number of days from and including the prior Interest Calculation Date to but excluding the succeeding Interest Calculation Date (calculated on the same basis as the Class A Certificate Rate) and the denominator of which is 360, will be withdrawn from the Class A Principal Funding Account and deposited into the Class A Interest Funding Account. The excess, if any, of the Class A Investment Proceeds over the Class A Covered Amount (the "Class A Excess Investment Proceeds") will be withdrawn from the Class A Principal Funding Account on each such Distribution Date and will be included in the Gross Amount and allocated as described above under "--Allocations, Reallocations and Subordination--Allocation Between Investor Certificateholders and the Banks".

  For each Distribution Date with respect to the Accumulation Period, a portion of the Gross Amount generally equal to the sum of (a) the Floating Allocation Percentage of Series Allocable Finance Charge Collections and (b) the excess of the Class A Covered Amount over the related Class A Investment Proceeds (the "Class A Funding Account Shortfall") will be allocated to the Investor Certificateholders (provided that, solely for the purpose of determining Class A Funding Account Shortfall, as such term is used in clause (a)(i)(A) in "-- Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination within a Series--Class A and Class B Investor Finance Charges", Class A Covered Amount will always be determined with reference to the Class A Certificate Rate). See "--Allocations, Reallocations and Subordination-- Allocation Between Investor Certificateholders and the Banks".

DISTRIBUTIONS

  Payments to Class A Certificateholders will be made from the Class A Interest Funding Account and from the Class A Principal Funding Account (the "Class A Funding Accounts") and payments to Class B Certificateholders will be made from the Class B Interest Funding Account and from the Collection Account. The Servicer shall instruct the Trustee to apply the funds on deposit in such accounts to make the following distributions:

    (a) On each Interest Payment Date with respect to a class of Investor Certificates and on each Special Payment Date, all amounts on deposit in the Interest Funding Account with respect to such class will be distributed to Certificateholders of such class;

    (b) On each Special Payment Date, on the Class A Expected Final Payment Date and on any other principal payment date provided with respect to a particular Series, the Class A Principal Funding Account Balance (and, on the first Special Payment Date following an Economic Early Amortization Event, the amount, if any, drawn under the Credit Enhancement to pay principal of the Class A Certificates) shall be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Class A Interest due to the failure to find a successor Servicer upon a Servicer Default, in which event the foregoing limitation shall not apply); and

    (c) On each Special Payment Date following the payment in full of the Class A Certificates, on the Class B Expected Final Payment Date and on any other principal payment date provided with respect to a particular Series, the amount to be distributed to Class B Certificateholders as described under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Class A and Class B Investor Principal Collections" (and, on the first Special Payment Date following an Economic Early Amortization Event, the amount, if any, drawn under the Credit Enhancement to pay principal of the Class B Certificates) shall be distributed to Class B Certificateholders up to a maximum amount on any such date equal to the unpaid principal amount of the Class B Certificates on such date (unless there has been an optional repurchase of the Class B Interest due to the failure to find a successor Servicer upon a Servicer Default, in which event the foregoing limitation shall not apply).

  The paying agent (the "Paying Agent") shall initially be Citibank, N.A. The Paying Agent shall have the revocable power to withdraw funds from such accounts for the purpose of making distributions to Investor
Certificateholders.

DEFAULTED RECEIVABLES; RECOVERIES; REBATES AND FRAUDULENT CHARGES

  "Defaulted Receivables" for any Due Period are Principal Receivables which were charged-off as uncollectible in such Due Period. The amount of Defaulted Receivables for any Due Period will be an amount

(not less than zero) equal to (a) the amount of the Principal Receivables that were charged-off in such Due Period less (b) the sum of (i) the amount of any Defaulted Receivables of which the Banks or the Servicer becomes obligated to accept reassignment or assignment during such Due Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Banks or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted, (ii) the aggregate amount of recoveries received in such Due Period with respect to Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Due Period of the sum computed pursuant to this clause
(b) for such Due Period over the amount of Principal Receivables which became Defaulted Receivables in such Due Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable credit card accounts. The current policy of the Servicer is to charge off the receivables in an account when that account becomes 185 days delinquent or, in general, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge off the receivables in such account not later than 60 days after the Servicer receives such notice.

  If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer charges off as uncollectible certain small balances, the principal amount of the Banks' Interest in Principal Receivables will be reduced by the amount of such adjustment or charge-off. In addition, the principal amount of the Banks' Interest in Principal Receivables will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or which was subject to certain liens specified in the Pooling Agreement. After any such reduction in the amount of the Banks' Interest in Principal Receivables occurs, the amount of such Receivables described above will be deducted from Principal Receivables used in the calculation of the principal allocation percentage and the floating allocation percentage applicable to any Series. Furthermore, to the extent that the reduction in the amount of the Banks' Interest in Principal Receivables would reduce such interest below zero, the Banks will deposit into the Collection Account in immediately available funds an amount equal to the amount by which the Banks' Interest in Principal Receivables would be reduced below zero (an "Adjustment Payment") on the Distribution Date following such Due Period.

INVESTOR CHARGE-OFFS

  On each Distribution Date, if the Required Amount for such Distribution Date exceeds the sum of Excess Finance Charge Collections, the Available Shared Enhancement Amount and Subordinated Principal Collections with respect to such Distribution Date, the Enhancement Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Enhancement Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the sum of (a) Series Allocable Miscellaneous

Payments and (b) the amount of Excess Finance Charge Collections allocated and available for such purpose as described under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Excess Finance Charge Collections".

  If on any Distribution Date the Class B Investor Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections which are allocated and available for such Distribution Date to fund such amount as described under "--Excess Finance Charge Collections" and the amount, if any, drawn under the Credit Enhancement to fund such Class B Investor Default Amount, the Enhancement Invested Amount, if any, will be reduced by the amount of such excess. In the event that any such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Invested Amount will thereafter be increased (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) on any Distribution Date by the sum of (a) Series Allocable Miscellaneous Payments (but only to the extent such amounts are not required to reimburse Class A Investor Charge-Offs as described above) and (b) the amount of Excess Finance Charge Collections allocated and available for such purpose as described under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Excess Finance Charge Collections".

  Any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on any Distribution Date by the sum of (a) Series Allocable Miscellaneous Payments (but only to the extent such amounts are not required to reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs as described above) and
(b) the amount of Excess Finance Charge Collections allocated and available for such purpose as described under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Excess Finance Charge Collections".

SERIES ENHANCEMENTS

 Credit Enhancement Generally

  The credit enhancement with respect to the Investor Certificates (the "Credit Enhancement") may consist of a cash collateral account (a "Cash Collateral Account") and/or a letter of credit (an "L/C"), in each case in the name of the Trustee for the benefit of the Investor Certificateholders, and/or any other form of credit enhancement described in the related Prospectus Supplement.

  The "Initial Shared Enhancement Amount" (which will be equal to the sum of the Initial Shared Collateral Amount, if any, and the Initial Shared L/C Amount, if any, or will otherwise be specified in the related Prospectus Supplement) will be for the benefit of both the Class A Certificates and the Class B Certificates, while the "Initial Class B Enhancement Amount" (which will be equal to the sum of the Initial Class B Collateral Amount, if any, and the Initial Class B L/C Amount, if any, or will otherwise be specified in the related Prospectus Supplement) will be for the exclusive benefit of the Class B Certificates. On each Distribution Date, the "Available Enhancement Amount" will equal the sum of the Available Cash Collateral Amount, if any, and the Available L/C Amount, if any, and the "Available Shared Enhancement Amount" will equal the lesser of (a) the "Initial Shared Enhancement Amount" (which will be specified in the related Prospectus Supplement) and (b) the excess, if any, of the Available Enhancement Amount on such Distribution Date over the Initial Class B Enhancement Amount.

  For each Distribution Date, one or more draws will be made under the Credit Enhancement in an aggregate amount up to the Available Shared Enhancement Amount on such Distribution Date, to fund the following amounts in the following priority:

    (a) the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Required Amount

  (i) will be deposited in the Class A Interest Funding Account up to the portion of the Required Amount attributable to interest on the Class A Certificates and (ii) if the Class A Certificates have the benefit of one or more interest rate swap agreements, payments due the related swap counterparty or counterparties, as applicable, will be paid to such swap counterparty or counterparties up to the portion of the Required Amount attributable to payments due such swap counterparty or counterparties, and the remainder will be allocated in the same manner as Investor Principal Collections for such Distribution Date;

    (b) (i) the excess, if any, of the accrued and unpaid interest on the outstanding principal balance of the Class B Certificates (plus any interest payable on such unpaid interest) over the amount otherwise to be deposited in the Class B Interest Funding Account on such Distribution Date, and (ii) if the Class B Certificateholders have the benefit of one or more interest rate swap agreements, the excess, if any, of the payments due the related swap counterparty or counterparties, as applicable, over the amount otherwise to be paid to such swap counterparty or counterparties, will be used to fund any such excess as described in clauses (i) and (ii) above; and

    (c) the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Class B Investor Default Amount will be allocated in the same manner as Investor Principal Collections for such Distribution Date.

  On the first Special Payment Date following an Early Amortization Event described below in clause (f) or (j) under "--Early Amortization Events" (each, an "Economic Early Amortization Event"), (a) an amount equal to the lesser of
(i) the Available Shared Enhancement Amount (after giving effect to any draws under the Credit Enhancement on such date as described above) and (ii) the unpaid Class A Invested Amount, will be drawn under the Credit Enhancement and distributed to the Class A Certificateholders as a payment of principal of the Class A Certificates and (b) an amount equal to the lesser of (i) the remainder of the Available Enhancement Amount and (ii) the unpaid principal amount of the Class B Certificates, will be drawn under the Credit Enhancement and distributed to the Class B Certificateholders as a payment of principal of the Class B Certificates. Unless otherwise specified in the Prospectus Supplement, following such draws under the Credit Enhancement on such Special Payment Date, the Credit Enhancement will be terminated, no further deposits will be made to the Cash Collateral Account, if any, and, on subsequent Distribution Dates, any Surplus Finance Charge Collections that would otherwise have been applied to increase the Available Enhancement Amount up to the Initial Enhancement Amount (as described under "--Allocations, Reallocations and Subordination-- Allocations, Reallocations and Subordination Within a Series--Excess Finance Charge Collections"), will instead be applied in accordance with the terms of any applicable Credit Enhancement Agreement.

  On each Distribution Date commencing with the Class B Principal Commencement Date, a draw will be made under the Credit Enhancement to pay principal with respect to the Class B Certificates to the extent that the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount on such Distribution Date, in an amount equal to the lesser of (a) the Available Enhancement Amount on such Distribution Date (after giving effect to all other draws under the Credit Enhancement on such Distribution Date as described above) and (b) such excess.

  In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Certificateholders' Interest by the Banks, a sale of a portion of the Receivables in connection with the Series Termination Date, a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest for all other Series in connection with a Servicer Default or a reassignment of the Certificateholders' Interest and the certificateholders' interest for all other Series in connection with a breach by the Bank of certain representations and warranties (each as described under "--Early Amortization Events", "-- Optional Termination; Final Payment of Principal" or "The Pooling Agreement Generally--Termination of Trust", "--Representations and Warranties" and "-- Servicer Default"), any Available Enhancement Amount on the related Distribution Date (after giving effect to all other draws under the Credit Enhancement on such Distribution Date as described above) will be drawn under the Credit Enhancement and the proceeds thereof will be distributed to Class B Certificateholders to the extent that, after giving effect to the distribution to the Class B Certificateholders of the proceeds from such sale or repurchase allocated to the Class B Certificateholders (after the Class A Invested Amount has been fully paid), the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount.

  On each Distribution Date, the Servicer, or the Trustee, acting pursuant to the Servicer's instructions, will apply Surplus Finance Charge Collections (to the extent described above under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Excess Finance Charge Collections") to increase the Available Enhancement Amount (to the extent such amount is less than the Initial Enhancement Amount).

 The Cash Collateral Account

  If the Credit Enhancement with respect to any Series includes a Cash Collateral Account, the Trustee will hold the Cash Collateral Account for the benefit of the Investor Certificateholders and the provider of Credit Enhancement, as their interests appear in the Series Supplement, and in the case of the provider of Credit Enhancement, the applicable Credit Enhancement Agreement. The Cash Collateral Account will be one or more Eligible Deposit Accounts; provided, however, that an "Eligible Institution", as such term is used in the definition of "Eligible Deposit Account" (to the extent of funds in the Cash Collateral Account that exceed the Available Shared Enhancement Amount) shall, with respect to Standard & Poor's, have a long-term unsecured debt rating of at least A, instead of AAA, or a certificate of deposit rating of at least A-1, instead of A-1+. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments, although for purposes of investments of funds in the Cash Collateral Account (to the extent such funds exceed the Available Shared Enhancement Amount on any date) the term "highest rating" as used in the definition of "Eligible Investments" shall include A-1 as well as A-1+, in the case of a short-term rating by Standard & Poor's.

  Unless otherwise specified in the Prospectus Supplement, the Cash Collateral Account will be funded on the Series Issuance Date in an amount specified in the related Prospectus Supplement (the "Initial Cash Collateral Amount") from the proceeds of an advance to be made by one or more financial institutions to be selected by the Banks (such financial institution or institutions, the "Cash Collateral Depositor"). Such advance will be repaid pursuant to the applicable Credit Enhancement Agreement. The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Investor Certificates are paid in full, (b) the date on which the entire Available Enhancement Amount is distributed to the Investor Certificateholders as a result of the occurrence of an Economic Early Amortization Event and (c) the Series Termination Date. If the Cash Collateral Account is the sole source of Credit Enhancement, a portion of the Initial Cash Collateral Amount specified in the related Prospectus Supplement (the "Initial Shared Collateral Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates, and the remainder of the Initial Cash Collateral Amount (the "Initial Class B Collateral Amount") will be for the exclusive benefit of the Class B Certificates.

  Unless otherwise specified in the Prospectus Supplement, on each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date) and the Initial Cash Collateral Amount.

 The L/C

  If the Credit Enhancement with respect to any Series includes a letter of credit (the "L/C"), the Trustee will hold the L/C for the benefit of the Investor Certificateholders. The L/C, if any, will have a stated maximum amount (the "Stated L/C Amount") specified in the related Prospectus Supplement. If the L/C is the sole source of Credit Enhancement, a portion of the Stated L/C Amount specified in the related

Prospectus Supplement, (the "Initial Shared L/C Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates, and the remainder of the Stated L/C Amount (the "Initial Class B L/C Amount") will be for the exclusive benefit of the Class B Certificates. Unless otherwise specified in the Prospectus Supplement, on each Distribution Date, the amount available under the L/C (the "Available L/C Amount") will equal the lesser of
(x) the Stated L/C Amount and (y) the Available L/C Amount for the previous Distribution Date minus all drawings under the L/C with respect to such previous Distribution Date plus the amount of all distributions made to the L/C Issuer from the Collection Account out of available Excess Finance Charge Collections on such previous Distribution Date (less the amount of any such distributions in respect of interest or fees paid to the L/C Issuer). The L/C will be terminated following the earliest to occur of (a) the date on which the Investor Certificates are paid in full, (b) the date on which the entire Available Enhancement Amount is distributed to the Investor Certificateholders as a result of the occurrence of an Economic Early Amortization Event and (c) the Series Termination Date. Information with respect to the issuer of the L/C (the "L/C Issuer") will be provided in the related Prospectus Supplement.

  In the event at any time the debt obligations of the L/C Issuer are downgraded or withdrawn (such event being referred to as an "L/C Issuer Downgrade") and, as a result of such L/C Issuer Downgrade, the Rating Agency reduces (or indicates that it may reduce) the then-current rating of the Class A Certificates or the Class B Certificates, then the Servicer will, within the time period specified by the applicable Rating Agency, either (i) replace the L/C with (x) an irrevocable letter of credit with a stated amount not less than the Stated L/C Amount and issued by a successor L/C Issuer satisfactory to the Rating Agency or (y) any other arrangement satisfactory to the Rating Agency; provided that in either case there is no Ratings Effect; or (ii) cause a draw to be made under the L/C in an amount equal to the Available L/C Amount and deposit such amount into an Eligible Deposit Account established by the Servicer for the benefit of the Investor Certificateholders and the L/C Issuer (the "L/C Funding Account").

  After the establishment and funding of the L/C Funding Account, any amount which would formerly have been drawn under the L/C will be withdrawn from such account and any distribution that would formerly have been made to the L/C Issuer pursuant to clause (i) under "--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series-- Excess Finance Charge Collections" will be deposited in the L/C Funding Account.

 Other Series Enhancements

  Any other Series Enhancement with respect to a Series, including, but not limited to, interest rate swap agreements, interest rate cap agreements or other similar arrangements will be described in the related Prospectus Supplement.

EARLY AMORTIZATION EVENTS

  As described above, the Revolving Period will continue until the commencement of the Accumulation Period, which will continue until the Class A Invested Amount and the Class B Invested Amount have been paid in full, unless an Early Amortization Event occurs prior to any of such dates. An "Early Amortization Event" refers to any of the following events and any other events specified as such in the related Prospectus Supplement:
    (a) failure on the part of either of the Banks (i) to make any payment or deposit required under the Pooling Agreement or any Supplement within five business days after the date such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Banks set forth in the Pooling Agreement or any Supplement, which failure has a material adverse effect on the investor certificateholders of any Series and which continues unremedied for a period of 60 days after written notice;
    (b) any representation or warranty made by the Banks in the Pooling Agreement or any Supplement or any information required to be given by the Banks to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the investor certificateholders of any Series are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Banks have repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;
    (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to either of the Banks;
    (d) a failure by the Banks to make a Lump Sum Addition to the Trust within five business days after the day on which they are required to make such Lump Sum Addition pursuant to the Pooling Agreement;
    (e) the Trust becomes an investment company within the meaning of the Investment Company Act;
    (f) the amount of Surplus Finance Charge Collections averaged over a period of three consecutive Due Periods is less than or equal to the Required Surplus Finance Charge Amount for the last of such three consecutive Due Periods;
    (g) the occurrence of any Servicer Default;
    (h) on any Determination Date, the Class B Invested Amount on the next Distribution Date will be less than 1% of the initial aggregate principal amount of the Investor Certificates (or, if applicable with respect to a particular Series, the highest invested amount during the related Due
  Period, or, during any accumulation period, scheduled amortization period, early amortization period or class A amortization period, the highest invested amount during the Due Period preceding the first Due Period with respect to such accumulation period, scheduled amortization period, early amortization period or class A amortization period);

    (i) on the last day of any Due Period during the Accumulation Period, the product of (i) the total amount of Principal Receivables as of such last day, (ii) the Series Allocation Percentage with respect to the Investor Certificates for such Due Period and (iii) the excess of 100% over the Floating Allocation Percentage for such Due Period, fails to equal at least 100% of the Class A Principal Funding Account Balance as of such last day;

    (j) any reduction of the Portfolio Yield for any Due Period during the Accumulation Period to a rate below the weighted average certificate rate for all Series in the Group (provided that, if the certificate rate for a class or Series is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreement or interest rate swap agreement);

    (k) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date or the Class B Invested Amount on the Class B Expected Final Payment Date;

    (l) either of the Banks is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement;

    (m) in the event that any Series Enhancement includes one or more interest rate cap agreements or interest rate swap agreements, the failure of any interest rate cap provider or any swap counterparty, as the case may be, to make a payment under such agreement within five days of the date such payment was due; or

    (n) in the event that any Series Enhancement includes one or more interest rate cap agreements or interest rate swap agreements, the failure of the Servicer, within 30 days of the date on which the debt ratings of any interest rate cap provider or any swap counterparty, as the case may be, fall below the required ratings of any of the Ratings Agencies as specified in the related Series Supplement, to (i) obtain a replacement interest rate cap agreement or interest rate swap agreement, as the case may be, with terms substantially the same as such downgraded interest rate cap agreement or interest rate swap agreement or (ii) establish any other arrangement satisfactory to the applicable Rating Agency, in any case such that the Rating Agency will not reduce or withdraw its ratings of the Investor Certificates.

  In the case of any event described in (a), (b) or (g), an Early Amortization Event with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or investor certificateholders holding investor certificates evidencing more than 50% of the aggregate unpaid principal amount of the investor certificates of any Series to which such event relates by written notice to the Banks and the Servicer (and to the Trustee, if given by the investor certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. See "Special Considerations--Series Considerations-- Control". In the case of any event described in clause (c), (d), (e) or (l), an Early Amortization Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the investor certificateholders of any Series immediately upon the occurrence of such event. In the case of any event described in clause (f), (h), (i), (j),
(k), (m) or (n), an Early Amortization Event with respect to the Series offered hereby will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which the Early Amortization Event occurs. Monthly distributions of principal to the Class A Certificateholders will begin on the first Special Payment Date. Any amounts on deposit in the Class A Principal Funding Account or the Class A Interest Funding Account at such time will be distributed on such first Special Payment Date to the Class A Certificateholders and any amounts on deposit in the Class B Interest Funding Account at such time will be distributed on such first Special Payment Date to Class B Certificateholders; provided, however, that, except as described in the following sentence, principal payments with respect to the Class B Certificates will not be made until the final principal payment has been made with respect to the Class A Certificates. In addition, on the first Special Payment Date following an Economic Early Amortization Event, funds will be drawn under the Credit Enhancement and used to make principal payments with respect to the Investor Certificates as described under "--Series Enhancements".

  In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Banks will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Banks' Certificate and the holders of investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or class (and, in the case of certain Series, any credit enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the portion of such proceeds allocated to the Class A Interest and the proceeds of any collections on the Receivables in the Collection Account allocated to the Class A Interest are not sufficient to pay the Class A Invested Amount in full, the amount of principal returned to Class A Certificateholders will be reduced and Class A Certificateholders will incur a loss and no principal will be available to the Class B Certificateholders, who will also incur a loss. Following any such sale of the Receivables, however, any Available Enhancement Amount on the related Distribution Date (after giving effect to certain other draws under the Credit Enhancement on such Distribution Date as described under "--Series Enhancements") will be drawn under the Credit Enhancement and distributed to Class B Certificateholders to the extent that, after giving effect to the distribution to Class B Certificateholders of the proceeds of the sale allocated to the Class B Certificateholders, the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Trust Servicing Fee") in an amount equal to the sum of the series servicing fees with respect to all Series. The series servicing fee with respect to the Investor Certificates (the "Series Servicing Fee") shall accrue from the Series Issuance Date and shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series Termination Date and the first Distribution Date on which the Invested Amount and the Enhancement Invested Amount, if any, are zero, in the aggregate amount specified below.

  On each Distribution Date, Servicer Interchange with respect to the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as a portion of the Series Servicing Fee with respect to such Due Period. The "Servicer Interchange" for any Due Period will be equal to the product of (a) the Floating Allocation Percentage for such Due Period and (b) the portion of Series Allocable Finance Charge Collections deposited in the Collection Account for such Due Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Due Period shall not exceed one-twelfth of the product of (i) the sum of the Invested Amount and the Enhancement Invested Amount, if any, as of the last day of the preceding Due Period and (ii) the percentage (the "Servicer Interchange Rate") specified in the related Prospectus Supplement.

  The share of the Series Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of Servicer Interchange, if any) with respect to any Distribution Date (the "Class A Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the percentage (the "Net Servicing Fee Rate") specified in the related Prospectus Supplement, (b) the sum of the Invested Amount and the Enhancement Invested Amount, if any, as of the last day of the Due Period second preceding such Distribution Date and (c) a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Due Period second preceding such Distribution Date and the denominator of which is the Invested Amount as of such last day. The share of the Series Servicing Fee allocable to the Class B Certificateholders (after giving effect to the distribution of Servicer Interchange, if any) with respect to any Distribution Date (the "Class B Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Net Servicing Fee Rate, (b) the sum of the Invested Amount and the Enhancement Invested Amount, if any, as of the last day of the Due Period second preceding such Distribution Date and (c) a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Due Period second preceding such Distribution Date and the denominator of which is the Invested Amount as of such last day. The remaining portion of the Series Servicing Fee will be allocable to the Banks' Interest (the "Seller Servicing Fee"). The Class A Monthly Servicing Fee and the Class B Monthly Servicing Fee will be paid on each Distribution Date with respect to each Due Period from the Collection Account (unless such amounts have been netted against deposits to the Collection Account) as described under "--Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series-- Group One Investor Finance Charges".

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling Agreement, the Series Supplement and any other Supplement to be payable by the Trust or the Banks (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, of the Trust).

RECORD DATE

  Payments on the Class A Certificates and the Class B Certificates will be made as described herein to the Investor Certificateholders in whose names the Investor Certificates were registered (expected to be Cede, as nominee of DTC, in the case of any publicly issued class of investor certificates) at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Investor Certificates will be made only upon presentation and surrender of the Investor Certificates. Distributions made to DTC will be made in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration".

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

  On the Distribution Date occurring on or after the date that the sum of the Invested Amount and the Enhancement Invested Amount, if any, is reduced to 5% or less of the initial outstanding aggregate principal amount of the Investor Certificates, the Banks will have the option to repurchase the Certificateholders' Interest. The purchase price will be equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates and the Class B Certificates at the applicable certificate rate (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date or Special Payment Date at the applicable certificate rate) through the day preceding such Distribution Date. Following any such repurchase, the Class A Certificateholders and Class B Certificateholders will have no further rights with respect to the Receivables. In the event that the Banks fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest, payments would continue to be made to the Investor Certificateholders as described under "-- Distributions".

  In any event, the last payment of principal and interest on the Investor Certificates will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Class A Invested Amount or the Class B Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in the Pooling Agreement and the Series Supplement, in an amount, subject to certain limitations, of up to 110% of the Invested Amount at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Investor Certificateholders, as provided in the Pooling Agreement and the Series Supplement.

REPORTS

  No later than the fourth business day prior to each Distribution Date (or such later date as is specified in the related Prospectus Supplement), the Servicer will forward to the Trustee, the Paying Agent, the Rating Agency and each provider of Series Enhancement a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Investor Certificates (unless otherwise indicated), including: (a) with respect to the Accounts: (i) the Portfolio Yield, (ii) the rate at which new purchases of merchandise and services are made in the Accounts, (iii) the total payment rate on the Accounts, (iv) the rate of principal payment on the Accounts, (v) the aggregate principal balance of the Accounts and (vi) the aggregate outstanding balance of the Accounts which were delinquent as of the close of business at the end of the calendar month immediately preceding such Distribution Date as a percentage of Receivables; (b) with respect to Group
One: (i) the weighted average certificate rate for all Series issued with respect to Group One and the weighted average series servicing fee rates and the rate of other fees allocable to the investor certificateholders of all such Series, (ii) the amount of surplus finance charge collections, the required surplus finance charge amount and the excess of surplus finance charge collections over required surplus finance charge amount for each such Series (in each case expressed as a percentage of the invested amount of such Series and on a dollar amount basis), (iii) the aggregate amount of collections in respect of Principal Receivables, the aggregate amount of collections in respect of Finance Charge Receivables and the total amount of collections in respect of the Receivables, (iv) the total monthly interest expense, (v) the total servicing fee and other similar fees paid and (vi) the Group One Investor Default Amount; and (c) with respect to the Investor Certificates: (i) the Class A Invested Amount and Class B Invested Amount for such Distribution Date,
(ii) the amount of the Class A Monthly Interest and Class B Monthly Interest for such Distribution Date and, during the Accumulation Period or any Early Amortization Period, the amount of Class A Monthly Principal and Class B Monthly Principal for such Distribution Date, (iii) the amount on deposit in each of the Class A Funding Accounts and the Class B Interest Funding Account on such Distribution Date, (iv) the Available Enhancement Amount for such Distribution Date and (v) the amount, if any, of Class A Investor Charge-Offs and Class B Investor Charge-Offs for such Distribution Date.

  With respect to each Interest Payment Date (including the Class A Expected Final Payment Date and the Class B Expected Final Payment Date) or Special Payment Date, as the case may be, the Monthly Report will include the following additional information with respect to the Investor Certificates: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Class A Certificates and the Class B Certificates; (c) the amount of such distribution allocable to interest on the Class A Certificates and the Class B Certificates; (d) in the event that any Series Enhancement includes an interest rate cap agreement or interest rate swap agreement, the amount of payments, if any, under such interest rate cap agreement or interest rate swap agreement made with respect to such date; (e) the amount, if any, by which the unpaid principal balance of the Class A Certificates exceeds the Class A Invested Amount and the amount, if any, by which the unpaid principal balance of the Class B Certificates exceeds the Class B Invested Amount, in each case as of the Record Date with respect to such Interest Payment Date or Special Payment Date, as the case may be; (f) the amount and date of issuance of any Additional Investor Certificates; and (g) if the commencement of the Accumulation Period has been postponed, the date on which the Accumulation Period will begin. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Investor Certificateholder of record a copy of the Monthly Report.

  On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was an Investor Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was an Investor Certificateholder, together with such other customary information as is necessary to enable the Investor Certificateholders to prepare their tax returns. See "Tax Matters".

LIST OF INVESTOR CERTIFICATEHOLDERS

  At such time, if any, as Definitive Certificates have been issued, upon written request of any Investor Certificateholder or group of Investor Certificateholders of record holding Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Investor Certificates, the Trustee will afford such Investor Certificateholders access during normal business hours to the current list of Investor Certificateholders of the Trust for purposes of communicating with other Investor Certificateholders with respect to their rights under the Pooling Agreement or the Series Supplement or under the Investor Certificates. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

  The Pooling Agreement does not provide for any annual or other meetings of Investor Certificateholders.

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the Summary of Terms, Investor
Certificateholders may hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Investor Certificates. No Investor Certificateholder will be entitled to receive a certificate representing such person's interest in the Investor Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Class A Certificateholders and Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Class A Certificateholders and Class B Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Class A Certificates and the Class B Certificates, for distribution to Class A Certificateholders or Class B Certificateholders, as the case may be, in accordance with DTC procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Investor Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Investor Certificates, see Annex I hereto and "Tax Matters--Federal Income Tax Consequences--Non-United States Investors".

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Investor Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Investor Certificates may do so only through Participants and Indirect Participants. In addition, Investor Certificateholders will receive all distributions of principal of and interest on the Investor Certificates from the Paying Agent, initially Citibank, or the Trustee through DTC and its Participants. Under a book-entry format, Investor Certificateholders will receive payments after the related Interest Payment Date, Class A Expected Final Payment Date, Class B Expected Final Payment Date or Special Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Investor

Certificateholders. It is anticipated that the only "Class A Certificateholder" and "Class B Certificateholder" (as such terms are used in the Pooling Agreement and the Series Supplement) will be Cede, as nominee of DTC, and that Investor Certificateholders will not be recognized by the Trustee as "Investor Certificateholders" under the Pooling Agreement and the Series Supplement. Investor Certificateholders will only be permitted to exercise the rights of Investor Certificateholders under the Pooling Agreement and the Series Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Investor Certificates and is required to receive and transmit distributions of principal of and interest on the Investor Certificates. Participants and Indirect Participants with which Investor Certificateholders have accounts with respect to the Investor Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Investor Certificateholders.

  Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of an Investor Certificateholder to pledge Investor Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Investor Certificates, may be limited due to the lack of a physical certificate for such Investor Certificates.

  DTC has advised the Banks that it will take any action permitted to be taken by an Investor Certificateholder under the Pooling Agreement or the Series Supplement only at the direction of one or more Participants to whose account with DTC the Investor Certificates are credited. Additionally, DTC has advised the Banks that it will take such actions with respect to specified percentages of the Class A Interest, Class B Interest or Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear

Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the Investor Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Investor Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters". The Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Investor Certificateholder under the Pooling Agreement or the Series Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Investor Certificates will be issued to Investor Certificateholders in certificated registered and/or bearer form, or in book-entry form, as described in the Prospectus Supplement.

  If any Investor Certificates are originally issued in book-entry form through DTC, thereafter such Investor Certificates will be issued in fully registered, certificated form to Class A Certificateholders or Class B Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Banks advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Investor Certificates, and the Trustee or the Banks are unable to locate a qualified successor, (ii) the Banks, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Investor Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Class A Certificates or 50% of the aggregate unpaid principal amount of the Class B Certificates, as the case may be, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Investor Certificateholders.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates or the Class B Certificates, as applicable, and instructions for re-registration, the Trustee will issue such Investor Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Class A Certificateholders" or "Class B Certificateholders", as applicable, under the Pooling Agreement and the Series Supplement ("Holders").

  If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANKS' CERTIFICATE

  The Pooling Agreement provides that the Banks may exchange a portion of the certificate evidencing the Banks' interest in the Trust for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Banks upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "--Amendments"); provided that (a) such transfer will not result in a Ratings Effect, (b) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such exchange, the Banks shall have delivered an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes, (i) following such exchange the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) such exchange will not adversely affect the characterization of any investor certificates of any Series as debt and will not cause a taxable event to holders of any such investor certificates. Any transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) of the preceding sentence.

TERMINATION OF TRUST

  Unless the Banks instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate invested amounts of all Series is zero, (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on February 25, 1994 or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Series Provisions--Early Amortization Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to holders of investor certificates) will be conveyed and transferred to the Banks.

CONVEYANCE OF RECEIVABLES

  Pursuant to the Pooling Agreement, the Banks have sold and assigned to the Trust their respective interests in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing. The Receivables conveyed to the Trust by Citibank (Nevada) have been previously participated to Citibank (Nevada) by Citibank (South Dakota).

  In connection with the transfer of any Receivables to the Trust, the Banks are required to indicate in their computer records that the Receivables have been conveyed to the Trust. In addition, the Banks have provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number and (ii) except in the case of New Accounts, the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. Citibank (South Dakota), as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Banks have filed and are required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Special Considerations" and "Certain Legal Aspects of the Receivables".

REPRESENTATIONS AND WARRANTIES

  As of the issuance date for a Series (the "Series Issuance Date") specified in the related Prospectus Supplement, the Banks will jointly and severally make representations and warranties to the Trust relating to the Accounts and the Receivables to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the additional cut-off date) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the additional cut-off date), each of the Receivables then existing in the Accounts or in the Additional Accounts is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Banks breach any representation and warranty described in this paragraph and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Banks or receipt of written notice of such breach by the Banks, and such breach has a material adverse effect on the certificateholders' interest of all Series in any Receivable (which determination shall be made without regard to whether funds are then available to any certificateholders of any Series pursuant to any Series Enhancement), such certificateholders' interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Banks on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  An Ineligible Receivable shall be reassigned to the Banks on or before the end of the Due Period in which such reassignment obligation arises by the Banks directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Banks' Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Banks' Interest would cause the Banks' Interest to be a negative number, on the Distribution Date following the Due Period in which such reassignment obligation arises, the Banks will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Banks' Interest would be reduced below zero. In addition, if at the time of the reassignment of any Ineligible Receivable to the Banks the invested amount of any Series is less than the unpaid principal amount of the investor certificates of such Series, on the Distribution Date following the Due Period in which such reassignment obligation arises, the Banks will make a deposit into the Collection Account in immediately available funds in an amount equal to the lesser of (i) the excess of the portion of such Ineligible Receivable which is a Principal Receivable over the amount to be deposited into the Collection Account pursuant to the immediately preceding sentence and (ii) the excess of the aggregate unpaid principal amount of the investor certificates for all Series over the aggregate invested amounts of such Series. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Banks is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to investor certificateholders of any Series (or the Trustee on behalf of such investor certificateholders) or any provider of Series Enhancement.

  Each Bank will also make representations and warranties to the Trust to the effect, among other things, that as of the Series Issuance Date (a) it is a national banking association validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the Series Supplement and each of the Pooling Agreement and the Series Supplement constitutes a valid, binding and enforceable agreement of such Bank and (b) the Pooling Agreement and the Series Supplement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Investor Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in South Dakota and Nevada in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Investor Certificateholders), which is effective as to each Receivable then existing on the Series Issuance Date (or as of the addition date of any Receivable then existing in Additional Accounts) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest or the interests of holders of certificates of any other Series in the Receivables or the availability of the proceeds thereof to the Trust, either the Trustee or the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all Series, by written notice to the Banks and the Servicer (and to the Trustee if given by the holders of the requisite percentage of investor certificates of all Series), may direct the Banks to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Banks will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Due Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if, at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will generally be equal to the aggregate invested amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series at the applicable certificate rates, and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates, through the last day of the calendar month preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all Receivables and such funds will be treated as collections and distributed to investor certificateholders of all Series upon presentation and surrender of their certificates. If the Trustee or the requisite percentage of holders of investor certificates of all Series gives a notice as provided above, the obligation of the Banks to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to investor certificateholders of all Series (or the Trustee on behalf of such investor certificateholders) or any provider of Series Enhancement.

  An "Eligible Account" is defined to mean a credit card account owned by Citibank (South Dakota) which, as of the Trust Cut-Off Date with respect to an Initial Account or as of the additional cut-off date with respect to an Additional Account: (a) is in existence and maintained by Citibank (South Dakota); (b) is payable in United States dollars; (c) in the case of the Initial Accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address; (d) has a cardholder who has not been identified by Citibank (South Dakota) in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an Account with respect to which the related card has been lost or stolen; (f) has not been sold or pledged to any other party; (g) does not have receivables which have been sold or pledged to any other party; and
(h) in the case of the Initial Accounts, is a VISA or MasterCard revolving credit card account.

  An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement which complies in all material respects with all requirements of law;
(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by Citibank (South Dakota) or by the original credit card issuer, if not Citibank (South Dakota), of the related credit card agreement have been duly obtained or given and are in full force and effect; (d) as to which at the time of its transfer to the Trust, the Banks or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests; (e) which has been the subject of either a valid transfer and assignment from the Banks to the Trust of all the Banks' right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy-related exceptions; (g) which at the time of its transfer to the Trust, has not been waived or modified except as permitted under the Pooling Agreement; (h) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy-related defenses; (i) as to which the Banks have satisfied all obligations to be fulfilled at the time it is transferred to the Trust; (j) as to which the Banks have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or investor certificateholders of all Series therein; and (k) which constitutes either an "account" or a "general intangible" under the UCC as then in effect under South Dakota or Nevada state law.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Banks' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

  The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

  Under the Pooling Agreement, the Banks have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an investor certificateholder in the capacity of an investor in the investor certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement as though such agreement created a partnership under the New York Uniform Partnership Act in which the Banks were general partners. The Banks have agreed to pay, indemnify and hold harmless each holder of investor certificates of any Series against and from any such losses, claims, damages or liabilities except to the extent that they arise from any action by such holder. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Banks for any losses, claims, damages and liabilities of the Banks as described in this paragraph arising from the actions or omissions of such successor Servicer.

  Except as provided in the preceding paragraphs, the Pooling Agreement provides that none of the Banks, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of investor certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Banks, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of investor certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such investor certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables.

  Citibank (South Dakota) has covenanted that, except as otherwise required by any requirement of law or as is deemed by Citibank (South Dakota) to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business, it will not take actions which would reduce the Portfolio Yield to less than the sum of (a) the weighted average certificate rate of each class of investor certificates of each Series (provided that, if the certificate rate of a class is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreements or interest rate swap agreements) and (b) the weighted average of the net servicing fee rate allocable to each class of investor certificates of each Series. In addition, Citibank (South Dakota) has agreed that, unless required by law, it will not reduce the Portfolio Yield to less than the highest certificate rate for any outstanding Series or class (provided that, if the certificate rate of a Series or class is a floating rate, such calculation shall be determined after giving effect to the benefit of any related interest rate cap agreements or interest rate swap agreements). Citibank (South Dakota) also will covenant that it may change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned or serviced by Citibank (South Dakota) and not only to the Accounts.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for investor certificateholders of any Series and on behalf of the Trustee.

  Pursuant to the Pooling Agreement, Citibank (South Dakota), as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates that agrees to conduct such duties in accordance with the Pooling Agreement and Citibank (South Dakota)'s credit card guidelines. Citibank (South Dakota) currently contracts and intends to continue to contract with Citibank (Nevada) and Citicorp Credit Services, Inc., indirect wholly owned subsidiaries of Citicorp, to perform certain of its servicing activities. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

SERVICER COVENANTS

  In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the investor certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the investor certificateholders in the Receivable or Account or the rights of any provider of Series Enhancement; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with its guidelines for servicing receivables; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

  Under the terms of the Pooling Agreement in the event (x) any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (d) above with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the certificateholders' interest of all Series in such Receivable (which determination shall be made without regard to whether funds are then available to any certificateholders of any Series pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Trustee, or (y) as provided in clause (e) above with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below. If Citibank (South Dakota) is the Servicer, such reassignment will be made on or before the Distribution Date following the Due Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Banks' Interest, the floating allocation percentage and the principal allocation percentage applicable to any Series. In addition, if the deduction of such Principal Receivable would reduce the Banks' Interest below zero or if the invested amount of any Series is then less than the unpaid principal amount of the investor certificates of such Series, Citibank (South Dakota) as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties". If Citibank (South Dakota) is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the investor certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, Citibank (South Dakota) may transfer its servicing obligations to any other wholly owned subsidiary of Citicorp (which meets certain eligibility standards set forth in the Pooling Agreement) and be relieved of its obligations and duties under the Pooling Agreement.

  Any person into which, in accordance with the Pooling Agreement, Citibank (South Dakota) or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Citibank (South Dakota) or the Servicer is a party, or any person succeeding to the business of Citibank (South Dakota) or the Servicer, will be the successor to Citibank (South Dakota), as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default (as defined below), either the Trustee or investor certificateholders holding investor certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and any provider of Series Enhancement, if given by the investor certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Banks deliver an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Banks a right of first refusal to purchase the Certificateholders' Interest and the certificateholders' interest for all other Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the invested amount of such Series on such Distribution Date plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date at the applicable certificate rate), through the last day of the calendar month preceding such Distribution Date (plus the Enhancement Invested Amount, if any) and (b) the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the investor certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the investor certificates of such Series (and, in either case with respect to the Class A Certificates, certain additional amounts specified in the Series Supplement).

  The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Trust Servicing Fee plus any amounts payable to the Banks or Citibank (South Dakota), as Servicer, pursuant to the terms of any Series Enhancement agreement. The rights and interest of the Banks under the Pooling Agreement and any Supplement in the Banks' Interest will not be affected by any Termination Notice or Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make such payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a five business day grace period;

    (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the investor certificateholders of any Series or class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns or delegates its duties under the Pooling Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any Series or class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten business days or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Banks, any provider of Series Enhancement and the investor certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

  The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Banks) to furnish a report to the effect that such firm has examined certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by the report with such documents and records and that, on the basis of such examination, such firm is of the opinion that such servicing was conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  The Pooling Agreement provides for delivery to the Trustee, the Rating Agency and each provider of Series Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

  The Pooling Agreement and any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by agreement of the Trustee and the Banks without the consent of the investor certificateholders of any Series or the consent of the provider of any Series Enhancement (a) to modify the dates from and to which a Due Period runs provided that such amendment does not cause an Adverse Effect or a Ratings Effect or (b) for any other purpose, provided that (i) the Banks deliver an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interests of any such investor certificateholder and (ii) such amendment will not result in a Ratings Effect.

  The Pooling Agreement and any Supplement may be modified from time to time by agreement of the Trustee, the Banks and the Servicer, without the consent of the investor certificateholders of any Series, to provide for additional Series Enhancement for the benefit of the Class A Certificateholders and/or the Class B Certificateholders; provided that (a) each Bank delivers to the Trustee and each Series Enhancer a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such amendment will not as of the date of such amendment or at a future date cause an Adverse Effect and (b) such amendment will not result in a Ratings Effect.

  The Pooling Agreement and any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Banks, the Servicer and the Trustee with the consent of the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such investor certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each investor certificateholder affected; (b) change the definition or the manner of calculating the interest of any investor certificateholder without the consent of each affected investor certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each investor certificateholder; or
(d) adversely affect the rating of any Series or class by the Rating Agency without the consent of the holders of investor certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of such Series or class. Promptly following the execution of any such amendment (other than an amendment described in the two preceding paragraphs), the Trustee will furnish written notice of the substance of such amendment to each investor certificateholder. Notwithstanding the foregoing, no amendment may be made to the Pooling Agreement or any Supplement which would adversely affect in any material respect the interests of the provider of any Series Enhancement without the consent of the provider of such Series Enhancement.

THE TRUSTEE

  Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Office of Bankers Trust Company is located at Four Albany Street, 10th Floor, New York, New York 10006. The Banks, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Banks, the Servicer and any of their respective affiliates may hold investor certificates of any Series in their own names; however, any investor certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such investor certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Banks will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Banks have sold the Receivables to the Trust. The Banks have represented and warranted that such sale constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Banks in and to the Receivables, except for the interest of the Banks as holder of the Banks' Certificate, and that if such assignment does not constitute a sale of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Banks have also represented and warranted to the Trust in the Pooling Agreement that, in the event the transfer of Receivables by the Banks to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement Generally-- Representations and Warranties".

  The Banks have represented that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been filed under the UCC to protect the Trust in the event the transfer by the Banks is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

  There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a receiver of either of the Banks, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Pooling Agreement, however, the Banks warrant that they have transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Banks covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of either of the Banks.

  Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as receiver or conservator for either of the Banks, would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Banks have granted a security interest in the Receivables to the Trust, and such security interest is validly perfected before an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the investor certificateholders of all outstanding Series. In addition, if the FDIC were to require the Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the investor certificates of all Series and possible reductions in the amount of those payments could occur.

  The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Banks will promptly give notice thereof to the Trustee, and an Early Amortization Event will occur. Under the Pooling Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by each other holder of the Banks' Certificate and the investor certificateholders holding investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or class (and, in the case of certain Series, any credit enhancer with respect thereto), or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of an Insolvency Event, if no Early Amortization Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Series Provisions--Early Amortization Events".

  In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of holders of investor certificates of all Series from appointing a successor Servicer. See "The Pooling Agreement Generally--Servicer Default".

CONSUMER PROTECTION LAWS

  The relationship between the cardholder and credit card issuer is extensively regulated by federal, state and local consumer protection laws. With respect to credit cards issued by Citibank (South Dakota), the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened, at the end of monthly billing cycles, and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Banks with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. See "Special Considerations--Master Trust Considerations-- Certain Legal Aspects" and "--The Ability of Citibank (South Dakota) to Change Terms of the Accounts". All Receivables that were not created in compliance in all material respects with the requirements of such laws, if such noncompliance has a material adverse effect on the interest of investor certificateholders of any Series therein, will be reassigned to the Banks. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement Generally-- Representations and Warranties".

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the investor certificateholders of all Series if such laws result in any Receivables being charged off as uncollectible. See "Series Provisions--Investor Charge-Offs" and "--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges".

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

  Unless a superseding discussion is set forth in the applicable Prospectus Supplement, set forth below is a discussion of the federal income tax consequences to holders of the Investor Certificates. This discussion does not deal with all aspects of federal income taxation that may be relevant to holders of the Investor Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Investor Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

  The discussion assumes that an Investor Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Investor Certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to OID, and that any OID on the Investor Certificate arising from any excess of the principal amount of the Investor Certificate over its issue price is de minimis (i.e., is less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

 Treatment of the Investor Certificates as Indebtedness

  The Banks and Investor Certificateholders will express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Investor Certificates will be indebtedness of the Banks secured by the Receivables. The Banks, by entering into the Pooling Agreement, and each investor, by the acceptance of an Investor Certificate, will agree to treat the Investor Certificates as indebtedness of the Banks for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Banks will treat the Pooling Agreement, for certain nontax accounting purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Banks.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Cravath, Swaine & Moore, special federal tax counsel to the Banks and the Trust ("Tax Counsel"), has concluded that the Banks and any other owners of the Banks' Certificate (through their ownership of the Banks' Certificate) rather than the holders of Investor Certificates (through their ownership of the Investor Certificates) are the owners of the Receivables for federal income tax purposes. As a result, in the opinion of Tax Counsel, the Investor Certificates will properly be characterized for federal income tax purposes as indebtedness.

 Treatment of the Trust

  The Trust could be viewed for federal income tax purposes either as (i) a collateral arrangement for debt issued directly by the Banks and other holders of the Banks' Certificate or (ii) as a separate entity issuing its own debt and owned by the Banks and all other holders of the Banks' Certificate. However, in the opinion of Tax Counsel, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event the Trust would be a partnership, rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, the Trust will not be subject to federal income tax.

  In addition, recently enacted tax legislation permits the Trust to make an election to be a Financial Asset Securitization Investment Trust. Prior to making such election, the Banks will deliver an opinion of counsel acceptable to the Trustee that (1) following such election the Trust will not be an association (or publicly traded partnership) taxable as a corporation, and (2) the election will not have a significant adverse effect on the federal income tax treatment of holders of any then-outstanding investor certificates.

FEDERAL INCOME TAX CONSEQUENCES--UNITED STATES INVESTORS

 Interest Income to Investor Certificateholders

  Assuming the Investor Certificates are debt obligations for federal income tax purposes, it is believed that they should not be considered issued with OID (except as discussed in the following paragraph or the Prospectus Supplement). Under this interpretation, interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Moreover, a holder of an Investor Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Investor Certificate. A purchaser who buys an Investor Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  However, if any interest payable on a Series or Class of Investor Certificates is not paid in full on its scheduled payment date, the Investor Certificates of that Series or Class will thereafter be considered to be issued with OID. Moreover, even before that time, the Investor Certificates of a Series or Class would be considered to have OID unless, at the time of issuance, the likelihood of a late payment or nonpayment of interest on such Series or Class was considered a "remote contingency" under applicable Treasury regulations. The Sellers intend to take the position, based on the exception for remote contingencies, that OID does not arise on a Series or Class of Investor Certificates unless and until a late payment or nonpayment of interest in fact occurs.

  If the Investor Certificates of a Series or Class were considered to have OID (either initially or following a late payment or nonpayment of interest), there would not be a significant effect on holders of Investor

Certificates. However, cash basis holders would in effect be required to report interest income as it accrues rather than when it is paid. Moreover, all holders would be required to accrue any de minimis discount into income over the life of the Investor Certificates rather than when principal is paid.

  The Paying Agent will be required to report annually to the IRS, and to each Investor Certificateholder of record, the amount of interest paid (or OID accrued) on Investor Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Investor Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Investor Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Investor Certificateholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

 Possible Classification of the Investor Certificates as Interests in a Partnership or Association

  Although, as described above, it is the opinion of Tax Counsel that all Investor Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Investor Certificates were not debt obligations for federal income tax purposes, the arrangement among the Banks, any other holders of the Banks' Certificate, the holders of such Investor Certificates and any other holders of other Investor Certificates might be classified as a partnership for federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

  If some or all of the Investor Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including holders of Investor Certificates that are treated as equity interests in the partnership) according to their respective interests therein.

  The income reportable by Investor Certificateholders as partners in such a partnership could differ from the income reportable by Investor Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Investor Certificateholder treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Investor Certificateholder. Moreover, an individual Investor Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, meaning that the holder might be taxed on a greater amount of income than the stated interest on the Investor Certificates. Finally, if any Investor Certificates are treated as equity interests in a partnership in which other Investor Certificates are debt, all or part of a tax-exempt investor's share of income from the Investor Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

  If, alternatively, some or all of the Investor Certificates were treated as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the

Receivables. Moreover, distributions by the entity on such Investor Certificates and the Banks' Certificate would probably not be deductible in computing the entity's taxable income and distributions to such Investor Certificateholders would probably be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Investor Certificateholders, and the holders of Investor Certificates that are treated as equity could also be liable for a share of such a tax.

  Since the Banks will treat the Investor Certificates as indebtedness for federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Investor Certificates.

FEDERAL INCOME TAX CONSEQUENCES--NON-UNITED STATES INVESTORS

  Tax Counsel has given its opinion that the Investor Certificates will properly be classified as debt for federal income tax purposes. If the Investor Certificates are treated as debt:

    (a) interest or OID paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Citicorp, is not a controlled foreign corporation with respect to Citicorp, and does not bear certain relationships to holders of the Banks' Certificate other than the Banks). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Investor Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Investor Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Investor Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Investor Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

    (b) a holder of an Investor Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Investor Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest or OID, the conditions described in clause
  (a) are satisfied; and

    (c) an Investor Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of Citicorp, and does not bear certain relationships to holders of the Banks' Certificate other than the Banks and
  (ii) the holding of such Investor Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

  If the IRS were to contend successfully that some or all of the Investor Certificates are equity interests in a partnership (not taxable as a corporation), a holder of such an Investor Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). If some or all of the Investor Certificates are recharacterized as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Investor Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

STATE AND LOCAL TAX CONSEQUENCES

  This discussion is based upon present provisions of the South Dakota statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the South Dakota Department of Revenue. The activities to be undertaken by Citibank (South Dakota) in servicing and collecting the Receivables will take place in South Dakota. The State of South Dakota has no state individual income tax and no state general corporate income tax. However, South Dakota does have a financial institution franchise tax which is based upon the net income of financial institutions doing business in the State of South Dakota. Financial institutions are defined under South Dakota law to include persons or entities in the business of buying loans, notes or other evidences of debt.

  If the Investor Certificates are treated as debt of the Banks for federal income tax purposes, in the opinion of Davenport, Evans, Hurwitz & Smith, L.L.P., South Dakota tax counsel to the Banks and the Trust ("South Dakota Tax Counsel"), this treatment will also apply for South Dakota tax purposes, and the Trust, as an entity, will not be subject to taxation in South Dakota as a financial institution. Moreover, pursuant to this treatment, Investor Certificateholders not otherwise subject to South Dakota Tax would not become subject to such tax solely because of their ownership of Investor Certificates. Investor Certificateholders already subject to taxation in South Dakota as financial institutions, however, could be required to pay tax on the income generated from ownership of Investor Certificates.

  In the alternative, if the Trust is treated for federal income tax purposes either (i) as a partnership (not taxable as a corporation) between the Banks and any other owners of the Banks' Certificate (of which all of the Investor Certificateholders are treated as creditors), or (ii) as a partnership (not taxable as a corporation) among the Banks, any other owners of the Banks' Certificate and some or all of the Investor Certificateholders (in which other Investor Certificateholders are treated as creditors), in the opinion of South Dakota Tax Counsel, the same treatment should also apply for South Dakota tax purposes. In such case, South Dakota would likely view the partnership as doing business in South Dakota. As a result, the entity would likely be subject to the South Dakota financial institution franchise tax. Such taxes could result in reduced distributions to Investor Certificateholders. However, classification of the Trust as a partnership or of some or all of the Investor Certificates as equity interests in a partnership would not cause an Investor Certificateholder not otherwise subject to taxation in South Dakota as a financial institution to become subject to South Dakota taxes as a result of its mere ownership of Investor Certificates.

  If the Trust were instead treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity would likely be subject to the South Dakota financial institution franchise tax. Such taxes could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder not otherwise subject to tax in South Dakota would not become subject to South Dakota taxes as a result of its mere ownership of such an interest.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Investor Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Investor Certificateholders are urged to consult their own tax advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if an Investor Certificate were viewed as debt of either of the Banks and such Bank were a disqualified person or a party in interest with respect to a plan that acquired the Investor Certificate.

  Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute assets of any plan that owned Investor Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in "an equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans (or other entities whose assets include plan assets) purchase Investor Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that an Investor Certificate is an equity interest, the Final Regulation contains an exception that provides that if a Benefit Plan (or an entity whose assets include plan assets) acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  The Class A Certificates of each Series and the Class B Certificates of each Series must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Investor Certificates offered hereby, and the Investor Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the Investor Certificates offered hereby, the Banks will notify the Trustee as to whether or not the Class A Certificates of any Series will be expected to be held by at least 100 separately named persons at the conclusion of the offering and whether or not the Class B Certificates of any Series (if the Class B Certificates are being offered by this Prospectus and an accompanying Prospectus Supplement) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The Banks will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to either the Class A Certificates or the Class B Certificates of such Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

  If the Class A Certificates or the Class B Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include plan assets, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan holding Investor Certificates is a cardholder of one of the Accounts, under a DOL interpretation the purchase of such Investor Certificates by such plan could constitute a prohibited transaction. There are a number of class exemptions issued by the DOL that could apply in such event. However, there is no assurance that any such exemption will apply to all transactions involving the Trust Assets.

  Moreover, as discussed above, while Tax Counsel has given its opinion that the Investor Certificates will properly be treated as debt for federal income tax purposes, if any Investor Certificates are treated as equity interests in a partnership in which other Investor Certificates are debt, all or part of a tax-exempt investor's share of income from the Investor Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

  In light of the foregoing, fiduciaries of Benefit Plans (or other entities whose assets include plan assets) considering the purchase of Investor Certificates should consult their own counsel as to whether the acquisition of such Investor Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Investor Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.

  In addition, based on the reasoning of the United States Supreme Court's recent decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86, under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of Investor Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the recent enactment of section 401(C) of ERISA.

  Unless otherwise provided in the applicable Prospectus Supplement, if the Banks do not notify the Trustee, as described above, that the Class A Certificates (or the Class B Certificates, as the case may be) of any particular Series will be expected to be held by at least 100 persons, the Class A Certificates (or the Class B Certificates, as the case may be) of such Series may not be acquired by any Benefit Plan or by any entity investing assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the Series Supplement and each such Investor Certificate will provide that each holder of such Investor Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing such Investor Certificate on behalf of a Benefit Plan or with assets that are treated as assets of a Benefit Plan.

                              PLAN OF DISTRIBUTION

  The Banks may sell Investor Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Investor Certificates, including, without limitation, the names of any underwriters, the purchase price of such Investor Certificates and the proceeds to the Banks from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Investor Certificates, such Investor Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Investor Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Investor Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Investor Certificates if any of such Investor Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Investor Certificates may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Banks. Any remarketing firm will be identified and the terms of its agreement, if any, with the Banks and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Investor Certificates remarketed thereby.

  Investor Certificates may also be sold directly by the Banks or through agents designated by the Banks from time to time. Any agent involved in the offer or sale of Investor Certificates will be named, and any commissions payable by the Banks to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, dealers or agents participating in the distribution of Investor Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Investor Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Banks to indemnification by the Banks against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Banks or their affiliates in the ordinary course of business.

  Affiliates of the Banks may act as agents or underwriters in connection with the sale of the Investor Certificates. Any affiliate of the Banks so acting will be named, and its affiliation with the Banks described, in the related Prospectus Supplement. Also, affiliates of the Banks may act as principals or agents in connection with market-making transactions relating to the Investor Certificates. This Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Investor Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Banks and the Trust by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., and for any agents or underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain federal income tax and ERISA matters will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and certain South Dakota tax matters will be passed upon for the Banks and the Trust by Davenport, Evans, Hurwitz & Smith, L.L.P., Sioux Falls, South Dakota.

                                    GLOSSARY

TERM                                PAGE
----                                ----
Accounts..........................    4
Accumulation Period...............    9
Additional Accounts...............   23
Adjustment Payment................   46
Adverse Effect....................   16
Available Cash Collateral Amount..   49
Available Enhancement Amount......   47
Available Investor Principal
 Collections......................   43
Available L/C Amount..............   50
Available Shared Enhancement
 Amount...........................   47
Banks.............................    1
Banks' Certificate................    6
Banks' Interest...................    5
Benefit Plans.....................   75
Cash Collateral Account...........   47
Cash Collateral Depositor.........   49
Cede..............................    2
Cedel.............................   57
Cedel Participants................   57
Certificateholders' Interest......    5
Citibank..........................   56
Citibank (Nevada).................    3
Citibank (South Dakota)...........    3
Class A Certificate Rate..........   29
Class A Certificateholders........    2
Class A Certificates..............    1
Class A Controlled Amortization
 Amount...........................   43
Class A Controlled Distribution
 Amount...........................   43
Class A Covered Amount............   44
Class A Deficit Controlled Amorti-
 zation Amount....................   44
Class A Excess Investment Pro-
 ceeds............................   44
Class A Funding Account Payment...   39
Class A Funding Account Receipt...   39
Class A Funding Account Shortfall.   45
Class A Funding Accounts..........   45
Class A Interest..................    5
Class A Interest Funding Account..   29
Class A Invested Amount...........   33
Class A Investment Fee............   40
Class A Investment Proceeds.......   44
Class A Investor Charge-Off.......   46
Class A Investor Default Amount...   40
Class A Monthly Interest..........   40
Class A Monthly Principal.........   44
Class A Monthly Servicing Fee.....   53
Class A Net Cap Receipt...........   40

TERM                                PAGE
----                                ----
Class A Net Swap Payment..........   40
Class A Net Swap Receipt..........   40
Class A Principal Funding Account.    9
Class A Principal Funding Account
 Balance..........................   44
Class B Certificate Rate..........   29
Class B Certificateholders........    2
Class B Certificates..............    1
Class B Interest..................    5
Class B Interest Funding Account..   29
Class B Invested Amount...........   33
Class B Investor Charge-Off.......   47
Class B Investor Default Amount...   40
Class B Monthly Interest..........   40
Class B Monthly Principal.........   44
Class B Monthly Servicing Fee.....   53
Class B Net Swap Payment..........   40
Class B Principal Commencement
 Date.............................   44
Code..............................   70
Collection Account................   26
Commission........................    2
Controlled Distribution Amount....    9
Cooperative.......................   57
Credit Enhancement................   47
Credit Enhancement Agreement......   41
Defaulted Receivables.............   45
Definitive Certificates...........   58
Depositaries......................   56
Depository........................   29
Determination Date................   11
Disclosure Document...............    6
Distribution Date.................   11
DOL...............................   75
DTC...............................    2
Due Period........................   11
Early Amortization Event..........   50
Early Amortization Period.........   10
Economic Early Amortization Event.   48
Eligible Account..................   61
Eligible Deposit Account..........   26
Eligible Institution..............   27
Eligible Investments..............   27
Eligible Receivable...............   62
Enhancement Invested Amount.......   33
ERISA.............................   74
Euroclear.........................   57
Euroclear Operator................   57
Euroclear Participants............   57
Euroclear System..................   57

Excess Finance Charge Collections...........................................  40
Excess Principal Collections................................................  38
Exchange Act................................................................   2
Expected Final Payment Date.................................................  13
FDIA........................................................................  68
FDIC........................................................................   6
Final Regulation............................................................  75
Finance Charge Receivables..................................................   4
FIRREA......................................................................  68
Floating Allocation Percentage..............................................  33
Gross Amount................................................................  34
Group.......................................................................   7
Group One...................................................................   7
Group One Investor Additional Amounts.......................................  34
Group One Investor Default Amount...........................................  35
Group One Investor Finance Charges..........................................  35
Group One Investor Monthly Fees.............................................  35
Group One Investor Monthly Interest.........................................  35
Holders.....................................................................  59
Income Tax Withholding......................................................  12
Indirect Participants.......................................................  56
Ineligible Receivables......................................................  60
Initial Accounts............................................................   4
Initial Cash Collateral Amount..............................................  49
Initial Class B Collateral Amount...........................................  49
Initial Class B Enhancement Amount..........................................  47
Initial Class B L/C Amount..................................................  50
Initial Shared Collateral Amount............................................  49
Initial Shared Enhancement Amount...........................................  47
Initial Shared L/C Amount...................................................  50
Insolvency Event............................................................  18
Interchange.................................................................   5
Interest....................................................................   8
Interest Calculation Date...................................................  40
Interest Funding Account....................................................   8
Interest Payment Date.......................................................  40
Interest Period.............................................................  40
Invested Amount.............................................................  33
Investment Company Act......................................................  23
Investor Certificateholders.................................................   2
Investor Certificates.......................................................   1
Investor Finance Charges....................................................  32
Investor Principal Collections..............................................  32
IRA.........................................................................  75
IRS.........................................................................  70
Issuer......................................................................   3
L/C.........................................................................  47
L/C Funding Account.........................................................  50
L/C Issuer..................................................................  50
L/C Issuer Downgrade........................................................  50
Lump Sum Addition...........................................................  22
MasterCard International....................................................   5

Monthly Credit Enhancement Fee..............................................  41
Monthly Report..............................................................  54
Moody's.....................................................................  27
Morgan......................................................................  56
Net Servicing Fee Rate......................................................  53
New Accounts................................................................  22
New Issuance................................................................  24
OID.........................................................................  12
OID regulations.............................................................  70
Participants................................................................  56
Participations..............................................................  22
Paying Agent................................................................  45
Payment Date................................................................  40
Pooling Agreement...........................................................  28
Portfolio...................................................................  17
Portfolio Yield.............................................................  20
Principal...................................................................   8
Principal Allocation Percentage.............................................  34
Principal Receivables.......................................................   4
Principal Shortfalls........................................................  38
Principal Terms.............................................................  25
Prospectus Supplement.......................................................   1
Rating Agency...............................................................  15
Ratings Effect..............................................................  16
Reallocated Investor Finance Charges........................................  34
Receivables.................................................................   1
Record Date.................................................................  53
Removal Date................................................................  24
Removed Accounts............................................................   4
Required Amount.............................................................  42
Required Minimum Principal Balance..........................................  13
Required Surplus Finance Charge Amount......................................  13
Revolving Period............................................................   8
Securities Act..............................................................   2
Seller Servicing Fee........................................................  53
Series......................................................................   1
Series Adjusted Invested Amount.............................................  28
Series Allocable Defaulted Receivables......................................  28
Series Allocable Finance Charge Collections.................................  28
Series Allocable Miscellaneous Payments.....................................  28
Series Allocable Principal Collections......................................  28
Series Allocation Percentage................................................  28
Series Cut-Off Date.........................................................   9
Series Enhancement..........................................................   3
Series Issuance Date........................................................  25
Series Servicing Fee........................................................  53
Series Supplement...........................................................  28
Series Termination Date.....................................................  25
Service Transfer............................................................  65
Servicer....................................................................  11
Servicer Default............................................................  65
Servicer Interchange........................................................  53

Servicer Interchange Rate...................................................  53
South Dakota Tax Counsel....................................................  74
Special Payment Date........................................................  40
Standard & Poor's...........................................................  27
Stated L/C Amount...........................................................  49
Subordinated Principal Collections..........................................  42
Supplement..................................................................   6
Supplemental Certificate....................................................  59
Surplus Finance Charge Collections..........................................  14
Tax Counsel.................................................................  71
Tax Status..................................................................  12
Termination Notice..........................................................  65

Terms and Conditions........................................................  58
Transfer Deposit Amount.....................................................  61
Trust.......................................................................   1
Trust Adjusted Invested Amount..............................................  28
Trust Assets................................................................   3
Trust Cut-Off Date..........................................................   4
Trust Servicing Fee.........................................................  52
Trust Termination Date......................................................  59
Trustee.....................................................................   3
UCC.........................................................................  17
Unallocated Principal Collections...........................................  38
VISA........................................................................   5

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Class A Certificates and Class B Certificates (if the Class B Certificates are being offered by this Prospectus and an accompanying Prospectus Supplement) (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of Cedel and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by Standard Credit Card Trusts established by the Banks. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by Standard Credit Card Trusts established by the Banks in same-day funds.

  Trading between Cedel and/or Euroclear participants. Secondary market trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A holder of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. persons (Form W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

  Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No dealer, salesman or any other person has been authorized to give any in-formation or to make any representations not contained or incorporated by ref-erence in this Prospectus Supplement or the accompanying Prospectus in connec-tion with the offer made by this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus Supplement nor the ac-companying Prospectus nor any sale made hereunder and thereunder shall under any circumstances create any implication that there has been no change in the affairs of Citibank (South Dakota), N.A. or Citibank (Nevada), National Asso-ciation or in the Receivables or the Accounts since the date hereof. This Pro-spectus Supplement and the accompanying Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                 ------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Summary of Series Terms...................................................  S-3
The Credit Card Business of Citibank
 (South Dakota)...........................................................  S-9
The Accounts.............................................................. S-12
The Banks................................................................. S-19
Supplemental Series Provisions............................................ S-19
Underwriting.............................................................. S-22
Legal Matters............................................................. S-24
Glossary Supplement....................................................... S-25
Annex I: Prior Issuances of Investor Certificates.........................  I-1
                                  PROSPECTUS
Available Information.....................................................    2
Reports to Certificateholders.............................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    3
Special Considerations....................................................   13
The Banks.................................................................   21
Use of Proceeds...........................................................   21
The Trust.................................................................   21
Master Trust Provisions...................................................   22
Series Provisions.........................................................   28
The Pooling Agreement Generally...........................................   55
Certain Legal Aspects of the Receivables..................................   68
Tax Matters...............................................................   70
ERISA Considerations......................................................   74
Plan of Distribution......................................................   76
Legal Matters.............................................................   77
Glossary..................................................................   78
Annex I: Global Clearance, Settlement and Tax Documentation Procedures....  I-1


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      CITIBANK CREDIT CARD MASTER TRUST I

                                 $750,000,000
     5.750% CLASS A CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1998-1

                                  $48,000,000
                          5.875% CLASS B CREDIT CARD
                          PARTICIPATION CERTIFICATES,
                                 SERIES 1998-1

                         CITIBANK (SOUTH DAKOTA), N.A.
                              SELLER AND SERVICER

                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                                    SELLER



                             PROSPECTUS SUPPLEMENT


                   Underwriters of the Class A Certificates
                                   CITIBANK
                          CREDIT SUISSE FIRST BOSTON
                             GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.

                   Underwriters of the Class B Certificates
                                LEHMAN BROTHERS
                                   CITIBANK

                             DATED JANUARY 9, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------